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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HealthEquity, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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HEALTHEQUITY, INC.
15 W. Scenic Pointe Dr., Ste. 100
Draper, UT 84020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. Eastern Time on Thursday, June 21, 2018

Dear Stockholder:

        You are cordially invited to attend the 2018 annual meeting of stockholders (the "Annual Meeting") of HealthEquity, Inc., a Delaware corporation ("we," "us," "HealthEquity" or the "Company"). The Annual Meeting will be held on Thursday, June 21, 2018, at 10:00 a.m. Eastern Time, at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York, for the following purposes, as more fully described in the accompanying proxy statement:

          1.     To elect 10 directors to serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified;

          2.     To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2019;

          3.     To approve, on a non-binding, advisory basis, the fiscal 2018 compensation of the Company's named executive officers, as described in the accompanying proxy statement;

          4.     To approve the proposed amendment to our by-laws to adopt a majority voting standard for uncontested director elections;

          5.     To approve the proposed amendments to our certificate of incorporation and by-laws to eliminate the supermajority voting requirements therein;

          6.     To approve the proposed amendments to our certificate of incorporation and by-laws to permit, in certain circumstances, a special meeting of stockholders to be called by stockholders holding 25% or more of our common stock; and

          7.     To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        Our board of directors has fixed the close of business on May 2, 2018, as the record date for the Annual Meeting. Only stockholders of record on May 2, 2018, are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

        On or about May 11, 2018, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy statement and our annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the Internet address listed on the Notice.

        YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions.

        Thank you for your continued support of HealthEquity.

By order of the Board of Directors,

Robert W. Selander Chairman of the Board of Directors

Draper, Utah
May 11, 2018

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	9
Nominees for Director	9
Director Independence	12
Board Leadership Structure	12
Board Meetings and Committees	13
Compensation Committee Interlocks and Insider Participation	15
Considerations in Evaluating Director Nominees	15
Stockholder Recommendations for Nominations to the Board of Directors	16
Policies and Procedures for Communications to Independent Directors	17
Stockholder Engagement	17
Corporate Governance Guidelines and Code of Business Conduct and Ethics	17
Risk Management	18
Related Person Transactions Policy	18
Whistleblower Policy	18
PROPOSAL NO. 1 ELECTION OF DIRECTORS	19
Nominees	19
Vote Required	19
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	19
Fees Paid to the Independent Registered Public Accounting Firm	20
Auditor Independence	20
Audit and Risk Committee Policy on Pre-Approval of Audit and Permitted Non-Audit and Tax Services of Independent Registered Public Accounting Firm	20
Vote Required	21
PROPOSAL NO. 3 ADVISORY VOTE ON COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS	21
Vote Required	22
PROPOSAL NO. 4 AMENDMENT OF THE BY-LAWS TO ADOPT A MAJORITY VOTING STANDARD FOR UNCONTESTED DIRECTOR ELECTIONS	22
Vote Required	24
PROPOSAL NO. 5 AMENDMENT OF THE CHARTER AND BY-LAWS TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS	24
Vote Required	25
PROPOSAL NO. 6 AMENDMENT OF THE CHARTER AND BYLAWS TO PERMIT A SPECIAL MEETING OF STOCKHOLDERS TO BE CALLED BY 25% OR MORE OF OUR STOCKHOLDERS IN CERTAIN CIRCUMSTANCES	25
Vote Required	26
AUDIT AND RISK COMMITTEE REPORT	27
EXECUTIVE OFFICERS	28
COMPENSATION COMMITTEE REPORT	30
COMPENSATION DISCUSSION AND ANALYSIS	31
Executive Summary	31
Executive Compensation Philosophy and Program Design	34
Governance of Executive Compensation Program	34
Individual Compensation Elements	38
Other Compensation Policies and Practices	48
Tax and Accounting Considerations	49
EXECUTIVE COMPENSATION	50

i

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HEALTHEQUITY, INC.

PROXY STATEMENT
FOR 2018 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. Eastern Time on Thursday, June 21, 2018

        This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at our 2018 annual meeting of stockholders (the "Annual Meeting"), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on Thursday, June 21, 2018, at 10:00 a.m. Eastern Time, at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York. The Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access this proxy statement and our annual report is first being mailed on or about May 11, 2018, to all stockholders entitled to receive notice of and to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

        The information provided in the "question and answer" format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read this entire proxy statement carefully before voting your shares.

What matters am I voting on?

        You will be voting on:

  •
  the election of 10 directors to hold office until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified;

  •
  a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2019;

  •
  a proposal to approve, on a non-binding, advisory basis, the fiscal 2018 compensation of our named executive officers, as described in this proxy statement;

  •
  a proposal to approve an amendment to our by-laws to adopt a majority voting standard for uncontested director elections;

  •
  a proposal to approve amendments to our certificate of incorporation and by-laws to eliminate the supermajority voting requirements therein;

  •
  a proposal to approve amendments to our certificate of incorporation and by-laws to permit, in certain circumstances, a special meeting of stockholders to be called by stockholders holding 25% or more of our common stock; and

  •
  any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

How does our board of directors recommend that I vote?

        Our board of directors recommends that you vote:

  •
  FOR the election of each of the 10 directors nominated by our board of directors and named in this proxy statement as directors to serve for a one-year term;

  •
  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2019;

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  FOR the approval, on a non-binding, advisory basis, of the fiscal 2018 compensation of our named executive officers as disclosed in this proxy statement;

  •
  FOR the approval of the amendment to our by-laws to adopt a majority voting standard for uncontested director elections;

  •
  FOR the approval of the amendments to our certificate of incorporation and by-laws to eliminate the supermajority voting requirements therein; and

  •
  FOR the approval of the amendments to our certificate of incorporation and by-laws to permit, in certain circumstances, a special meeting of stockholders to be called by stockholders holding 25% or more of our common stock.

Will there be any other items of business on the agenda?

        If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and at the date of this proxy statement we are not aware of any matters that may be properly presented by others for consideration at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

        Holders of our common stock at the close of business on May 2, 2018, the record date for the Annual Meeting (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were [                        ] shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Is there a list of stockholders entitled to vote at the Annual Meeting?

        The names of stockholders of record entitled to vote at the Annual Meeting will be available (i) at the Annual Meeting and (ii) for 10 days prior to the Annual Meeting for any purpose germane to the Annual Meeting. During the 10 days preceding the Annual Meeting, the names of the stockholders of record entitled to vote may be accessed between the hours of 9:00 a.m. and 4:45 p.m. Mountain Time, at our principal executive offices at 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020. Please contact our Corporate Secretary prior to your visit.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Stockholder of Record: Shares Registered in Your Name.    If, at the close of business on the Record Date, your shares were registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

        Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.    If, at the close of business on the Record Date, your shares were held not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in "street name." As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see "What if I do not specify how my shares are to be voted?" for additional information.

Do I have to do anything in advance if I plan to attend the Annual Meeting in person?

        Stockholder of Record: Shares Registered in Your Name.    If you were a stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to attend and/or vote your shares in person at the Annual Meeting, but you will need to present government-issued photo identification to enter the Annual Meeting.

        Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.    If you were a beneficial owner whose shares were registered in the name of a broker, bank or other nominee at the close of business on the Record Date, you may not vote your shares in person at the Annual Meeting unless you obtain a "legal proxy" from such broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy. To enter the Annual Meeting, you will need to provide proof of beneficial ownership as of the Record Date, such as the notice or voting instructions you received from your broker, bank or other nominee or a brokerage statement reflecting your ownership of shares as of the Record Date, and present government-issued photo identification.

        Please note that no cameras, recording equipment, large bags, briefcases or packages will be permitted in the Annual Meeting.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

        In accordance with the rules of the Securities and Exchange Commission, or the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of delivery of proxy materials in printed form. However, if you received a Notice of Internet Availability of Proxy Materials and wish to receive proxy materials in printed or electronic form, you may so request by contacting the American Stock Transfer & Trust Company by phone at 1-888-776-9962 (1-718-921-8562 (for international callers)), by e-mail to info@astfinancial.com or by visiting the American Stock Transfer & Trust Company's website at https://us.astfinancial.com/proxyservices/requestmaterials.asp. A separate copy will be promptly provided following receipt of your request.

What does it mean if I receive more than one Notice?

        If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

How do I vote and what are the voting deadlines?

        Stockholder of Record: Shares Registered in Your Name.    If you are a stockholder of record, you can vote in one of the following ways:

  •
  You may vote via the Internet or by telephone.  To vote via the Internet or by telephone, follow the instructions provided in the Notice. If you vote via the Internet or by telephone, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 20, 2018. Alternatively, you may request a printed proxy card by telephone at

    1-888-776-9962 (or 1-718-921-8562 for international callers), over the Internet at https://us.astfinancial.com/proxyservices/requestmaterials.asp, or by e-mail at info@astfinancial.com, and then follow the instructions under the heading "You may vote by mail" immediately below.

  •
  You may vote by mail.  If you have received printed proxy materials by mail and would like to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it to the tabulation agent in the enclosed postage-paid envelope so that it is received no later than 11:59 p.m. Eastern Time on June 20, 2018. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors.

  •
  You may vote in person.  If you plan to attend the Annual Meeting, you may vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions by mail, telephone or the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

        Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.    If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Is my vote confidential?

        Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within HealthEquity or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote or to facilitate a successful proxy solicitation.

What happens if I decide to attend the Annual Meeting, but I have already voted or submitted a proxy covering my shares?

        You may still attend the Annual Meeting. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.

Can I change my vote or revoke my proxy?

        Stockholder of Record: Shares Registered in Your Name.    If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

  •
  entering a new vote by Internet or telephone;

  •
  signing and returning a new proxy card with a later date;

  •
  delivering a written revocation to our Corporate Secretary at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020, by 11:59 p.m. Eastern Time on June 20, 2018; or

  •
  attending the Annual Meeting and voting in person.

        Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.    If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

        Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

        Stockholder of Record: Shares Registered in Your Name.    If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

  •
  FOR the election of each of the 10 directors nominated by our board of directors and named in this proxy statement as directors to serve for a one-year term (Proposal No. 1);

  •
  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2019 (Proposal No. 2);

  •
  FOR the approval, on an advisory basis, of the fiscal 2018 compensation of our named executive officers as disclosed in this proxy statement (Proposal No. 3);

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  FOR the approval of the amendment to our by-laws to adopt a majority voting standard for uncontested director elections (Proposal No. 4);

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  FOR the approval of the amendments to our certificate of incorporation and by-laws to eliminate the supermajority voting requirements therein (Proposal No. 5);

  •
  FOR the approval of the amendments to our certificate of incorporation and by-laws to permit, in certain circumstances, a special meeting of stockholders to be called by stockholders holding 25% or more of our common stock (Proposal No. 6); and

  •
  In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

        Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.    If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors), Proposal No. 3 (advisory vote on compensation paid to our named executive officers), Proposal No. 4 (adoption of majority voting standard for uncontested director elections), Proposal No. 5 (elimination of supermajority voting requirements), and Proposal No. 6 (permission to call a special meeting of stockholders) are non-routine matters, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may, in its discretion, vote your shares with respect to Proposal No. 2 (ratification of appointment of independent registered public accounting firm) but may not vote your shares with respect to the other proposals. For additional information regarding broker non-votes, see "What are the effects of abstentions and broker non-votes?" below.

What is a quorum?

        A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our by-laws and Delaware law. The presence, in person or by proxy, of the holders of record of a majority of the shares of common stock issued and outstanding and entitled to vote thereat constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of [                        ] shares of common stock issued and outstanding, which means that [                        ] shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. If there is no quorum, the chairman of the meeting or, if the chairman of the meeting so elects, the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, if any, date or time.

What are the effects of abstentions and broker non-votes and how many votes are needed for approval of each proposal?

        An abstention represents a stockholder's affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers' shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting.

        A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

        The following table describes the vote required to adopt each proposal at the Annual Meeting, and the manner in which votes will be counted:

Proposal	Discussion Beginning on Page	Vote Required to Adopt Proposal	Board Recommendation	Broker Discretionary Voting Allowed?	Effect of Abstentions	Effect of Broker Non-Votes
1. Election of 10 directors	19	A plurality of the votes cast by the holders of shares of the Company's common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon	FOR	No	No effect	No effect
2. Ratification of appointment of independent registered public accounting firm	19	The vote of the holders of a majority of the shares of the Company's common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon	FOR	Yes	Same effect as a vote against	N/A (brokers have discretion to vote)
3. Non-binding advisory vote on compensation paid to our named executive officers	21	The vote of the holders of a majority of the shares of the Company's common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon	FOR	No	Same effect as a vote against	No effect
4. By-laws amendment adopting a majority voting standard for uncontested director elections	22	The vote of 66 2/3% of the voting power of all outstanding shares of the Company's stock	FOR	No	Same effect as a vote against	Same effect as a vote against
5. Certificate of incorporation and by-laws amendments to eliminate the supermajority voting requirements	24	The vote of 66 2/3% of the voting power of all outstanding shares of the Company's stock	FOR	No	Same effect as a vote against	Same effect as a vote against
6. Certificate of incorporation and by-laws amendments to permit stockholders to call a special meeting	25	The vote of 66 2/3% of the voting power of all outstanding shares of the Company's stock	FOR	No	Same effect as a vote against	Same effect as a vote against

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

        Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

        If you choose to access the proxy materials and/or vote via the Internet, you are responsible for any Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur.

Will members of the board of directors attend the Annual Meeting?

        We strongly encourage, but do not require, our board members to attend the Annual Meeting. Those who do attend will be available to answer appropriate questions from stockholders.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

How can I submit a recommendation of a director candidate for the 2019 annual meeting of stockholders?

        Stockholders who wish to submit a recommendation of a director candidate for consideration by the nominating and corporate governance committee for election at our 2019 annual meeting of stockholders may do so by submitting in writing such candidates' names, in compliance with the procedures and along with the other information required by the nominating and corporate governance committee's Policies and Procedures for Director Candidates, to the Corporate Secretary at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020.

How can I submit a stockholder proposal for consideration at the 2019 annual meeting of stockholders?

        Stockholders who, in accordance with the SEC's Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2019 annual meeting of stockholders must submit their proposals by contacting the Corporate Secretary at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020; (801) 727-1000. Proposals must be received on or before January 10, 2019. In addition, all stockholder proposals requested to be included in the Company's proxy statement and proxy card must also comply with the requirements set forth in the federal securities laws, including Rule 14a-8, in order to be included in the Company's proxy statement and proxy card for the 2019 annual meeting of stockholders.

        In addition, the Company's by-laws establish an advance notice procedure with regard to certain matters, including nominations of persons for election as directors, to be brought before an annual meeting of stockholders. In accordance with our by-laws, for a matter not included in our proxy materials to be properly brought before the 2019 annual meeting of stockholders, a stockholder's notice of the matter that the stockholder wishes to present must be delivered to the Corporate Secretary, at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020, not less than 90 nor more than 120 days prior to the first anniversary of the Annual Meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to the SEC's Rule 14a-8) must be received no earlier than February 21, 2019, and no later than March 23, 2019. If the date of the 2019 annual meeting of stockholders is more than 30 days earlier or later than the anniversary date of the Annual Meeting, notice must be received not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Copies of the Company's by-laws may be obtained free of charge by contacting the Corporate Secretary at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020; (801) 727-1000.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

        Our business affairs are managed under the direction of our board of directors, which is currently composed of 10 members serving one-year terms. At the Annual Meeting, 10 directors are to be elected, each to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified.

        The following table sets forth the names, ages as of May 11, 2018, and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting):

Name	Age	Audit and Risk Committee Member		Compensation Committee Member		Nominating and Corporate Governance Committee Member
Robert W. Selander, Chairman	67					X
Jon Kessler	50
Stephen D. Neeleman, M.D.	50
Frank A. Corvino	69	X		X
Adrian T. Dillon	64	X		X
Evelyn Dilsaver	63	X	*
Debra McCowan	46			X
Frank T. Medici	54			X	*	X
Ian Sacks	47	X				X	*
Gayle Wellborn	57	X

*
Chair

Nominees for Director

        Robert W. Selander has served as chairman and a member of our board of directors since September 2015. Mr. Selander began his career at Citibank in 1974 where, during his 20 year tenure, he held numerous leadership positions, including managing parts of Citibank's Consumer Financial Services business in the United States, Brazil, Puerto Rico and the United Kingdom. In 1994, Mr. Selander joined MasterCard International, where he served as the President of MasterCard's Europe, Middle East, Africa and Canada regions until his appointment in 1997 as President and Chief Executive Officer. In addition, Mr. Selander served as President and Chief Executive Officer of MasterCard Incorporated (NYSE: MA) from 1997 until 2010. Mr. Selander served as a director of the Hartford Financial Services Group, Inc. (NYSE: HIG) from 1998 to 2008, MasterCard Incorporated from 2002 until 2010, and MasterCard International from 1997 until 2010. Mr. Selander also served on the Board of Trustees of the Fidelity Equity and High Income Funds from 2011 until 2017, and currently serves as a director of The Western Union Company (NYSE: WU) and Equifax Inc. (NYSE: EFX). Mr. Selander holds a B.S. in Industrial Engineering from Cornell University and an M.B.A. from Harvard University. The board of directors believes that Mr. Selander's extensive business experience and his background as a president and chief executive officer of a publicly traded company qualify him to serve on our board of directors.

        Jon Kessler has served as our President and Chief Executive Officer since February 2014 and as a director since March 2009. From March 2009 through January 2014, he served as our Executive Chairman. Prior to joining HealthEquity, Mr. Kessler founded WageWorks, Inc. (NYSE: WAGE), a provider of tax-advantaged programs for consumer-centric health, commuter and other employee spending account benefits, serving as Chief Executive Officer of that company from 2000 to 2004, Executive Chairman in 2005, and Chief Executive Officer from 2006 to 2007. Prior to founding WageWorks, Inc., Mr. Kessler was a benefits taxation specialist at Arthur Andersen, LLP and, prior to that, he was a senior economist in Washington, D.C., specializing in employee benefits and environmental taxation during the Clinton and Bush (Sr.) administrations. Mr. Kessler also currently serves as a trustee of the Employee Benefits Research Institute and a director of the International Baccalaureate Organization, both nonprofit organizations. Mr. Kessler holds a B.A. from George Washington University in International Affairs and an M.P.P. from Harvard University's John F. Kennedy School of Government. The board of directors believes that Mr. Kessler's experience in the tax-advantaged consumer-benefits industry, his background as a chief executive officer, and his training as a tax specialist qualify him to serve on our board of directors.

        Stephen D. Neeleman, M.D.    founded HealthEquity in 2002 and has served as our Vice Chairman since February 2014, having previously served as our President and Chief Executive Officer from November 2002 through January 2014 and as a director since November 2002. Dr. Neeleman is a board certified general surgeon and practiced for Intermountain Healthcare's American Fork Hospital in American Fork, Utah, from November 2009 to December 2014. Dr. Neeleman is the co-author of The Complete HSA Guidebook—How to Make Health Savings Accounts Work for You and a contributor to Dr. Clayton M. Christensen's The Innovator's Prescription—A Disruptive Solution for Health Care. While on the faculty of the University of Arizona Department of Surgery, Dr. Neeleman was involved with the initial passage of the legislation authorizing HSAs. Prior to attending medical school, Dr. Neeleman worked as a senior manager for Morris Air (later acquired by Southwest Airlines). He serves on the America's Health Insurance Plans' HSA Leadership Council. Dr. Neeleman holds a B.A. from Utah State University and an M.D. from the University of Utah, and completed his surgical residency at the University of Arizona. The board of directors believes that Dr. Neeleman's experience in the healthcare industry as a medical doctor, his expertise in the history, development and administration of HSAs, and his extensive knowledge of our company as its founder qualify him to serve on our board of directors.

        Frank A. Corvino has served as a member of our board of directors since July 2014. Mr. Corvino has served as Chairman of the Greenwich Hospital Foundation in Greenwich, Connecticut, since January 2015 and also has been President of Corvino & Corvino, a consulting firm, since January 2015. Mr. Corvino served as President and Chief Executive Officer of Greenwich Hospital from November 1992 until December 2014 and served as Chief Operating Officer of Greenwich Hospital from July 1988 to November 1992. Mr. Corvino served as Executive Vice President of Yale New Haven Health System from March 1998 to December 2014. Since January 2013, Mr. Corvino has been a member of the Fordham University Science Council. Mr. Corvino holds a B.S. in Pharmacy from Fordham University and an M.S. in Pharmacy Administration from St. John's University. The board of directors believes that Mr. Corvino's extensive experience in the healthcare industry, including his decades of experience as a leader of hospitals and hospital systems, qualifies him to serve as a member of our board of directors.

        Adrian T. Dillon has served as a member of our board of directors since September 2016. Mr. Dillon is currently the non-executive chairman of the board of directors of WNS (Holdings) Limited. Mr. Dillon has served as a member of the board of directors of Williams-Sonoma, Inc. (NYSE: WMS), from 2005 to 2017, Wonga Group Limited, from 2013 to 2015, NDS Group Limited, from 2011 to 2012, Verigy Pty, from 2006 to 2007, and LumiLeds Inc., from 2002 to 2007. He has also held key finance roles including, Chief Financial Officer and Chief Administrative Officer at Skype Limited from 2010 to 2011 and Executive Vice President—Finance & Administration and Chief Financial Officer at Agilent Technologies, Inc. from 2001 to 2010, as well as various positions at Eaton Corporation from 1979 to 2001. Mr. Dillon was a member and past chairman of The Conference Board Council of Financial Executives. Mr. Dillon graduated from Amherst College with a Bachelor of Arts degree in Economics. The board of directors believes that Mr. Dillon has extensive financial and accounting expertise and a thorough understanding of financial reporting rules and regulations, including the management of internal controls, which qualifies him to serve as a member of our board of directors.

        Evelyn Dilsaver has served as a member of our board of directors since August 2014. Ms. Dilsaver was formerly a member of The Charles Schwab Corporation from December 1991 until her retirement in September 2007. During her tenure at The Charles Schwab Corporation, Ms. Dilsaver held various senior management positions within the organization, including Executive Vice President (The Charles Schwab Corporation) and President and Chief Executive Officer (Charles Schwab Investment Management). Prior to becoming President and Chief Executive Officer of Charles Schwab Investment Management, a position she held from July 2003 to July 2007, Ms. Dilsaver held the position of Senior Vice President, Asset Management Products and Services. Ms. Dilsaver is a member of the board of directors and chair of the audit committee of the publicly traded company Tempur Sealy International, Inc. (NYSE: TPX). In the past five years, Ms. Dilsaver has also served as a director of Aéropostale Inc. (NYSE: ARO), HighMark Funds, Russell Exchange Traded Funds, Longs Drug Stores Corp. and Tamalpais Bancorp. She is also a member of the board of directors of a privately held corporation. Ms. Dilsaver holds a B.S. in Accounting from California State University, East Bay, and is a Certified Public Accountant. The board of directors believes that Ms. Dilsaver's extensive financial industry experience and her background as a chief executive officer qualifies her to serve as a member of our board of directors.

        Debra McCowan has served as a member of our board of directors since April 2018. Ms. McCowan has served as the Executive Vice President and Chief Human Resource Officer of Equinix, Inc. (NASDAQ: EQIX), a global interconnection and data center company, since 2013. Prior to joining Equinix, Ms. McCowan was the co-founder and partner at Accelerance, Inc. from October 2011 to October 2013, where she provided organizational and systems change strategy consulting services, including leadership development and executive coaching. Ms. McCowan also served as Vice President of Worldwide Human Resources for Avago Technologies U.S. Inc. from January 2007 to July 2011, and Vice President of Human Resources for Hitachi Data Systems, a wholly owned subsidiary of Hitachi, Ltd., from July 2005 to January 2006. Ms. McCowan graduated with a post graduate degree in Human Resources and Industrial Relations Management from the University of Melbourne and holds a Bachelor of Arts degree from La Trobe University in Australia. The board of directors believes that Ms. McCowan's extensive human resources, governance and compliance background, experience developing talent driven organizations with strong cultures, insights into organizational architectures, and deep understanding of employee benefits qualify her to serve as a member of our board of directors.

        Frank T. Medici has served as a member of our board of directors since October 2006. Mr. Medici is the President of Berkley Capital, LLC, an investment management unit of W. R. Berkley Corporation responsible for certain of the corporation's private equity investments, having been appointed to that position in March 2006. Prior to joining Berkley Capital, LLC, Mr. Medici was a Managing Director in the financial institutions group, investment banking at Morgan Stanley & Co. and, prior to that, he was an attorney specializing in corporate law with the firm of LeBoeuf, Lamb, Greene & MacRae, LLP. Mr. Medici serves as a director for a number of private companies. Mr. Medici holds a B.S. in Engineering from the University of Connecticut and a B.A. in Liberal Arts from Fairfield University and both an M.B.A. and a J.D. from Fordham University. The board of directors believes that Mr. Medici's extensive experience in finance and his knowledge of the capital markets and corporate governance qualifies him to serve as a member of our board of directors.

        Ian Sacks has served as a member of our board of directors since April 2004. Mr. Sacks has been a Managing Director at TowerBrook Capital Partners L.P., an investment management firm, since 2004, where he focuses on healthcare and business services related investments. Mr. Sacks previously was a Management Partner with Soros Private Equity and, prior to joining that firm, Mr. Sacks was Chairman and Chief Executive Officer of HelpCare. Mr. Sacks is a member of the board of directors of the publicly traded company R1 RCM Inc. (NASDAQ: RCM). Mr. Sacks also serves as a director for a number of private companies. Mr. Sacks holds a B.S. from Tufts University. The board of directors believes that Mr. Sacks's extensive knowledge of our company gained from his experience with our business and service on our board of directors as well as his healthcare and other business experience qualifies him to serve as a member of our board of directors.

        Gayle Wellborn has served as a member of our board of directors since August 2017. Ms. Wellborn currently works as an independent consultant. She recently served as an executive consultant to Allstate Corp. (NYSE: ALL) leading a strategic initiatives for their Innovation Team from April 2016 to February 2018. Prior to her work as a consultant, Ms. Wellborn was the Senior Vice President, Brand and Digital Group for Ally Financial Inc. (NYSE: ALLY) from September 2012 to April 2015, and served as Senior Vice President, Online Banking Executive, for Bank of America Corp (NYSE: BAC) from 2002 to 2008. In both roles she was responsible for the strategy and delivery of innovative online and mobile products, services and customer experiences. Before joining Bank of America, Ms. Wellborn served in various technology and customer service leadership positions at First Union/Wachovia. Ms. Wellborn graduated with an Executive MBA from Queens University in North Carolina and holds a Bachelor of Arts degree from the University of North Carolina. The board of directors believes that Ms. Wellborn's extensive business experience, particularly in the financial, branding, technology and digital areas, qualifies her to serve as a member of our board of directors.

Director Independence

        Our common stock is listed on the NASDAQ Global Select Market. Under NASDAQ rules, independent directors must comprise a majority of a listed company's board of directors. In addition, NASDAQ rules require that, subject to specified exceptions, each member of a listed company's audit, compensation, and nominating and corporate governance committees be independent. Under NASDAQ rules, a director will only qualify as an "independent director" if, in the opinion of the listed company's board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and NASDAQ listing requirements. In addition, compensation committee members must satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act and NASDAQ listing requirements.

        Our board of directors has undertaken a review of the independence of each director and considered whether such director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors has determined that Messrs. Selander, Corvino, Dillon, Medici, and Sacks and Mses. Dilsaver, McCowan and Wellborn are "independent directors" as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of NASDAQ.

Board Leadership Structure

        Our board of directors is responsible for providing oversight of the affairs of the Company. Our board of directors consists of a non-executive chairman of the board of directors and three standing committees that are each led by a chair. Eight of the 10 directors are independent, which we believe provides effective independent oversight of management. Our Chief Executive Officer is a director, but he does not serve as chairman of the board of directors and does not serve on any committee of the board of directors.

        We believe that the current leadership structure of the board of directors is appropriate because it allows the board of directors and its committees to fulfill their responsibilities, draws upon the experience and talents of all directors, encourages management accountability to the board of directors and helps maintain good communication among members of the board of directors and with management. In particular, by having our Chief Executive Officer serve as a member of our board of directors—with a separate individual serving as chairman of our board of directors—we believe we optimize the development of our company's strategy by embracing the diverse perspectives and roles of our independent directors and our Chief Executive Officer.

Board Meetings and Committees

        During the fiscal year ended January 31, 2018, our board of directors held six meetings (including regularly scheduled and special meetings). Each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

        It is the policy of our board of directors to regularly have separate meeting times for independent directors without management.

        Our board of directors has adopted a policy that our directors are strongly encouraged to attend each annual meeting of stockholders. All of the members of our board of directors who were directors at the time of our 2017 annual meeting of stockholders attended the annual meeting of stockholders either telephonically or in person.

        Our board of directors has three standing committees: an audit and risk committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

  Audit and Risk Committee

        Our audit and risk committee is comprised of Frank A. Corvino, Adrian T. Dillon, Evelyn Dilsaver, Ian Sacks and Gayle Wellborn, each of whom is a non-employee member of our board of directors. Ms. Dilsaver is the chair of our audit and risk committee. Our board of directors has determined that each of the members of our audit and risk committee satisfies the requirements for independence and financial literacy under the rules and regulations of the SEC, including Rule 10A-3 under the Exchange Act, and NASDAQ listing requirements. Our board of directors has also determined that each of Mr. Dillon and Ms. Dilsaver qualify as an "audit committee financial expert" as defined in the SEC rules and satisfies the financial sophistication requirements of NASDAQ. This designation does not impose on Mr. Dillon or Ms. Dilsaver any duties, obligations or liabilities that are greater than those generally imposed on members of our audit and risk committee and our board of directors. Our audit and risk committee is responsible for, among other things:

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  selecting, hiring and setting the compensation for our independent registered public accounting firm to act as our independent auditor;

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  evaluating the qualifications, performance and independence of our independent registered public accounting firm;

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  pre-approving any audit and non-audit and tax services to be performed by our independent registered public accounting firm;

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  reviewing and approving the internal audit plan for each upcoming year;

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  reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;

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  overseeing procedures for the treatment of complaints on accounting, internal accounting controls or audit matters;

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  reviewing and discussing with the board of directors reports regarding the major risk exposures of the Company;

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  reviewing and approving the risk management plan for each upcoming year;

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  reviewing and discussing with management and our independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports;

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  reviewing and approving related person transactions; and

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  preparing the audit and risk committee report that the SEC requires be included in our annual proxy statement.

        Our audit and risk committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and NASDAQ listing requirements. A copy of the charter of our audit and risk committee is available on our website at www.healthequity.com in the Corporate Governance section of our Investor Relations webpage. During the fiscal year ended January 31, 2018, our audit and risk committee held 14 meetings.

  Compensation Committee

        Our compensation committee is comprised of Frank A. Corvino, Adrian Dillon, Debra McCowan and Frank T. Medici, each of whom is a non-employee member of our board of directors. Mr. Medici is the chair of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence under the rules and regulations of the SEC, including Rule 10C-1 under the Exchange Act, and NASDAQ listing requirements, is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. Our compensation committee is responsible for, among other things:

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  reviewing and approving the corporate goals and objectives applicable to the compensation of our Chief Executive Officer and evaluating the Chief Executive Officer's performance in light of those goals and objectives;

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  reviewing, approving and, when appropriate, making recommendations regarding our Chief Executive Officer's and all other executive officers' annual base salaries; incentive compensation plans, including the specific goals and amounts; equity compensation, employment agreements, severance arrangements and change in control arrangements; and any other benefits, compensation or arrangements;

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  administering our incentive compensation plans and equity compensation plans;

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  reviewing, approving and, when appropriate, making recommendations regarding employee benefit plans;

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  reviewing and discussing with management the Company's Compensation Discussion and Analysis and the related executive compensation disclosures included in this proxy statement;

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  reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking and evaluating compensation policies and practices that could mitigate such risk;

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  evaluating and making recommendations regarding the compensation of our non-employee directors;

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  reviewing our compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers and with all other applicable laws affecting employee compensation and benefits; and

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  overseeing our overall compensation philosophy, compensation plans and benefits programs.

        Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and NASDAQ listing requirements. Under its charter, the compensation committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees. A copy of the charter of our compensation committee is available on our website at www.healthequity.com in the Corporate Governance section of our Investor Relations webpage. During the fiscal year ended January 31, 2018, our compensation committee held five meetings.

  Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee is comprised of Frank T. Medici, Ian Sacks and Robert W. Selander, each of whom is a non-employee member of our board of directors. Mr. Sacks is the chair of our nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence under NASDAQ listing requirements. Our nominating and corporate governance committee is responsible for, among other things:

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  evaluating and making recommendations regarding the qualifications, composition, organization, and governance of our board of directors;

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  identifying and screening individuals qualified to become members of our board of directors and making recommendations regarding the selection and approval of nominees for director;

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  overseeing the annual evaluation of and reporting to the board of directors on the performance and effectiveness of the board of directors and its committees; and

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  reviewing and making recommendations regarding our corporate governance guidelines and overseeing our corporate governance practices, including reviewing and making recommendations regarding other documents and policies in our corporate governance framework.

        Our nominating and corporate governance committee operates under a written charter that satisfies NASDAQ listing requirements. A copy of the charter of our nominating and corporate governance committee is available on our website at www.healthequity.com in the Corporate Governance section of our Investor Relations webpage. During the fiscal year ended January 31, 2018, our nominating and corporate governance committee held four meetings.

Compensation Committee Interlocks and Insider Participation

        The current members of our compensation committee are Messrs. Corvino, Dillon and Medici and Ms. McCowan. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee, or other board committee performing equivalent functions, of any entity that has one or more executive officers serving on our compensation committee or our board of directors. None of the members of our compensation committee has any relationship required to be disclosed under this caption under the rules of the SEC.

Considerations in Evaluating Director Nominees

        Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, including the members of the board of directors eligible for re-election, our nominating and corporate governance committee will consider the current size, composition and needs of our board of directors and the respective committees of the board of directors, including, without limitation, issues of character, integrity, judgment, diversity, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, and other commitments. Our nominating and corporate governance committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors. Our nominating and corporate governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board of directors: (i) the highest personal and professional ethics and integrity; (ii) proven achievement and competence in the nominee's field and the ability to exercise sound business judgment; (iii) skills that are complementary to those of the existing members of the board of directors; (iv) the ability to assist and support management and make significant contributions to our success; and (v) an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

        If our nominating and corporate governance committee determines that an additional or replacement director is required, it may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and corporate governance committee, the board of directors or management. Our nominating and corporate governance committee also may propose to the board of directors a candidate recommended or offered for nomination by a stockholder as a nominee for election to the board of directors. After our nominating and corporate governance committee makes its recommendations to the board of directors, the board of directors has final authority on determining the selection of those director candidates for nomination to the board of directors.

Stockholder Recommendations for Nominations to the Board of Directors

        Our nominating and corporate governance committee will consider candidates for directors recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of HealthEquity continuously for at least 12 months prior to the date of the submission of the recommendation. Our nominating and corporate governance committee will evaluate such recommendations in the same manner as candidates recommended from other sources. Stockholders wishing to recommend a candidate for nomination should direct the recommendation in writing by letter to our Corporate Secretary at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Suite 100, Draper, UT 84020. Such recommendations must include the candidate's name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve on our board of directors, information regarding any relationships between the candidate and HealthEquity and evidence of the recommending stockholder's ownership of our common stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership to the board of directors. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors, including issues of character, integrity, judgment, diversity, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and personal references.

        A stockholder can nominate a candidate directly for election to our board of directors by complying with the procedures in Article II, Section 2 of our by-laws and the rules and regulations of the SEC. Any eligible stockholder who wishes to submit a nomination should review the requirements in our by-laws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020. To be timely for our 2019 annual meeting of stockholders, our Corporate Secretary must receive the nomination no earlier than February 21, 2019, and no later than March 23, 2019. The notice must state the information required by Article II, Section 2 of our by-laws and otherwise must comply with applicable federal and state law.

Policies and Procedures for Communications to Independent Directors

        In cases where stockholders wish to communicate directly with our non-management directors, messages can be sent to our General Counsel at: HealthEquity, Inc., 15 W. Scenic Pointe Drive, Suite 100, Draper, UT, 84020; (801) 727-1000. Our General Counsel will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, route such communications to the appropriate member(s) of the board of directors. Our General Counsel may decide in the exercise of his judgment whether a response to any stockholder communication is necessary and shall provide a report to our nominating and corporate governance committee on a quarterly basis of any stockholder communications received to which the General Counsel has responded. This procedure does not apply to communications to non-management directors from officers or directors of HealthEquity who are stockholders or to stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Stockholder Engagement

        We carefully consider feedback from our stockholders regarding our executive compensation program and corporate governance issues. Our stockholders are invited to express their views to members of our board of directors as described under "—Policies and Procedures for Communications to Independent Directors" above. We also engage in dialogue with our major stockholders throughout the year to solicit their views and opinions about various topics and matters of mutual interest.

        In connection with our 2017 annual meeting of stockholders, we engaged in discussions with a number of our largest institutional stockholders and others concerning our organizational documents and related stockholder rights as well as concerns raised regarding an amendment to the performance vesting criteria applicable to certain performance-based vesting stock awards. Although the institutional stockholders were generally supportive of the Company, most expressed a desire to see certain changes to the Company's certificate of incorporation and by-laws to make them more stockholder friendly. Following the engagement process with our stockholders, the board of directors has included in this proxy statement Proposals Nos. 4, 5 and 6, providing for changes to the Company's certificate of incorporation and by-laws. In addition, although certain of these large institutional stockholders voted against our "say on pay" proposal, the proposal nevertheless received widespread support from our stockholders (with approximately 79% of the shares present and entitled to vote voting in favor).

        We believe that our stockholder outreach process continues to strengthen our understanding of our stockholders' concerns and the issues on which they are focused. We therefore expect to continue to engage with our stockholders on a regular basis.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

        Our board of directors has adopted corporate governance guidelines. These guidelines address items such as the role of our board of directors, conduct of board of directors and committee meetings and other corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. Our code of business conduct and ethics and our corporate governance guidelines are posted on our website at www.healthequity.com in the Corporate Governance section of our Investor Relations webpage. We intend to post any amendments to our code of business conduct and ethics and our corporate governance guidelines, and any waivers of our code of business conduct and ethics for directors and executive officers, on the same website. Note that subject to the approval of the majority voting standard set forth in Proposal No. 4, our corporate governance guidelines will be amended to add a director resignation policy. See Proposal No. 4 for further discussion regarding the director resignation policy in the corporate governance guidelines.

Risk Management

        Risk is inherent with every business, and we face a number of risks, including strategic, financial, cyber, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk to our business. Management is responsible for the day-to-day management of risks the Company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors and its committees have the responsibility to satisfy themselves that the risk management processes designed and implemented by management are appropriate and functioning as designed.

        Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our President and Chief Executive Officer and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the Company, as well as at such other times as they deem appropriate.

        While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our audit and risk committee assists our board of directors in fulfilling its oversight responsibilities with respect to enterprise-wide risk management in the areas of internal control over financial reporting and disclosure controls and procedures and legal and regulatory compliance, and discusses with management and our independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit and risk committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. In addition, our audit and risk committee monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Furthermore, the audit and risk committee is directly responsible for the appointment, retention, compensation and oversight of the work of the Company's independent auditor (including resolution of disagreements between management and our auditor regarding financial reporting) in connection with auditing the Company's annual financial statements, books, records, accounts and internal controls over financial reporting and related work. Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our compensation committee assesses risk created by the incentives inherent in our compensation policies and practices. Finally, our full board of directors reviews strategic and operational risk in the context of reports from our management team, receives reports on all significant committee activities at each regular meeting and evaluates the risks inherent in any significant transactions.

Related Person Transactions Policy

        The Company has adopted a Related Person Transactions Policy. See "Related Person Transactions—Policies and Procedures for Transactions with Related Persons."

Whistleblower Policy

        The audit and risk committee has established a telephone and Internet whistleblower hotline available to employees of the Company for the confidential and anonymous submission of suspected violations, including complaints regarding accounting, internal accounting controls or auditing matters, harassment, fraud and policy violations.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Our board of directors is currently composed of 10 members. At the Annual Meeting, 10 directors are to be elected, each to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified.

Nominees

        Our nominating and corporate governance committee has recommended, and our board of directors has approved, Robert W. Selander, Jon Kessler, Stephen D. Neeleman, M.D., Frank A. Corvino, Adrian T. Dillon, Evelyn Dilsaver, Debra McCowan, Frank T. Medici, Ian Sacks, and Gayle Wellborn as nominees for election as directors at the Annual Meeting. If elected, each of Messrs. Selander, Kessler, Neeleman, Corvino, Dillon, Medici and Sacks, and Mses. Dilsaver, McCowan and Wellborn will serve as directors until the 2019 annual meeting of stockholders and until his or her successor is duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see "Board of Directors and Corporate Governance."

        If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of Messrs. Selander, Kessler, Neeleman, Corvino, Dillon, Medici and Sacks, and Mses. Dilsaver, McCowan and Wellborn. We expect that Messrs. Selander, Kessler, Neeleman, Corvino, Dillon, Medici and Sacks, and Mses. Dilsaver, McCowan and Wellborn will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

        The election of directors requires a plurality of the votes cast by the holders of shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE 10 DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS DIRECTORS TO SERVE FOR A ONE-YEAR TERM.

 PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our audit and risk committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending January 31, 2019. PwC also served as our independent registered public accounting firm for the fiscal year ended January 31, 2018.

        At the Annual Meeting, stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2019. Stockholder ratification of the appointment of PwC is not required by our by-laws or other applicable legal requirements. However, our board of directors is submitting the appointment of PwC to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit and risk committee. Even if the appointment is ratified, our audit and risk committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during the fiscal year ending January 31, 2019, if our audit and risk committee believes that such a change would be in the best interests of the Company and its stockholders. Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

        The following table presents fees for professional audit services and other services rendered to us by PwC for the fiscal years ended January 31, 2018 and 2017.

(in thousands)	2018	2017
Audit fees(1)	$1,058	$1,012
Audit-related fees(2)	$459	$199
Tax fees(3)	36	—
All other fees(4)	3	2

Total	$1,556	$1,213

(1)
Audit fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for the fiscal year ended January 31, 2018, also included fees billed for professional services rendered in connection with our registration statement on Form S-8 filed with the SEC in June 2017, which registered additional shares of our common stock issuable under the HealthEquity, Inc. 2014 Equity Incentive Plan, as amended and restated, or 2014 Plan.

(2)
Audit-related fees consist of fees billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees."

(3)
Tax fees consist of fees billed for professional services rendered by PwC for tax advice related to acquisitions.

(4)
All other fees consist of the aggregate fees billed for products and services provided and not otherwise included in "Audit fees," "Audit-related fees" or "Tax fees."

Auditor Independence

        In the fiscal year ended January 31, 2018, there were no other professional services provided by PwC that would have required our audit and risk committee to consider their compatibility with maintaining the independence of PwC.

Audit and Risk Committee Policy on Pre-Approval of Audit and Permitted Non-Audit and Tax Services of Independent Registered Public Accounting Firm

        Our audit and risk committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit and risk committee is required to pre-approve all audit and permitted non-audit and tax services performed by our independent registered public accounting firm in order to ensure that the provision of such services do not impair such accounting firm's independence. All fees paid to PwC for the fiscal years ended January 31, 2018 and 2017 were pre-approved by our audit and risk committee.

Vote Required

        The ratification of the appointment of PwC requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING JANUARY 31, 2019.

 PROPOSAL NO. 3
ADVISORY VOTE ON COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

        Section 14A of the Exchange Act enables our stockholders to vote to approve, on a non-binding, advisory basis, the fiscal 2018 compensation of our named executive officers as disclosed in the section of this proxy statement titled "Executive Compensation," including the Compensation Discussion and Analysis, compensation tables and narrative discussion that follows the tables. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. Our stockholders previously approved, on a non-binding, advisory basis, that we conduct a "say-on-pay" vote on an annual basis.

        As described in detail in the section of this proxy statement titled "Executive Compensation," our compensation program for our named executive officers is designed to (i) attract and retain highly qualified named executive officers, who are critical to our long-term success; (ii) motivate and reward our named executive officers for achieving our short-term business and long-term strategic goals; and (iii) align the financial interests of our named executive officers with those of our stockholders. During the fiscal year ended January 31, 2018, our compensation committee based the payment of annual cash bonuses for our named executive officers predominantly on the achievement of pre-established financial goals. We exceeded the pre-established targets levels for these goals, and, as a result, the bonuses of our named executive officers for our fiscal year ended January 31, 2018 were paid at levels commensurate with the Company's performance. In addition, during the fiscal year ended January 31, 2018, the majority of the long-term incentive compensation granted to our named executive officers by our compensation committee was performance based and will be earned based upon the achievement of certain pre-established financial performance objectives by the Company through fiscal year 2020.

        Stockholders are urged to read the Compensation Discussion and Analysis, compensation tables and narrative discussion that follows the compensation tables in this proxy statement, which discuss in greater detail our compensation philosophy, policies and practices. Our board of directors believes that the compensation paid to our named executive officers is necessary, appropriate and properly aligned with our compensation philosophy and policies.

        This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, and the philosophy, policies and practices described in this proxy statement. Accordingly, stockholders are being asked to indicate their support for the compensation of our named executive officers as described in this proxy statement by approving the following advisory resolution:

        RESOLVED, that the stockholders of the Company approve, on a non-binding, advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of

Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

        Although the vote is intended to be advisory and non-binding, we value the views of our stockholders and the board of directors and our compensation committee will consider the voting results, along with other relevant factors, in connection with their ongoing evaluation of our executive compensation program.

Vote Required

        The approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES, ON A NON-BINDING, ADVISORY BASIS, FOR THE PROPOSAL TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

 INTRODUCTION TO PROPOSALS NOS. 4-6
REGARDING AMENDMENTS TO OUR CHARTER AND BY-LAWS

        Proposals Nos. 4-6 pertain to certain corporate governance matters that, if approved by the stockholders at the Annual Meeting, would be implemented by amending and restating both our certificate of incorporation and by-laws. The board of directors believes that the changes contemplated by these proposals are advisable and in the best interests of our stockholders. The board of directors, upon the recommendation of the nominating and corporate governance committee, has unanimously approved these proposals and declared them to be advisable, and recommends that the stockholders adopt and approve such proposals.

        Because (i) we intend to amend and restate both our certificate of incorporation and by-laws to reflect the proposals, and (ii) each such proposal addresses a separate item and no proposal is conditioned upon approval of any other proposal, we are submitting each proposal as a separate item so that our stockholders may express their views on each proposal separately by approving or rejecting each proposal independently.

        The proposed amendments, if approved by our stockholders, would be reflected in the Second Amended and Restated By-laws and Second Amended and Restated Certificate of Incorporation. The descriptions in this proxy statement of the amendments to our certificate of incorporation and by-laws are qualified by the full text of the proposed Second Amended and Restated By-laws and Second Amended and Restated Certificate of Incorporation, which are attached to this proxy statement as Exhibits A and B, respectively. The related amendment to our corporate governance guidelines is attached hereto as Exhibit C.

PROPOSAL NO. 4
AMENDMENT OF THE BY-LAWS TO ADOPT A MAJORITY VOTING STANDARD FOR
UNCONTESTED DIRECTOR ELECTIONS

        The General Corporation Law of the State of Delaware provides that, unless otherwise addressed in a company's certificate of incorporation or by-laws, directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting. While historically our directors have been elected by a plurality standard, our board of directors periodically analyzes current corporate governance trends and considers the arguments in favor of and against maintaining the existing plurality voting standard. As a result of this analysis, our board of directors has determined that today many public companies provide for a majority voting standard rather than a plurality standard, and that such an approach to director elections is currently viewed as a "best practice" by many commentators, large investors and other public companies perceived to be market leaders in the area of corporate governance.

        Our board of directors believes that generally requiring directors to be elected by a majority of votes cast both ensures that only director nominees with broad acceptability among our voting stockholders will be elected to serve as members of our board of directors and enhances the accountability of each elected director to our stockholders. Our board of directors also considers feedback from our stockholders who have asked that we consider a majority voting standard because majority voting, in their view, better enables stockholders to hold boards and members of management accountable to stockholders. Accordingly, after careful consideration, our board of directors has determined that it would be in the best interests of the Company to amend our by-laws to implement a majority voting standard for uncontested director elections.

        In order to implement a majority voting standard for director nominees in an uncontested election, we are requesting that the stockholders approve an amendment to our by-laws. If our stockholders approve Proposal No. 4, our by-laws will be amended to provide for a majority voting standard by making the additions and deletions shown in Article II, § 8 of the by-laws attached hereto as Exhibit B. Under the proposed majority voting standard set forth on Exhibit B, for an individual to be elected to the board of directors in an uncontested election, the number of votes cast "for" such director's election must exceed the number of votes cast "against" that director's election (with abstentions and broker non-votes not counted as a vote cast either "for" or "against" that director's election). An "uncontested election" generally would be defined as any election of directors in which the number of candidates nominated for election does not exceed the number of directors to be elected.

        The majority voting provisions would not apply to vacancies on the board of directors (including a vacancy resulting from an increase in the number of directors) filled by a vote of the board of directors. In addition, in a contested election, where the number of nominees exceeds the number of directors to be elected, a plurality voting standard would continue to apply.

        Additionally, upon recommendation of our nominating and corporate governance committee, and subject to the approval by the stockholders of the amendment to the by-laws described above, the board of directors has approved an amendment to our corporate governance guidelines to add a director resignation policy consistent with the majority voting standard. Upon the effectiveness of the amendment to the by-laws described above, Section 2.15 of our corporate governance guidelines will be amended as set forth on Exhibit C attached hereto to require that any nominee for director who fails to receive the requisite majority vote must tender his or her resignation to the board of directors. Our nominating and corporate governance committee (excluding, if applicable, the director who tendered the resignation) will evaluate any such resignation in light of the best interests of the Company and its stockholders in determining whether to recommend to the board of directors that it accept or reject the resignation.

        In reaching its decision, the board of directors may consider any factors it deems relevant, including but not limited to, (i) any stated reasons why stockholders voted against the director, (ii) any alternatives for curing the underlying cause of the "against" votes, (iii) the director's tenure, (iv) the director's qualifications, (v) the director's past and expected future contributions to the Company, and (vi) the overall composition of the board of directors. In addressing such resignation, the board of directors may: (A) accept the resignation offer, (B) defer acceptance of the resignation offer, (C) maintain the director but attempt to address the underlying cause of the "against" votes, (D) resolve that the director will not be re-nominated in the future for election, or (E) reject the resignation offer. An accepted resignation offer will become effective immediately upon acceptance or upon such other time as determined by the independent members of the board of directors.

        The general description of the proposed amendments to our by-laws and corporate governance guidelines is qualified in its entirety by reference to the text of amendments as fully set forth in Exhibit B and Exhibit C to this proxy statement. We urge you to read these exhibits carefully.

Vote Required

        The approval of the proposed amendment to our by-laws to implement a majority voting standard for uncontested director elections requires the affirmative vote of 66 2/3% of the voting power of all outstanding shares of the Company's stock. Abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have the effect of a vote AGAINST the proposal. Subject to stockholder approval of the above-described amendment to Article II, § 8 of the by-laws, the amendment to the corporate governance guidelines will become effective upon the effective date of the Second Amended and Restated By-laws.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES "FOR" THE PROPOSAL TO AMEND THE COMPANY'S BY-LAWS TO IMPLEMENT A MAJORITY VOTING STANDARD IN UNCONTESTED ELECTIONS.

 PROPOSAL NO. 5
AMENDMENT OF THE CHARTER AND BY-LAWS TO
ELIMINATE SUPERMAJORITY VOTING PROVISIONS

        Currently, Article IX of our certificate of incorporation and Article VI of our by-laws each requires the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of the Company's stock to adopt, amend, repeal, or otherwise alter any provision of our by-laws, and Article XIII of our certificate of incorporation requires a similar supermajority to amend, repeal or adopt any provisions inconsistent with Article VI, Article VII, Article VIII, Article IX, Article X, Article XI or Article XIII of our certificate of incorporation (collectively, the "Supermajority Voting Provisions").

        Our current Supermajority Voting Provisions have been in place since we became a public company in 2014. At the time of our initial public offering in 2014, the board of directors believed that inclusion of the Supermajority Voting Provisions was an important element of our governance structure, serving to facilitate corporate governance stability by requiring broad stockholder consensus to make certain fundamental changes to our governance, and was in the best interests of our company and stockholders. However, while such protection can be beneficial to stockholders, as corporate governance standards have evolved, some now view this provision as limiting the board of director's accountability to stockholders by impeding stockholders' ability to approve ballot items that are in their interests and limiting the ability of stockholders to effectively participate in corporate governance.

        After carefully considering the advantages and disadvantages of adopting simple majority voting standards, the board of directors has determined that our stockholders would benefit from a reduction of the current supermajority voting thresholds, as they represent an impediment to the effectuation of certain changes to our certificate of incorporation and by-laws, to a simple majority standard. If such a reduction is approved, it will give stockholders greater influence over our corporate governance and further align our policies with corporate governance best practices.

        In order to remove the Supermajority Voting Provisions and replace them with a simple majority voting requirement, we are requesting that the stockholders approve certain amendments to our certificate of incorporation and by-laws. If our stockholders approve Proposal No. 5, Article IX and Article XIII of our certificate of incorporation will be amended as set forth on Exhibit A attached hereto, and Article VI of our by-laws will be amended as set forth on Exhibit B attached hereto, in each case to eliminate the respective supermajority voting requirements set forth therein. By removing the Supermajority Voting Provisions, the required vote to effect amendments to our certificate of incorporation and by-laws will be determined based on the requirements of the Delaware General Corporation Law, which currently requires the vote of a majority of the outstanding shares entitled to vote thereon.

        The general description of the proposed amendments to our certificate of incorporation and by-laws is qualified in its entirety by reference to the text of the amendments as fully set forth in Exhibit A and Exhibit B to this proxy statement. We urge you to read these exhibits carefully.

        If Proposal No. 5 is approved by our stockholders, the amendment to our certificate of incorporation will become effective upon the filing of the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, and the amendment to our by-laws will take effect upon the effectiveness of the Second Amended and Restated Certificate of Incorporation.

Vote Required

        The approval of the proposed amendments to our certificate of incorporation and by-laws to eliminate the Supermajority Voting Provisions requires the affirmative vote of 66 2/3% of the voting power of all outstanding shares of the Company's stock. Abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES "FOR" THE PROPOSAL TO AMEND THE CHARTER AND BY-LAWS TO ELIMINATE THE SUPERMAJORITY VOTING PROVISIONS.

 PROPOSAL NO. 6
AMENDMENT OF THE CHARTER AND BYLAWS TO PERMIT A SPECIAL MEETING OF STOCKHOLDERS TO BE CALLED BY 25% OR MORE OF OUR STOCKHOLDERS IN CERTAIN CIRCUMSTANCES

        Currently, special meetings of our stockholders may be called only by (x) the chairman of our board of directors or (y) a majority of our board of directors. The board of directors, in its continuing review of corporate governance matters, has determined that it is in the best interests of the Company and its stockholders to provide stockholders representing at least 25% of the Company's outstanding shares of capital stock, upon satisfaction of certain conditions, the power to call a special meeting of stockholders.

        The board of directors recognizes that the ability of stockholders to call special meetings is increasingly considered an important aspect of corporate governance because it allows stockholders a direct means to present proposals for stockholder action between annual meetings. On the other hand, if any stockholder can require the Company to call a special meeting and bypass the ability of our board of directors to determine if such a meeting would be in the best interests of stockholders generally, the Company will be subject to potentially significant legal, printing and mailing costs associated with providing notice of, and holding, a special meeting. In addition, any stockholder-requested special meeting will require attention of our directors, officers and corporate support employees and divert them from performing their primary functions.

        The board of directors has determined that, on balance, our stockholders should have a right to cause a special meeting of our stockholders to be called in advance of our annual meeting. The board of directors has thought carefully, however, about the appropriate means of ensuring a proper balance of the competing considerations noted above and determined that a percentage threshold that ensures that a small minority of stockholders with views not shared by holders of a majority of the voting power of the Company cannot damage the interests of stockholders by causing the Company to incur unnecessary costs and diversion of key personnel is appropriate and necessary. Accordingly, the board of directors has determined that a special meeting of the stockholders must be requested by holders representing 25% or more of the outstanding voting power of the Company to be valid. In addition, the board of directors has concluded that certain amendments to our by-laws should be made to provide an orderly process for calling a special meeting, including by providing adequate time for our board of directors and management to prepare for such meeting.

        In order to permit stockholders representing at least 25% of the voting power of the Company to call special meetings, we are requesting that the stockholders approve amendments to our certificate of incorporation and by-laws. If our stockholders approve Proposal No. 6, Article VIII, Section 8.01(b) of our certificate of incorporation will be amended as set forth on Exhibit A attached hereto to provide that special meetings of stockholders may be called by record holders of shares representing at least 25% of the then-outstanding shares of capital stock of the Company, provided that the request is in the proper form as prescribed in the by-laws or as otherwise required by applicable law.

        In addition, if our stockholders approve Proposal No. 6, Article II, § 3 of our by-laws will be amended as set forth on Exhibit B attached hereto to establish certain requirements that must be satisfied by stockholders who wish to call a special meeting. Under the proposed amendment, a stockholder who wishes to call a special meeting must, among other things, submit a written request to the Secretary of the Company specifying in reasonable detail the purpose(s) of and the business proposed to be conducted at the special meeting, as well as proposing a date for the special meeting. In making the decision to call a special meeting, the board of directors will have discretion to grant the request for the meeting, and may refuse to call a meeting (i) if the meeting request relates to an item of business that is not a proper subject for stockholder action under applicable law, or (ii) for a purpose identical or similar to a purpose for which a previous special meeting was held in the previous ninety days or at an annual meeting to be held within ninety days of the date the stockholder request is made.

        The general description of the proposed amendments to our certificate of incorporation and by-laws is qualified in its entirety by reference to the text of the amendments as fully set forth in Exhibit A and Exhibit B to this proxy statement. We urge you to read these exhibits carefully.

        If Proposal No. 6 is approved by our stockholders, the amendment to our certificate of incorporation will become effective upon the filing of the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, and the amendment to our by-laws will take effect upon the effectiveness of the Second Amended and Restated Certificate of Incorporation.

Vote Required

        The approval of the proposed amendments to our certificate of incorporation and by-laws to a permit a special meeting of stockholders to be called by 25% or more of our stockholders in certain circumstances requires the affirmative vote of 66 2/3% of the voting power of all outstanding shares of the Company's stock. Abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES "FOR" THE PROPOSAL TO AMEND THE CHARTER AND BY-LAWS TO PERMIT A SPECIAL MEETING OF STOCKHOLDERS TO BE CALLED BY 25% OR MORE OF OUR STOCKHOLDERS IN CERTAIN CIRCUMSTANCES.

 AUDIT AND RISK COMMITTEE REPORT

        The information contained in the following Audit and Risk Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that HealthEquity, Inc., or the Company, specifically incorporates it by reference in such filing.

        As members of the audit and risk committee, we are responsible for overseeing the Company's accounting and financial reporting processes, the Company's risk management and risk governance structure, the performance of the Company's internal audit function and the audit of the Company's financial statements. In addition, the audit and risk committee is responsible for reviewing and approving the Company's risk management plan for each fiscal year. During the fiscal year ended January 31, 2018, the audit and risk committee held 14 meetings—with and without management present—at which the audit and risk committee reviewed and discussed, among other items, the Company's operational auditing procedures, the annual plan and scope of work of the independent auditor, and the requirements of, and the Company's compliance with, Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board's, or PCAOB's, Auditing Standard No. 5 regarding the audit of internal control over financial reporting.

        The audit and risk committee has oversight responsibility for management's implementation of procedures for identifying, monitoring and communicating the risks inherent to the Company's business, including financial and strategic risks and risks regarding the Company's operations and reputation. The audit and risk committee receives regular reports from management regarding the Company's assessment of risk and regularly reports to the full board of directors.

        The audit and risk committee has established a telephone and Internet whistleblower hotline available to employees of the Company for the confidential and anonymous submission of suspected violations, including complaints regarding accounting, internal accounting controls or auditing matters, harassment, fraud and policy violations. The audit and risk committee receives regular updates on submissions to the hotline.

        The audit and risk committee has reviewed and discussed the Company's audited consolidated financial statements with management and PricewaterhouseCoopers LLP, or PwC, the Company's independent registered public accounting firm. The audit and risk committee has discussed with PwC the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the PCAOB.

        The audit and risk committee has received and reviewed the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC's communications with the audit and risk committee concerning independence, and has discussed with PwC its independence. In such discussions, the audit and risk committee considered, among other things, the length of time the PwC audit partner and other staff have been on the engagement, and other relationships that may impact the firm's objectivity and independence.

        Based on the review and discussions referred to above, the audit and risk committee recommended to the board of directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2018, for filing with the Securities and Exchange Commission.

        Respectfully submitted by the members of the audit and risk committee of the board of directors:

Evelyn Dilsaver (Chair) Frank A. Corvino Adrian T. Dillon Ian Sacks Gayle Wellborn

EXECUTIVE OFFICERS

        The following table identifies certain information about our executive officers as of May 11, 2018. Each executive officer serves at the discretion of our board of directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
Jon Kessler	50	President and Chief Executive Officer
Stephen D. Neeleman, M.D.	50	Founder and Vice Chairman
Darcy Mott	65	Executive Vice President and Chief Financial Officer
Ashley Dreier	45	Executive Vice President, Chief Technology Officer and Chief Information Officer
Angelique Hill	50	Executive Vice President, Operations
Delano Ladd	37	Executive Vice President, General Counsel and Corporate Secretary
William Otten	53	Executive Vice President of Sales
Gary Robinson	56	Executive Vice President and Chief Marketing Officer

        Jon Kessler has served as our President and Chief Executive Officer since February 2014 and as a director since March 2009. From March 2009 through January 2014, he served as our Executive Chairman. Prior to joining HealthEquity, Mr. Kessler founded WageWorks, Inc. (NYSE: WAGE), a provider of tax-advantaged programs for consumer-centric health, commuter and other employee spending account benefits, serving as Chief Executive Officer of that company from 2000 to 2004, Executive Chairman in 2005, and Chief Executive Officer from 2006 to 2007. Prior to founding WageWorks, Inc., Mr. Kessler was a benefits taxation specialist at Arthur Andersen, LLP and, prior to that, he was a senior economist in Washington, D.C., specializing in employee benefits and environmental taxation during the Clinton and Bush (Sr.) administrations. Mr. Kessler also currently serves as a trustee of the Employee Benefits Research Institute and a director of the International Baccalaureate Organization, both nonprofit organizations. Mr. Kessler holds a B.A. from George Washington University in International Affairs and an M.P.P. from Harvard University's John F. Kennedy School of Government.

        Stephen D. Neeleman, M.D.    founded HealthEquity in 2002 and has served as our Vice Chairman since February 2014, having previously served as our President and Chief Executive Officer from November 2002 through January 2014 and as a director since November 2002. Dr. Neeleman is a board certified general surgeon and practiced for Intermountain Healthcare's American Fork Hospital in American Fork, Utah, from November 2009 to December 2014. Dr. Neeleman is the co-author of The Complete HSA Guidebook—How to Make Health Savings Accounts Work for You and a contributor to Dr. Clayton M. Christensen's The Innovator's Prescription—A Disruptive Solution for Health Care. While on the faculty of the University of Arizona Department of Surgery, Dr. Neeleman was involved with the initial passage of the legislation authorizing HSAs. Prior to attending medical school, Dr. Neeleman worked as a senior manager for Morris Air (later acquired by Southwest Airlines). He serves on the America's Health Insurance Plans' HSA Leadership Council. Dr. Neeleman holds a B.A. from Utah State University and an M.D. from the University of Utah, and completed his surgical residency at the University of Arizona.

        Darcy Mott has served as our Executive Vice President and Chief Financial Officer since February 2007. From 1999 to 2004, Mr. Mott was Vice President, Treasurer and Chief Financial Officer at The Canopy Group, a technology investment company, where he was responsible for all finance operations and served on the board of directors of several portfolio companies, both public and private. Prior to joining The Canopy Group, Mr. Mott served for 12 years in various financial management positions at Novell, Inc., a networking software company. Prior to joining Novell, Inc., Mr. Mott worked as an accountant at Arthur Andersen & Co., serving a variety of public and private audit clients. Mr. Mott holds a B.S. in Accounting from Brigham Young University and is a Certified Public Accountant.

        Ashley Dreier has served as our Executive Vice President, Chief Technology Officer and Chief Information Officer since February 2013. Ms. Dreier is responsible for leading our technical and product development teams and ensuring strategic alignment and execution of our platform strategy. From May 2008 to February 2013, Ms. Dreier was Vice President of Product Development and Technology at Krames StayWell, a provider of interactive, print and mobile patient education solutions, consumer health information and population health management communications in the United States. Prior to joining Krames StayWell, Ms. Dreier was the Director of Product Development at GE Capital, where she was responsible for development of software products associated with corporate purchasing and travel and entertainment credit cards. Ms. Dreier holds a B.S. in Accounting from the University of Utah and an M.S. in Information Systems from the University of Utah.

        Angelique Hill has served as our Executive Vice President, Operations since April 2018. Ms. Hill joined HealthEquity in June 2010 where she served as Director of Reimbursement Accounts from June 2010 to August 2012, Senior Vice President of Reimbursement Accounts from August 2012 to August 2015, and most recently as our Senior Vice President of Operations from August 2015 to April 2018, where she oversaw our back office operations and the reimbursement accounts team. Prior to joining HealthEquity, Ms. Hill worked in various roles at Optum Bank, including as the Director of Operations, from January 2006 to June 2010, and prior to that on the operations team at MinervaHealth, where she began her career in consumer directed healthcare. Ms. Hill holds a Bachelor of Arts degree in Communications from Ohio University

        Delano Ladd has served as our Executive Vice President, General Counsel and Corporate Secretary since September 2016, having previously served as our Deputy General Counsel from April 2016 to September 2016. Prior to joining HealthEquity, Mr. Ladd worked as an attorney in the Corporate and Financial Services practice group in the New York office of Willkie Farr & Gallagher LLP. Mr. Ladd holds a B.A. from the University of Colorado and a J.D. from St. John's University School of Law.

        William Otten has served as our Executive Vice President of Sales since May 2017. From March 2003 to April 2017, Mr. Otten served in various sales leadership roles at ADP, LLC, a comprehensive global provider of cloud-based human capital management solutions. Prior to joining ADP, LLC, Mr. Otten was a co-founder and Chief Financial Officer of Interlink Capital, Inc. and held various sales leadership roles at Enterprise Fleet Services, a division of Enterprise Rent-A-Car Company. Mr. Otten holds an M.B.A. from John Hopkins and a B.S. degree in business from Missouri State University.

        Gary Robinson has served as our Executive Vice President and Chief Marketing Officer since March 2017. Mr. Robinson joined HealthEquity in November 2016 as our Senior Vice President of Enterprise Sales. Prior to joining HealthEquity in November 2016, Mr. Robinson was Executive Vice President of Sales and Business Development for HealthTap, Inc., a mobile application that engages doctors, patients and data to enhance diagnostic capabilities, treatment and cost savings. Prior to joining HealthTap, Inc., in January 2015, Mr. Robinson was a founder and Managing Director of Sapient Health Services, LLC and Senior Vice President of Sales at WageWorks, Inc. (NYSE: WAGE). Mr. Robinson holds an M.B.A., Master of Science, and a B.S. from Stanford University.

 COMPENSATION COMMITTEE REPORT

        Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, our compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

        Respectfully submitted by the members of the compensation committee of the board of directors:

Frank T. Medici (Chair) Frank A. Corvino Adrian T. Dillon Debra McCowan

 COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis describes the compensation program for our principal executive officer, our principal financial officer, and the next three most highly compensated executive officers of the Company, or our named executive officers. During the fiscal year ended January 31, 2018, these individuals were:

  •
  Jon Kessler, our President and Chief Executive Officer (our "CEO");

  •
  Stephen D. Neeleman M.D., our Founder and Vice Chairman (our "Founder and Vice Chairman");

  •
  Darcy Mott, our Executive Vice President and Chief Financial Officer (our "CFO");

  •
  Ashley Dreier, our Executive Vice President, Chief Technology Officer and Chief Information Officer (our "CTO"); and

  •
  William Otten, our Executive Vice President, Sales (our "EVP, Sales").

        This Compensation Discussion and Analysis describes the material elements of our executive compensation program during the fiscal year ended January 31, 2018. It also provides an overview of our executive compensation philosophy and objectives. Finally, it analyzes how and why the compensation committee arrived at the specific compensation decisions for our executive officers, including the named executive officers, for the fiscal year ended January 31, 2018, including the key factors that the compensation committee considered in determining their compensation.

Executive Summary

  Fiscal Year 2018 Business Highlights

        During the fiscal year ended January 31, 2018, we continued to execute on our core financial and business objectives. Our key financial and operational results were as follows:

  •
  Overall revenue of $229.5 million, representing an increase of 29% from the fiscal year ended January 31, 2017;

  •
  Net income of $47.4 million, representing an increase of 80% from the fiscal year ended January 31, 2017;

  •
  Net income of $0.77 per diluted share, compared to $0.44 per diluted share in the fiscal year ended January 31, 2017;

  •
  Adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA")(1) of $84.7 million, representing an increase of 35% from the fiscal year ended January 31, 2017;

  •
  3.4 million health savings account members at the end of the fiscal year ended January 31, 2018, representing an increase of 24% compared to the fiscal year ended January 31, 2017; and

  •
  total custodial assets of $6.8 billion, representing an increase of 35% from the fiscal year ended January 31, 2017.

(1)
Adjusted EBITDA is a non-GAAP financial measure. The definition of this non-GAAP financial measure, and a reconciliation to the most comparable GAAP measure, is included as Exhibit D to this proxy statement.

  Fiscal Year 2018 Executive Compensation Highlights

        The following key compensation actions were taken with respect to the named executive officers for the fiscal year ended January 31, 2018:

  •
  Base Salaries—Annual base salaries for our CFO and our CTO were increased by 10% and 20%, respectively, from their previous year-end levels for the fiscal year ended January 31, 2017 in order to better align their compensation with those holding similar positions within our peer group.

  •
  Annual Cash Bonuses—Based on our strong performance as measured against our corporate performance objectives and our sales objectives, annual cash bonuses paid to our named executive officers ranged from 94% to 135% of their target annual cash bonus opportunities, which was commensurate with such performance.

  •
  Long-Term Incentive Compensation—All named executive officers received equity awards. Our CEO, Founder and Vice Chairman, and CFO were granted long-term incentive compensation in the form of time-based vesting options to purchase shares of our common stock, which vest over a multi-year period, as well as performance-based vesting restricted stock units, which vest based on our financial performance in the period beginning February 1, 2017 and ending January 31, 2020. Our CTO and our EVP, Sales were granted long-term incentive compensation in the form of time-based vesting restricted stock units, which vest over a multi-year period, as well as performance-based vesting restricted stock units, which vest based on our financial performance in the period beginning February 1, 2017 and ending January 31, 2020. With respect to our EVP, Sales, these awards, which were made in March 2017, were made in anticipation of, and subject to, his commencement of employment with us on May 1, 2017.

  •
  New Hire Equity Awards—In June 2017, our compensation committee granted our EVP, Sales additional equity awards in connection with his joining the Company comprised of an option to purchase 43,000 shares of our common stock and 10,000 time-based vesting restricted stock units.

  Pay-for-Performance Discussion

        We believe that our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our executive officers. To ensure that our executive officers' interests are aligned with those of our stockholders and to motivate and reward individual initiative and effort, the compensation committee seeks to ensure that a majority of their target annual total direct compensation opportunity is "at-risk" and will vary above or below target levels commensurate with our performance.

        We emphasize performance-based compensation that appropriately rewards our executive officers for delivering financial, operational, and strategic results that meet or exceed pre-established goals through our annual cash bonus and sales incentive plans, as well as through the grant of equity awards for shares of our common stock, which we use to deliver long-term incentive compensation opportunities. Historically, we only granted options to purchase shares of our common stock as the key long-term incentive for our executive officers to drive long-term growth. Commencing in fiscal 2018, we introduced performance-based and time-based vesting restricted stock unit awards as an element of our long-term incentive compensation program. To ensure that we remain faithful to our compensation philosophy, the compensation committee intends to regularly evaluate the relationship between the reported values of the equity awards granted to our executive officers, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years, and our total stockholder return over this period.

  Executive Compensation Policies and Practices

        We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The compensation committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during the fiscal year ended January 31, 2018:

WHAT WE DO:

  •
  Independent Compensation Committee.  The compensation committee is comprised solely of independent directors.

  •
  Independent Compensation Committee Advisor.  The compensation committee engaged its own independent compensation consultant to assist with its compensation review for the fiscal year ended January 31, 2018.

  •
  Annual Executive Compensation Review.  The compensation committee reviews and approves our compensation strategy, including a review and determination of our compensation peer group to be used for comparative purposes and a review of our compensation-related risk profile, to ensure that our compensation programs do not encourage excessive or inappropriate risk taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

  •
  Multi-Year Vesting and Earnout Requirements.  The equity awards granted to our executive officers vest or are earned over multi-year periods, consistent with current market practice and our retention objectives.

  •
  Risk Mitigation.  Our executive compensation program is designed, in part, to manage business and operational risk and to discourage short-term risk taking at the expense of long-term results.

  •
  Pay for Performance.  A majority of target annual compensation for our named executive officers is "at-risk" compensation, including the performance-based annual cash incentive and long-term equity awards, subject to both performance and time-based vesting requirements.

  •
  Share Ownership Guidelines.  We maintain robust share ownership guidelines to further align the interests of our executive officers with the interests of our stockholders.

  •
  Hedging and Pledging Prohibited.  We prohibit our executive officers, directors and certain other team members from hedging or pledging our securities.

  •
  Engage with our Stockholders.  We engage with our stockholders to discuss and understand their perceptions or concerns regarding our executive compensation program and other matters.

WHAT WE DO NOT DO:

  •
  No Special Retirement Plans.  We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements to our executive officers that are not generally available to our other full-time, salaried team members.

  •
  No Special Health or Welfare Benefits.  Our executive officers participate in broad-based, company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried team members.

  •
  No Perquisites.  We provide no perquisites or other personal benefits to our executive officers.

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  No Tax Reimbursements.  We do not provide any tax reimbursement payments (including "gross-ups") on any perquisites or other personal benefits.

  •
  No Post-Employment Tax Reimbursements.  We do not provide any tax reimbursement payments (including "gross-ups") on any severance or change-in-control payments or benefits.

  •
  No Dividends or Dividend Equivalents on Unvested Performance Awards.  We do not pay dividends or dividend equivalents on performance awards unless and until the performance shares are earned and vest.

Executive Compensation Philosophy and Program Design

  Compensation Philosophy

        Our executive compensation program is guided by our overarching philosophy of only paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

  •
  Provide compensation and benefit levels that will attract, retain, motivate, and reward a highly talented team of executive officers within the context of responsible cost management;

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  Establish a direct link between our financial and operational results and strategic objectives and the compensation of our executive officers; and

  •
  Align the interests and objectives of our executive officers with those of our stockholders by linking the long-term incentive compensation opportunities to stockholder value creation and their cash incentives to our annual performance.

  Program Design

        We structure the annual target total direct compensation of our executive officers, including the named executive officers, using three principal elements: base salary, an annual cash bonus opportunity, and long-term incentive compensation opportunity in the form of equity awards for shares of our common stock. We also design our executive compensation program based on a variety of factors, with the primary goals being to align the interests of our executive officers and stockholders and to link pay with performance. We evaluate performance over both short-term (annual) and multi-year periods based on our financial and operational performance, including results for certain key performance measures.

Governance of Executive Compensation Program

  Role of the Compensation Committee

        The compensation committee discharges the responsibilities of our board of directors relating to the compensation of our executive officers, including the named executive officers. The compensation committee has overall responsibility for (i) overseeing our compensation and benefits policies generally; (ii) overseeing, evaluating, and approving the compensation plans, policies, and programs applicable to our CEO as well as our other executive officers; (iii) overseeing, evaluating, and recommending to our full board of directors for approval compensation plans and arrangements for the non-employee members of our board of directors; (iv) determining and overseeing the process of evaluating our CEO's performance; and (v) overseeing the preparation of, reviewing, and approving this Compensation Discussion and Analysis.

        With respect to our CEO, the compensation committee sets, and with respect to our other executive officers, the compensation committee reviews and approves their:

  •
  annual base salaries;

  •
  annual cash bonus opportunities and payments;

  •
  long-term incentive compensation;

  •
  employment agreements (including post-employment compensation arrangements); and

  •
  other compensation, perquisites, and other personal benefits, if any.

        The compensation committee's practice of developing and maintaining compensation arrangements that are competitive includes a balance between hiring and retaining the best possible talent and maintaining a reasonable and responsible cost structure.

  Role of Chief Executive Officer and Members of Our Management Team

        In discharging its responsibilities, the compensation committee works with members of our management team, including our CEO. The management team assists the compensation committee by providing information on company and individual performance, market data, and management's perspective and recommendations on compensation matters. The compensation committee solicits and reviews our CEO's recommendations and proposals with respect to adjustments to annual cash compensation, long-term incentive compensation opportunities, program structures, and other compensation-related matters for our executive officers (other than with respect to his own compensation). The compensation committee reviews and discusses these recommendations and proposals with our CEO and uses them as one factor in determining and approving the compensation for our executive officers (other than our CEO) and direct reports to our CEO. Our CEO recuses himself from all discussions and recommendations regarding his own compensation.

  Compensation Review Cycle

        The compensation committee reviews the base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our executive officers, including the named executive officers, during the first half of each fiscal year, or more frequently as warranted. Adjustments, if any, are generally effective shortly thereafter.

  Compensation-Setting Process

        The compensation committee does not establish a specific target for the total direct compensation opportunity of our executive officers, including the named executive officers. When selecting and setting the amount of each compensation element, the compensation committee may consider the following factors:

  •
  our performance against the financial and operational objectives established by the compensation committee and our board of directors;

  •
  each individual executive officer's skills, experience, and qualifications relative to other similarly situated executives at the companies in our compensation peer group;

  •
  the scope of each executive officer's role compared to other similarly situated executives at the companies in our compensation peer group;

  •
  the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;

  •
  compensation parity among our executive officers;

  •
  our financial performance relative to our peers; and

  •
  the compensation practices of our compensation peer group and the positioning of each executive officer's compensation in a ranking of peer company compensation levels.

        These factors provide the framework for compensation decision making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor was the impact of any factor on the determination of pay levels quantifiable.

  Role of Compensation Consultant

        The compensation committee has the authority to retain and terminate compensation consultants, legal counsel, and other advisors as it may deem necessary to assist it in the performance of its duties and responsibilities, without consulting or obtaining the approval of the senior management of the Company. The compensation committee recognizes the importance of objective, independent expertise and advice in carrying out its responsibilities and, therefore, engages an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review.

        The compensation committee engaged Compensia, a national compensation consulting firm, as its compensation advisor for the fiscal year ended January 31, 2018. Compensia reports directly, and is directly accountable, to the compensation committee, and the compensation committee has the sole authority to retain, terminate, and obtain the advice of Compensia at the Company's expense. The compensation committee selected Compensia as its compensation consultant because of the firm's expertise and reputation and the fact that Compensia provides no services to us other than its services to the compensation committee, has no other ties to management that could jeopardize its independent status, and has strong internal governance policies that help ensure that it maintains its independence.

        During the fiscal year ended January 31, 2018, Compensia attended the meetings of the compensation committee (both with and without management present) as requested by the compensation committee and consulted with the compensation committee chair and other members between meetings. In addition, it assisted with the preparation of this Compensation Discussion and Analysis.

        The compensation committee regularly reviews the objectivity and independence of the advice provided by its compensation advisors on executive and non-employee director compensation. The compensation committee has considered the independence of Compensia and determined that its work does not give rise to any conflicts of interest.

  Competitive Positioning

        For purposes of comparing our executive compensation against the competitive market, the compensation committee reviews and considers the compensation levels and practices of a group of comparable companies. During much of fiscal 2018, the compensation committee referenced the following compensation peer group for purposes of understanding the competitive market:

• AppFolio, Inc.	• Evolent Health, Inc.	• Paylocity Holding Corporation
• Benefitfocus, Inc.	• Financial Engines, Inc.	• Q2 Holdings, Inc.
• Castlelight Health Inc.	• HealthStream, Inc.	• SPS Commerce, Inc.
• Cornerstone OnDemand, Inc.	• MINDBODY, Inc.	• Wageworks, Inc.
• Ebix, Inc.	• NIC Inc.
• Ellie Mae, Inc.	• Paycom Software, Inc.

        The companies in this compensation peer group were selected on the basis of their similarity to us in size, as determined using the following criteria:

  •
  similar revenue size—~0.3x to ~3.0x our last four fiscal quarters' revenue;

  •
  similar market capitalization—~0.3x to ~3.0x our market capitalization;

  •
  similar industry focus—financial technology and technology-enabled business services; and

  •
  geographic location.

        To analyze the compensation practices of the companies in our compensation peer group, the compensation committee's compensation consultant gathers data from public filings (primarily proxy statements). In the fiscal year ended January 31, 2018, this market data was then used as a reference point for the compensation committee to assess our current incentive compensation levels in the course of its deliberations on compensation forms and amounts. Although the compensation committee considered this market data when assessing the current compensation levels for the named executive officers, it does not target any specific peer group percentile levels.

        In selecting peers, our compensation committee seeks to maintain consistency from year to year, other than for events potentially calling for immediate elimination of a peer group member. In September 2017, the compensation committee, with the assistance of Compensia, removed from our peer group Ebix, Inc. and NIC Inc. given their revenue and market capitalization relative to our revenue and market capitalization, and Castlight Health Inc. and HealthStream, Inc., in each case, given their relative market capitalization and added 2U Inc., Guidewire Software Inc., Medidata Solutions Inc., SPS Commerce, Inc., The Trade Desk, Inc. and Yext Inc. The compensation committee has and will continue to review our compensation peer group at least annually and make adjustments to its composition, taking into account changes in both our business and the businesses of the companies in the peer group.

  Advisory Vote on Named Executive Officer Compensation

        At our 2017 annual meeting of stockholders, our "say on pay" proposal resulted in a favorable vote from approximately 79% of the shares present and entitled to vote at the annual meeting. We believe the level of support was due to the appropriateness of the overall design of our executive compensation program and our communications with our stockholders and responsiveness to stockholder feedback obtained through our stockholder engagement process.

        In connection with the 2017 "say on pay" proposal, a proxy advisory firm issued a recommendation to vote "against" the proposal because of an amendment made to the performance vesting criteria applicable to the long-term performance stock options granted to certain of our named executive officers on July 30, 2014. The compensation committee believes that the amended vesting performance criteria applicable to these long-term performance stock options better align the interests of our management and our stockholders and the original intent of these awards. We engaged in discussions with a number of our largest institutional stockholders regarding this amendment and other relevant issues. Although certain of these institutional stockholders adhered to the proxy advisor's recommendation, our "say on pay" proposal nevertheless received widespread support from our stockholders (with approximately 79% of the shares present and entitled to vote voting in favor).

        After consideration of the stockholder input we received, which in general supported the structure and design of our compensation plans and programs, particularly our emphasis on long-term equity awards, as well as our strong performance and management's and the compensation committee's assessment of the continuing success of our compensation programs, the compensation committee determined that the overall design of our executive compensation program during fiscal 2018 would be maintained consistent with past years. The compensation committee will continue to work to ensure that our named executive officers' interests are aligned with our stockholders' interests to support long-term value creation and continue to strengthen the Company.

  Frequency Say-on-Pay Vote

        Consistent with the preference expressed by our stockholders at our 2017 annual general meeting of stockholders, our board of directors decided that the Company will include a vote to approve, on a non-binding advisory basis, the compensation of our named executive officers in our proxy materials every year until the next required advisory vote to approve the frequency of an advisory vote on executive compensation, which will occur no later than our 2023 annual meeting of stockholders.

Individual Compensation Elements

        In the fiscal year ended January 31, 2018, the primary elements of our executive compensation program consisted of base salary, an annual cash bonus opportunity, and long-term incentive compensation in the form of options to purchase shares of our common stock and restricted stock unit awards. While the compensation committee reviews each of these compensation elements, as well as target total direct compensation, it does not use any specific formula to determine the allocation between fixed and variable compensation in making its decisions. Rather, the compensation committee considers together all elements that comprise the target total direct compensation of the named executive officers rather than each element in isolation.

Compensation Element	Primary Purpose of Compensation Element	Philosophy Behind Providing Compensation Element
Annual Compensation:
Base Salary	• A fixed portion of the compensation that reflects expertise and scope of responsibilities.	• Provides a base component of total compensation. • Attracts and retains key talent. • Provides financial certainty and stability. • Recognition of individual performance.
Performance-Based Annual Incentive

•

Provides "at-risk" pay that reflects annual Company performance and performance against strategic accomplishments.

•

Drives "top-line" growth, "bottom-line" profitability, and overall customer satisfaction.

•

Drives execution of our annual operating plan.

• Promotes the achievement of financial and performance metrics important to stockholders. • Reinforces the importance of pre-established strategic accomplishments and goals. • Rewards team success.
Long-Term Compensation:
Long-Term Incentive Program	• Provides "at-risk" pay with a long-term focus, subject to both performance- and service-based vesting requirements.

•

Retains talent through long-term wealth-creation opportunities.

•

Attracts and retains key talent.

•

Aligns our named executive officers' and long-term stockholders' interests.

•

Reflects long-term performance.

Other Executive Benefits:
Retirement Programs Other Benefits	• Provides income security for retirement. • Provides competitive benefits to team members.	• Attracts and retains key talent. • Attracts and retains key talent. • Provides for safety and wellness of our team members.

  Base Salary

        Generally, we establish the initial base salaries of our executive officers through arm's-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, prior salary level, and the base salaries of our other executive officers. Thereafter, the compensation committee reviews the base salaries of our executive officers annually and makes adjustments to base salaries as it determines to be necessary or appropriate.

        In March 2017, the compensation committee reviewed the base salaries of our executive officers, including the named executive officers, taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own base salary), and the other factors described above. As a result of such market review, the compensation committee approved an increase in the annual base salaries for our CFO and our CTO in order to better align their compensation with those holding similar positions within our peer group. With respect to our EVP, Sales, his annual base salary was determined through an arm's-length negotiation in connection with his initial appointment. The base salaries of the named executive officers for the fiscal year ended January 31, 2018, were as follows:

Named Executive Officer	Fiscal Year 2018 Base Salary ($)(2)	Fiscal Year 2017 Base Salary ($)	% Base Salary Increase
Mr. Kessler	400,000	400,000	0%
Dr. Neeleman	300,000	300,000	0%
Mr. Mott	275,000	250,000	10%
Ms. Dreier	265,000	220,000	20%
Mr. Otten(1)	225,000	—	—

(1)
Mr. Otten joined the Company during the fiscal year ended January 31, 2018.

(2)
Fiscal year 2018 base salaries were effective April 1, 2017.

  Annual Cash Bonuses

        For the fiscal year ended January 31, 2018, we had a cash bonus plan, the HealthEquity Executive Bonus Plan for Fiscal Year 2018 (the "2018 Executive Bonus Plan"), for our executive officers, including the named executive officers (other than our EVP, Sales, participated in both the 2018 Executive Bonus Plan and a sales incentive plan), which was established by the compensation committee as a "performance cash award" under our 2014 Equity Incentive Plan. The compensation committee established each executive officer's target annual cash bonus opportunity and set the formula for bonus payments at the beginning of the fiscal year ended January 31, 2018. Under the 2018 Executive Bonus Plan, each executive officer's target annual cash bonus opportunity was expressed as a percentage of each individual's base salary. The bonus amount funded under the 2018 Executive Bonus Plan was determined based on the achievement of a percentage based target performance level taking into account both Company performance and individual and team performance. The annual cash bonus that each participant would actually earn under the 2018 Executive Bonus Plan was 80% based on our actual achievement with respect to certain corporate performance measures for the fiscal year ended January 31, 2018, and 20% based on the achievement of individual and team performance objectives.

  Target Annual Cash Bonus Opportunities

        Each of our executive officers participating in the 2018 Executive Bonus Plan was assigned a target annual cash bonus opportunity, the amount of which was calculated as a percentage of his or her base salary. In March 2017, the compensation committee reviewed the target annual cash bonus opportunities of our executive officers, taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own target annual cash bonus opportunity), and the other factors described above. Following this review, the compensation committee determined to maintain the target annual cash bonus opportunities for our executive officers at their levels for the fiscal year ended January 31, 2017, except for our CTO's target annual cash bonus opportunity, which was increased from 33% to 35% to better align her target cash compensation with those holding similar positions within our peer group. With respect to our EVP, Sales, his target annual cash bonus opportunity was determined through an arm's-length negotiation in connection with his initial appointment. The total annual cash bonus opportunities of the named executive officers for the fiscal year ended January 31, 2018, were as follows:

Named Executive Officer	Fiscal Year 2017 Target Annual Cash Bonus Opportunity (as a percentage of base salary)	Fiscal Year 2018 Target Annual Cash Bonus Opportunity (as a percentage of base salary)	Fiscal Year 2018 Target Annual Cash Bonus Opportunity ($)
Mr. Kessler	75%	75%	300,000
Dr. Neeleman	75%	75%	225,000
Mr. Mott	50%	50%	135,479
Ms. Dreier	33%	35%	90,204
Mr. Otten(1)	—	100%	225,000

(1)
Mr. Otten's target annual cash bonus opportunity was calculated using his annualized base salary, in place of his pro-rata base salary that was earned based on the number of days actually employed by us during the year ended January 31, 2018. Approximately 80% of Mr. Otten's target annual cash bonus opportunity for the fiscal year ended January 31, 2018, was to be determined under his sales incentive plan (as described below) and approximately 20% of his target annual cash bonus opportunity was to be determined pursuant to the 2018 Executive Bonus Plan.

  Bonus Formula

        For purposes of the 2018 Executive Bonus Plan, the actual cash bonus payment was based on both the corporate performance measures and individual and team performance objectives and paid as a percentage of the target annual cash bonus opportunity, calculated as follows:

Percentage Achievement of Target Performance Level	Payment as a Percentage of Target Bonus Opportunity(1)
0% to 96.9% achievement	0%
97% achievement	25%
100% achievement	100%
103% achievement	125%
106% or above achievement	135%

(1)
Performance achievement between the specified levels was interpolated on a straight-line basis.

  Corporate Performance Measures

        In March 2017, the compensation committee selected total revenue, Adjusted EBITDA, and total custodial assets as the corporate performance measures for purposes of the 2018 Executive Bonus Plan. The compensation committee selected these corporate performance measures because it believed that they were appropriate drivers for our business as they provided a balance between generating revenue, managing our expenses, and growing our business, which enhance stockholder value over the short term.

        For purposes of the 2018 Executive Bonus Plan, "Adjusted EBITDA" was defined as adjusted earnings before interest, taxes, depreciation and amortization and certain other non-operating items. The compensation committee believes that Adjusted EBITDA provides useful information to enable our stockholders to understand and evaluate our operating results in the same manner as our management and our board of directors because it reflects operating profitability before consideration of non-operating expenses and non-cash expenses.

        The target levels for these corporate performance measures were based on our operating plan for the fiscal year ended January 31, 2018, which was reviewed and approved by our board of directors. These target levels were set to reward strong management performance in light of our strategic objectives and the industry and economic conditions and trends at the time the targets were set. The mix of measures was intended to balance a top-line measure (total revenue) with a bottom-line measure (Adjusted EBITDA). The compensation committee believed such a balance would drive the appropriate amount of focus on propelling growth through revenue without detracting from our overall performance.

        In March 2017, the compensation committee set the target levels and the payment percentages for each of the corporate performance measures for the 2018 Executive Bonus Plan. The weighting of these corporate performance measures (as a percentage of each executive officer's total target annual cash bonus opportunity under the 2018 Executive Bonus Plan) and the related target levels for each measure were as follows (with dollars expressed in thousands):

Performance Measure	Weighting	Target Performance Level ($)
Total revenue	25%	223,813
Adjusted EBITDA	30%	80,377
Total custodial assets	25%	6,109,125

  Individual and Team Performance Objectives

        In March 2017, the compensation committee also established the individual and team performance objectives for each executive officer, which were used in determining achievement of 20% of the performance level under the 2018 Executive Bonus Plan (other than our EVP, Sales, whose target annual cash bonus opportunity was to be based entirely on corporate performance measures and the sales incentive plan described below). Individual and team goals were based on:

  •
  whether an executive officer's team satisfied the performance objectives for the fiscal year ended January 31, 2018, established by the executive officer and approved by the compensation committee, with input from our CEO (except with respect to his own performance); and

  •
  how much the executive officer contributed to the success of his or her team's performance.

        These assessments were inherently subjective and were made by the compensation committee in its sole discretion with input from our CEO (except with respect to his own performance). Consequently, notwithstanding the achievement of performance goals and objectives, an executive officer's actual annual cash bonus could be less than his or her annual cash bonus opportunity.

  Sales Incentive Plan

        Our EVP, Sales also participates in an annual sales incentive plan set forth in his employment offer letter (the "Sales Incentive Plan"), which rewards him for selling our products and services and contributing to our success and growth. Under the Sales Incentive Plan, our EVP, Sales was eligible to earn commissions based on each newly activated HSA for which we act as sole custodian of account funds, excluding any HSAs acquired from third parties. For the fiscal year ended January 31, 2018, our

EVP, Sales earned a commission of $151,200, which represented approximately 84% of his target annual cash bonus opportunity determined pursuant to the Sales Incentive Plan.

  Fiscal Year 2018 Annual Cash Bonus Payments

        In March 2018, the compensation committee determined the amounts to be paid under the 2018 Executive Bonus Plan based on our actual performance for the year with respect to each performance measure multiplied by each participant's target annual cash bonus opportunity. For the fiscal year ended January 31, 2018, our total revenue was $229.5 million, our Adjusted EBITDA was $84.7 million, and our total custodial assets was $6.8 billion. In the aggregate, our performance was above the target levels established for each of the corporate performance measures. In addition, the compensation committee evaluated the individual performance of each executive officer, as well as the performance of each executive officer's team (where applicable), against the objectives approved by the compensation committee and assessed the extent to which each executive officer's efforts had contributed to the success of his team's performance. Accordingly, the funding for the 2018 Executive Bonus Plan was as follows (with dollars expressed in thousands):

Corporate Performance Measure	Target Performance Level ($)	Actual Performance Level ($)	Funding Percentage	Payment Weighting Percentage	Weighted Funding Percentage
Total revenue	223,813	229,525	103%	25%	26%
Adjusted EBITDA	80,377	84,680	105%	30%	32%
Total custodial assets	6,109,125	6,778,310	111%	25%	28%
Individual / team performance(1)	N/A	N/A	107%	20%	21%

					107%

(1)
For purposes of calculating the actual performance level, achievement of the individual and team performance objectives was deemed to be equal to the blended average of total revenue, Adjusted EBITDA and total custodial assets for fiscal year 2018.

        Actual bonus payments made to our named executive officers pursuant to our 2018 Executive Bonus Plan and the Sales Incentive Plan for the fiscal year ended January 31, 2018, were as follows:

	Fiscal Year 2018 Target Annual Cash Bonus Opportunity at 100% achievement			Fiscal Year 2018 Annual Cash Bonus Opportunity at or above 106% achievement						Fiscal Year 2018 Actual Cash Bonus as a Percentage of Bonus Opportunity at 100% achievement (%)
Named Executive Officer	Individual / Team Performance ($)	Company Performance ($)	Total	Individual / Team Performance ($)		Company Performance ($)	Total	Fiscal Year 2018 Actual Cash Bonus Paid($)
Mr. Kessler	60,000	240,000	300,000	81,000		324,000	405,000	383,765	(1)	128
Dr. Neeleman	45,000	180,000	225,000	60,750		243,000	303,750	303,750		135
Mr. Mott	27,096	108,383	135,479	36,579		146,318	182,897	182,897		135
Ms. Dreier	18,041	72,163	90,204	24,355		97,420	121,776	121,776		135
Mr. Otten(2)	180,000	45,000	225,000	151,200	(3)	60,750	211,950	211,950		94

(1)
Mr. Kessler was awarded less than his fully funded opportunity due to the performance of the sales team relative to target performance.

(2)
20% of Mr. Otten's target annual cash bonus opportunity was determined pursuant to the 2018 Executive Bonus Plan, with the remaining 80% determined pursuant to the Sales Incentive Plan, which is accounted for in this table under the Individual / Team Performance columns.

(3)
Represents approximately 84% of his target annual cash bonus opportunity determined pursuant to the Sales Incentive Plan.

  Long-Term Incentive Compensation

        During fiscal year ended January 31, 2018, the compensation committee used equity awards in the form of options to purchase shares of our common stock and restricted stock units to deliver the annual long-term incentive compensation opportunities to our executive officers and to address special situations as they may arise from time to time.

        In March 2017, our compensation committee approved the grant of equity awards to each of our executive officers, including our EVP, Sales in anticipation of, and subject to, his commencement of employment with us on May 1, 2017. The equity awards granted to each of our executive officers, including our CTO and EVP, Sales, but excluding our CEO, Founder and Vice Chairman, and CFO, were delivered in the form of restricted stock units, with one-third of the value of such grant comprised of time-based vesting restricted stock units and two-thirds comprised of performance-based vesting restricted stock units. The equity awards granted to each of our CEO, Founder and Vice Chairman and CFO were delivered in the form of both restricted stock units and options to purchase shares of our common stock, with one-third of the value of such grant comprised of time-based vesting stock options and two-thirds comprised of performance-based vesting restricted stock units.

        Stock-settled restricted stock units are "full value grants," meaning that, upon vesting, the recipient is awarded the full share. As a result, while the value the recipient realizes in connection with an award of restricted stock units depends on our stock price, time-vested restricted stock units generally have some value even if the Company's stock price significantly decreases following their grant (unlike performance-based restricted stock units that do not vest unless the performance level is achieved). As a result, time-vested restricted stock units help to secure and retain our executive officers and instill an ownership mentality, regardless of whether the Company's stock price increases or decreases. In contrast, stock options provide an effective performance incentive and align our executive officers' interests with our stockholders' interests because our executive officers derive value from their options only if our stock price increases following their grant (which benefits all stockholders) and they remain employed with us beyond the date that their options "vest" (that is, become exercisable).

        The performance-based vesting restricted stock units granted to our executive officers, including our named executive officers, are earned and vest based on the achievement of the cumulative three-year compound annual growth rate in the Company's revenue (determined on a basis consistent with generally accepted accounting principles ("GAAP") in the United States) between February 1, 2017 through January 31, 2020, calculated based on a beginning value of $178,370,293 (the Company's revenue for fiscal 2017) as follows:

Cumulative 3-Year Revenue Compound Annual Growth Rate During Performance Period	Shares Subject to the Award That Become Vested
<14%	0%
14%	50%
22%	100%
30%	150%

        Linear interpolation will be used to determine the percent of the shares subject to the award that will vest between each threshold.

        The stock options granted to our CEO, Founder and Vice Chairman and CFO and the time-based vesting restricted stock units granted to our executive officers vest in four equal annual installments on the first four anniversaries of the date of grant.

        In June 2017, in connection with his joining the Company as our EVP, Sales, our compensation committee granted Mr. Otten an additional grant of equity awards comprised of stock options to purchase 43,000 shares of our common stock and 10,000 time-based vesting restricted stock units. The number of shares subject to each award was determined in arm's-length negotiations. Both the stock option grant and the restricted stock unit grant vest in four equal annual installments on the first four anniversaries of the date of grant.

        The table below provides a summary of the equity awards granted to each of our named executive officers during fiscal year ended January 31, 2018:

Named Executive Officer	Date of Grant	Performance- based Vesting Restricted Stock Units (target) (#)	Time-based Vesting Restricted Stock Units (#)	Time-based Vesting Stock Options (#)
Mr. Kessler	March 27, 2017	56,525	—	69,639
Dr. Neeleman	March 27, 2017	16,150	—	19,897
Mr. Mott	March 27, 2017	16,150	—	19,897
Ms. Dreier	March 27, 2017	11,305	5,652	—
Mr. Otten	March 27, 2017	4,037	2,019	—
	June 21, 2017	—	10,000	43,000

        As with their other elements of compensation, the compensation committee determines the amount of long term incentive compensation opportunities for our executive officers as part of its annual compensation review and after taking into consideration a competitive market analysis, the recommendations of our CEO (except with respect to his own long term incentive compensation opportunity), the outstanding equity holdings of each executive officer, the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long term incentive compensation awards (our "burn rate") in relation to the companies in our compensation peer group, the potential voting power dilution to our stockholders (our "overhang") in relation to the companies in our compensation peer group, and the other factors described above.

        In March 2017, the compensation committee approved an amendment to the stock options previously granted to each of our named executive officers under our 2014 Plan, to provide for accelerated vesting on a "double trigger" basis. All equity awards, including both restricted stock units and stock options, granted to our executive officers during fiscal year ended January 31, 2018, also provide for such accelerated vesting on a "double trigger" basis. For additional information, please see "—Potential Payments Upon Termination or Change In Control" below.

        In March 2017, our compensation committee approved an amendment to the performance vesting criteria applicable to the stock options granted to each of our CEO, Founder and Vice Chairman, CFO and CTO on July 30, 2014. As amended, (i) 43% of the remaining unvested portion of the stock options (the "Fiscal Year 2018 Tranche") would vest based upon the attainment of a compound annual growth rate of Adjusted EBITDA per share of common stock of 35% for fiscal year ended January 31, 2018 as compared to the Adjusted EBITDA target of $34.5 million, or $0.61 per share of common stock, for fiscal year ended January 31, 2016 (the "Base Year Target"), and (ii) 57% of the remaining unvested portion of the stock options will vest based upon the attainment of a compound annual growth rate of Adjusted EBITDA per share of common stock of 35% for the fiscal year ending January 31, 2019 as compared to the Base Year Target, in each case, subject to the executive's continued employment through the applicable vesting date. Based on our attainment of a compound annual growth rate of Adjusted EBITDA per share of common stock of 52% for fiscal year ended January 31, 2018 as compared to the Base Year Target, the Fiscal Year 2018 Tranche of such stock options held by each of our CEO, Founder and Vice Chairman, CFO and CTO became vested following the compensation committee's certification of such results in March 2018.

        The compensation committee made the foregoing changes to the long-term incentive compensation of our named executive officers in order to better align their compensation with executive officers holding similar positions within our peer group.

  Welfare and Health Benefits

        We sponsor a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Code, which contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code (the "Section 401(k) Plan"). Generally, employees, including our executive officers, who have attained at least 21 years of age are generally eligible to participate in the Section 401(k) Plan on the first day of the calendar month following their respective dates of hire. Participants may make pre-tax contributions to the Section 401(k) Plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for "catch-up" contributions. The Section 401(k) Plan provides for a discretionary employer matching contribution and, for the fiscal year ended January 31, 2018, we made matching contributions to participant's Section 401(k) Plan accounts in amounts up to 100% of the first 1% of his or her eligible earnings contributed to the Section 401(k) Plan and 50% of the next 5% of his or her eligible earnings contributed to the Section 401(k) Plan.

        All employee and employer contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participant's directions. Pre-tax contributions by participants and contributions that we make to a participant's Section 401(k) Plan and the income earned on those contributions are generally not taxable to participants until withdrawn, and all contributions are generally deductible by us when made. Participant contributions are held in trust as required by law. No minimum benefit is provided under the Section 401(k) Plan. An employee is 100% vested in his or her pre-tax deferrals when contributed and vests in employer contributions at a rate of 25% for each year of employment.

        In addition, our executive officers, including the named executive officers, are eligible to participate in our employee benefits programs on the same basis as all of our employees. These benefits include medical, dental and vision benefits, disability insurance, basic life insurance coverage, health savings accounts and accidental death and dismemberment insurance.

        We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

  Perquisites and Other Personal Benefits

        Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our executive officers, including the named executive officers, and do not have a formal perquisites policy, but we may provide perquisites and other personal benefits in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the compensation committee. During the fiscal year ended January 31, 2018, none of the named executive officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.

  Employment Agreements

        We have entered into either a written employment agreement or a written employment offer letter with each of our named executive officers. Each of these agreements or letters was approved on our behalf by the compensation committee or, in certain instances, by our board of directors.

        In filling each of our executive positions, our board of directors or the compensation committee, as applicable, recognized that it would need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, our board of directors and the compensation committee were sensitive to the need to integrate new executive officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations.

        Each of these written arrangements provides for "at-will" employment and sets forth the initial compensation arrangements for the executive officer, including an initial base salary, an annual cash bonus opportunity, and, with respect to our CTO and EVP, Sales, an equity award recommendation. None of our employment agreements have a stated duration or term. In addition, each arrangement with our CEO, Founder and Vice Chairman and CFO provides them with the opportunity to receive certain post-employment payments and benefits in the event of certain terminations of employment. Finally, these arrangements prohibit the executive officer from engaging directly or indirectly in competition with us, recruiting or soliciting any of our employees, diverting our customers to a competitor, or disclosing our confidential information or business practices.

        These post-employment compensation arrangements are described in more detail in "Potential Payments Upon Termination or Change in Control" below.

        For information on the specific terms and conditions of the employment agreements of the named executive officers, see "Narrative to Summary Compensation Table and Grant of Plan-Based Awards Table—Executive Employment Arrangements" below.

  Post-Employment Compensation

        In March 2017, the compensation committee approved the adoption of a severance policy by the Company for the benefit of certain members of its management team who do not have employment agreements, including our CTO and EVP, Sales, that provides for severance protection following a change in control. For additional detail on the post-employment compensation arrangements in place for the named executive officers, as well as an estimate of the potential payments and benefits payable under these arrangements as of the end of the fiscal year ended January 31, 2018, see "Potential Payments Upon Termination or Change in Control" below.

  Fiscal 2019 Base Salary Increases

        In connection with the compensation committee's review of our executive officers' compensation for fiscal year ended January 31, 2019, the compensation committee approved the following increases in the base salaries of our named executive officers. The compensation committee made these changes to the base salaries of our named executive officers in order to better align their compensation with those holding similar positions within our peer group.

Named Executive Officer	Fiscal Year 2019 Base Salary ($)(1)	Fiscal Year 2019 Annual Cash Bonus Target (as a percentage of base salary)	Fiscal Year 2018 Base Salary ($)	Fiscal Year 2018 Annual Cash Bonus Opportunity (as a percentage of base salary)	% Base Salary Increase
Mr. Kessler	500,000	100%	400,000	75%	25%
Dr. Neeleman	400,000	75%	300,000	75%	33%
Mr. Mott	400,000	75%	275,000	50%	45%
Ms. Dreier	400,000	50%	265,000	35%	51%
Mr. Otten	250,000	125%	225,000	100%	11%

(1)
Fiscal year 2019 base salaries are effective April 1, 2018.

Other Compensation Policies and Practices

  Policy Prohibiting Hedging or Pledging of Our Equity Securities

        Our Insider Trading Policy provides that certain key employees, including our executive officers and the members of our board of directors, are prohibited from engaging in short sales of our securities, buying or selling options or other derivative securities on our securities, and hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds). In addition, these individuals are prohibited from holding our securities in a margin account or pledging our securities as collateral for a loan.

  Stock Ownership Guidelines

        The board of directors has adopted stock ownership guidelines for our CEO, Founder and Vice Chairman, CFO, and each of our other executive officers that report directly to our CEO, which set the minimum ownership expectations for each such executive officer. The guidelines require that prior to July 31, 2021, our CEO, Founder and Vice Chairman and CFO should own shares of our common stock with a value equal to six times annual base salary, five times annual base salary and three times annual base salary, respectively. The guidelines require that each of our other executive officers that report directly to our CEO own shares of our common stock equal to one and a half times annual base salary, respectively, within five years of first becoming subject to the guidelines. Half of the fair market value of the shares of our common stock underlying vested stock options (to the extent the fair market value exceeds the applicable exercise price) are included when determining the executive officer's stock ownership. Shares underlying unvested restricted stock units are not counted towards determining the executive officers' stock ownership. We believe that the stock ownership guidelines serve to further align the interests of our executive officers with the interests of our stockholders.

  Compensation and Risk Management

        Our compensation committee regularly reviews senior executive compensation and our company-wide compensation programs and policies. Our compensation committee's independent compensation consultant is involved in this review process, which is conducted under the oversight of our compensation committee. With respect to fiscal year ended January 31, 2018 and the compensation programs in place for fiscal year ending January 31, 2019, our compensation committee has concluded that the Company's compensation programs are not reasonably likely to have a material adverse effect on the Company.

Tax and Accounting Considerations

  Deductibility of Executive Compensation

        Section 162(m) of the Code, or Section 162(m), generally disallows public companies a tax deduction for compensation in excess of $1 million paid to their chief executive officers and certain other named executive officers, unless an exemption applies. We have relied on transitional relief under Section 162(m) that exempts newly-public companies from the limitations on deductibility, for so long as such transition rules apply to us. In our case, the transition period for Section 162(m) purposes will expire as of the date of the Annual Meeting.

        Section 162(m) also contained an exemption for compensation that qualified as "performance-based" compensation. The Tax Cuts and Jobs Act, which was signed into law on December 22, 2017, eliminated the "performance-based" compensation exception under Section 162(m) for taxable years beginning after December 31, 2017 and expanded the group of employees covered by the $1 million limitation. Accordingly, we will no longer be able to structure executive compensation paid to certain executive officers in excess of $1 million to qualify as "performance-based" compensation under Section 162(m) in order to preserve the tax deductibility of that compensation. Rather, beginning in 2018, compensation paid to certain executive officers in excess of $1 million will generally not be deductible. While we believe that deductibility of executive compensation is an important consideration in structuring our executive compensation program, the compensation committee reserves the right to pay compensation and/or approve executive compensation arrangements that are not fully tax deductible if it believes that doing so is in the best interests of the Company and our stockholders. The compensation committee intends to consider the impact of the enactment of the Tax Cuts and Jobs Act on the design of the Company's executive compensation programs and practices.

  Taxation of "Parachute" Payments

        Sections 280G and 4999 of the Code provide that executive officers and members of our board of directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We do not provide any executive officer, including any named executive officer, with a "gross-up" or other reimbursement payment for any tax liability that the executive officer may owe as a result of the application of Sections 280G or 4999, and have not agreed and are not otherwise obligated to provide any executive officer with such a "gross-up" or other reimbursement.

  Deferred Compensation

        If an executive officer is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Code ("Section 409A"), and such benefits do not comply with the requirements of Section 409A, such failure to comply could result in accelerated income inclusion for the executive officer of deferred compensation, as well as a 20% additional tax and additional interest penalties. We intend for all of our executive compensation to either comply with or be exempt from Section 409A.

  Accounting for Stock-Based Compensation

        We follow the Financial Accounting Standard Board's Accounting Standards Codification Topic 718 ("FASB ASC Topic 718") for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our board of directors, including options to purchase shares of our common stock and other stock awards, based on the grant date "fair value" of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards. While we consider the expense resulting from the application of FASB ASC Topic 718 when granting our stock-based compensation awards to ensure that it is reasonable, the amount of this expense is not the most important factor that the compensation committee considers when making equity-award decisions.

EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

        The following table sets forth information regarding the compensation awarded to, earned by, or paid to our named executive officers during the fiscal years ended January 31, 2018, January 31, 2017, and January 31, 2016.

Summary Compensation Table

Name and Principal Position(1)	Fiscal Year-End(4)	Salary ($)	Bonus ($)(5)	Stock Awards ($)(6)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(9)	Total ($)
Jon Kessler	2018	400,000	383,765	2,333,333	1,166,667	—	—	10,848	4,294,613
President & Chief Executive	2017	400,000	272,371	—	—	—	—	8,870	681,241
Officer	2016	400,000	300,000	—	—	—	—	9,750	709,750
Stephen D. Neeleman, M.D.	2018	300,000	303,750	666,667	333,333	—	—	15,709	1,619,459
Founder and Vice Chairman	2017	300,000	200,000	—	—	—	—	140	500,140
	2016	300,000	225,000	—	—	—	—	8,240	533,250
Darcy Mott	2018	270,833	182,897	666,667	333,333	—	—	9,760	1,463,490
Executive Vice President and	2017	250,000	117,500	—	—	—	—	7,692	375,192
Chief Financial Officer	2016	250,000	125,000	—	264,775	—	—	7,500	647,275
Ashley Dreier(2)	2018	257,500	121,776	700,000	—	—	—	10,787	1,090,063
Executive Vice President, Chief	2017	220,000	88,984	—	631,345	—	—	9,214	949,543
Technology Officer and Chief
Information Officer
William Otten(3)	2018	168,750	60,750	764,400	887,619	$151,200		5,250	2,037,969
Executive Vice President, Sales

(1)
The positions reported for each named executive officer are the positions held on January 31, 2018.

(2)
Ms. Dreier was not a named executive officer in 2016 and, therefore, in accordance with SEC regulations, only compensation information for the fiscal year in which she was a named executive officer is included in the Summary Compensation Table.

(3)
Mr. Otten joined HealthEquity on May 1, 2017 and his base salary reflects his partial year of employment.

(4)
Our fiscal year ends on January 31st.

(5)
The amounts reported in this column represent the bonuses earned by each executive pursuant to the 2018 Executive Bonus Plan. The amounts relating to our fiscal year ended January 31, 2018 were paid in April 2018. For additional information, please see "—Compensation Discussion and Analysis—Individual Compensation Elements—Annual Cash Bonuses" above.

(6)
The amounts reported in this column represent the aggregate grant date fair value of the restricted stock units granted to the named executive officers during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, and do not necessarily correspond to the actual value that might be realized by the named executive officers, which depends on the market value of our common stock on a date in the future when the units are settled. Grants made during the fiscal year ended January 31, 2018 include restricted stock units subject to both time and performance-based vesting conditions. For time-based vesting awards, the grant date fair value is calculated by multiplying the Black-Scholes value by the number of shares of common stock subject to the restricted stock units. For awards subject to both time and performance-based vesting, the grant date fair value is calculated assuming the probable outcome of the performance conditions on the date of grant and is consistent with our estimate of the aggregate compensation cost to be recognized over the vesting period determined in accordance with FASB ASC Topic 718. Assuming the highest level of performance conditions are met, the potential maximum grant date value for the restricted stock units subject to both time and performance-based vesting is $3.5 million, $1.0 million, $250,000, $1.0 million and $700,000 for Messrs. Kessler, Mott and Otten, Dr. Neeleman and Ms. Dreier, respectively. For additional information, including a discussion of the assumptions used to calculate these values, please see "—Outstanding Equity Awards at Fiscal Year End Table" below and note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2018.

(7)
The amounts reported in this column represent the aggregate grant date fair value of stock options granted to the named executive officers during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, and do not necessarily correspond to the actual value that might be realized by the named executive officers, which depends on the market value of our common stock on a date in the future when the stock options are exercised. Grants made during the fiscal year ended January 31, 2018, were stock options subject to time-based vesting conditions. For such time-based vesting awards, the grant date fair value was calculated by multiplying the Black-Scholes value by the number of shares of our common stock subject to the stock options. For additional information, including a discussion of the assumptions used to calculate these values, please see "—Outstanding Equity Awards at Fiscal Year End Table" below and note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2018.

(8)
The amount reported as earned by Mr. Otten in this column represents commissions earned by him pursuant to his sales incentive plan. For additional information, please see "—Compensation Discussion and Analysis—Individual Compensation Elements—Sales Incentive Plan" above.

(9)
The amounts reported in this column for the fiscal year ended January 31, 2018, represent employer matching contributions made to our Section 401(k) Plan during the applicable fiscal year.

Fiscal 2018 Grant of Plan-Based Awards Table

        The following table sets forth information concerning grants of plan-based awards to the named executive officers during the fiscal year ended January 31, 2018.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)						Grant Date Fair Value of Stock and Option Awards ($)(5)
								Number of Other Stock Awards (#)(3)	Number of Other Option Awards (#)(3)	Exercise Price of Option Awards ($/sh)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jon Kessler	3/27/2017	—	—	—	28,263	56,525	84,788	—	—	—	2,333,333
	3/27/2017	—	—	—	—	—	—	—	69,639	41.28	1,166,667
Stephen D. Neeleman, M.D.	3/27/2017	—	—	—	8,075	16,150	24,225	—	—	—	666,667
	3/27/2017	—	—	—	—	—	—	—	19,897	41.28	333,333
Darcy Mott	3/27/2017	—	—	—	8,075	16,150	24,225	—	—	—	666,667
	3/27/2017	—	—	—	—	—	—	—	19,897	41.28	333,333
Ashley Dreier	3/27/2017	—	—	—	5,653	11,305	16,958	—	—	—	466,667
	3/27/2017	—	—	—	—	—	—	5,652	—	—	233,333
William Otten	3/27/2017	—	—	—	2,019	4,037	6,056	—	—	—	166,667
	3/27/2017	—	—	—	—	—	—	2,019	—	—	83,333
	6/21/2017	—	—	—	—	—	—	10,000	—	—	514,400
	6/21/2017	—	—	—	—	—	—	—	43,000	51.44	887,619

(1)
There are no thresholds or maximums with respect to commissions that may be earned by Mr. Otten pursuant to his sales incentive plan. For additional information, please see "—Compensation Discussion and Analysis—Individual Compensation Elements—Sales Incentive Plan" above.

(2)
The performance-based vesting restricted stock units vest and become settled based on the achievement of the cumulative 3-year compound annual growth rate in the Company's revenue (determined on a basis consistent with GAAP) between February 1, 2017 through January 31, 2020, calculated based on a beginning value of $178,370,293 (the Company's revenue for fiscal year 2017) as follows:

Cumulative 3-Year Revenue Compound Annual Growth Rate During Performance Period	Shares Subject to the Award That Become Vested
<14%	0%
14%	50%
22%	100%
30%	150%

  Linear interpolation will be used to determine the percent of the shares subject to the award that will vest between each threshold.

(3)
Stock options and restricted stock units reported in these columns vest and become exercisable or vest and settle, as applicable, on each of the first four anniversaries of the applicable grant date.

(4)
The exercise price of the stock options was set at the fair market value of one share of our common stock on the applicable grant date.

(5)
The amounts reported in this column represent the aggregate grant date fair value of the restricted stock units or stock options, as applicable, granted to the named executive officers, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, and do not necessarily correspond to the actual value that might be realized by the named executive officers, which depends on the market value of our common stock on a date in the future when the restricted stock units are settled or stock options are exercised, as applicable. For additional information, including a discussion of the assumptions used to calculate these values, please see "—Outstanding Equity Awards at Fiscal Year End Table" below and note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2018.

Narrative to Summary Compensation Table and Grant of Plan-Based Awards Table

  Executive Employment Arrangements

        Certain of the compensation paid to the named executive officers reflected in the Summary Compensation Table was provided pursuant to employment agreements or letter agreements with us, which are summarized below. In connection with our initial public offering, we entered into new employment agreements with each of Mr. Kessler, Dr. Neeleman and Mr. Mott. We entered into a letter agreement with each of Ms. Dreier in connection with her appointment as Executive Vice President, Chief Technology Officer and Chief Information Officer, and a letter agreement with Mr. Otten in connection with his appointment as Executive Vice President, Sales. For a discussion of the severance payments and other benefits to be provided in connection with a termination of employment and/or a change in control of the Company under the arrangements with our named executive officers, please see "—Potential Payments Upon Termination or Change In Control" below.

        Jon Kessler, Stephen D. Neeleman, M.D., and Darcy Mott    The employment agreements entered into with Mr. Kessler, Dr. Neeleman, and Mr. Mott each provide for an indefinite term, ending upon a termination of the executive's employment by us or the executive for any reason. Pursuant to the terms of the employment agreements, each of Mr. Kessler, Dr. Neeleman, and Mr. Mott are entitled to an annual base salary, currently $500,000, $400,000, and $400,000, respectively, and are each eligible to earn an annual bonus currently equal to 100% for Mr. Kessler and 75% for Dr. Neeleman and Mr. Mott of their base salary, based upon the achievement of corporate and individual performance objectives as determined by our compensation committee and communicated to the executive no later than 90 days after the commencement of the fiscal year to which the bonus relates. For a discussion of our annual bonus plan, please see "—Compensation Discussion and Analysis—Individual Compensation Elements—Annual Cash Bonuses" above. For a discussion of the severance payments and other benefits to be provided in connection with a termination of employment and/or a change in control of the Company under the employment agreements with Mr. Kessler, Dr. Neeleman, and Mr. Mott, please see "—Potential Payments Upon Termination or Change In Control" below.

        Ashley Drier and William Otten    We entered into letter agreements with Ms. Dreier and Mr. Otten pursuant to which they are each entitled to an annual base salary, currently $400,000 and $225,000, respectively, and an annual bonus, currently equal to 50% and 125% of their base salary, subject to the achievement of applicable individual, team and company goals. In addition, Mr. Otten is eligible to participate in an annual sales incentive plan as set forth in his employment offer letter. For a discussion of our annual bonus plans, please see "—Compensation Discussion and Analysis—Individual Compensation Elements—Annual Cash Bonuses" above.

  Annual Bonus Plan

        Our named executive officers were eligible to participate in the 2018 Executive Bonus Plan, pursuant to which each was eligible to earn a bonus with respect to the fiscal year ended January 31, 2018, provided he or she remained employed with us through January 31, 2018 and, except as may be provided for in any individual employment agreement, he or she remained employed with us through the date the bonuses were paid in April 2018 after an independent audit of our financial statements for the fiscal year ended January 31, 2018, was completed. In addition, Mr. Otten also participates in an annual sales incentive plan as set forth in his employment offer letter. For a discussion of our annual bonus plan, please see "—Compensation Discussion and Analysis—Individual Compensation Elements—Annual Cash Bonuses" above.

  Stock Plan

        During the fiscal year ended January 31, 2018, we granted restricted stock units and options to purchase our common stock to each of our named executive officers. For a discussion of such stock option and restricted stock unit grants, please see "—Compensation Discussion and Analysis—Individual Compensation Elements—Long-Term Incentive Compensation" above.

Fiscal 2018 Outstanding Equity Awards at Fiscal Year-End Table

        The following table sets forth outstanding equity awards to acquire shares of our common stock held by each of our named executive officers as of January 31, 2018.

		Options awards					Stock awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(2)(3)	Option Exercise Price ($)(4)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Jon Kessler	7/30/2014	200,000	—	160,000	14.00	7/30/2024	—	—	—	—
	3/27/2017	—	69,639	—	41.28	3/27/2027	—	—	84,788	4,291,969
Stephen D. Neeleman, M.D.	8/8/2011	654	—	—	1.25	8/8/2021	—	—	—	—
	7/30/2014	100,000	—	80,000	14.00	7/30/2024	—	—	—	—
	3/27/2017	—	19,897	—	41.28	3/27/2027	—	—	24,225	1,226,270
Darcy Mott	8/8/2011	50,000	—	—	1.25	8/8/2021	—	—	—	—
	7/30/2014	60,000	—	40,000	14.00	7/30/2024	—	—	—	—
	3/26/2015	12,500	12,500	—	25.39	3/26/2025	—	—	—	—
	3/27/2017	—	19,897	—	41.28	3/27/2027	—	—	24,225	1,226,270
Ashley Dreier	5/9/2013	120,500	—	—	1.50	5/10/2023	—	—	—	—
	7/30/2014	6,000	—	4,000	14.00	7/30/2024	—	—	—	—
	3/23/2016	16,250	48,750	—	24.36	3/23/2026	—	—	—	—
	3/27/2017	—	—	—	—	—	5,652	—	16,958	1,114,518
William Otten	3/27/2017	—	—	—	—	—	2,019	—	6,056	408,757
	6/21/2017	—	43,000	—	51.44	6/21/2027	10,000	—		506,200

(1)
These options or restricted stock units, as applicable, vest and become exercisable or vest and settle, as applicable, on each of the first four anniversaries of the applicable grant date.

(2)
These options or restricted stock units, as applicable, would vest and become exercisable or vest and settle, as applicable, if the executive's employment with the Company is terminated by the Company without "cause" or by the executive for "good reason" (each as defined in the applicable employment or award agreement) within a 12-month period following a change in control of the Company in which the stock options or restricted stock units, as applicable, are assumed or substituted for by the acquirer.

(3)
The unvested options subject to the grant vest upon the attainment of a compound annual growth rate of Adjusted EBITDA per share of common stock of 35% for the fiscal year ended January 31, 2019 as compared to the Adjusted EBITDA target of $34.5 million, or $0.61 per share of common stock, for fiscal year ended January 31, 2016, subject to the executive's continued employment through the applicable vesting date.

(4)
The option exercise price for grants made prior to (and not in connection with) our initial public offering reflect the adjustment approved by the board of directors for the previously declared cash dividend of $50 million on shares of our common stock outstanding on the business day immediately prior to the closing date of our initial public offering (after giving effect to the conversion of all of our outstanding convertible preferred stock and redeemable convertible preferred stock into shares of common stock). The option exercise price for grants made in connection with our initial public offering was the price per share at which our common stock was first sold in our initial public offering and the exercise price for grants made following our initial public offering was the fair market value of one share of our common stock on the applicable grant date.

(5)
The performance-based vesting restricted stock units vest and become settled based on the achievement of the cumulative 3-year compound annual growth rate in the Company's revenue (determined on a basis consistent with GAAP) between February 1, 2017 through January 31, 2020, calculated based on a beginning value of $178,370,293 (the Company's revenue for fiscal year 2017) as follows:

Cumulative 3-Year Revenue Compound Annual Growth Rate During Performance Period	Shares Subject to the Award That Become Vested
<14%	0%
14%	50%
22%	100%
30%	150%

  Linear interpolation will be used to determine the percent of the shares subject to the award that will vest between each threshold.

(6)
The market value was determined based on the closing sale price per share of our common stock on the NASDAQ Global Market on January 31, 2018, which was $50.62.

Fiscal 2018 Option Exercises and Stock Vested Table

        The following table sets forth information concerning stock option exercises by and the vesting of stock awards held by our named executive officers during the fiscal year ended January 31, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jon Kessler	365,000	16,350,982	—	—
Stephen D. Neeleman, M.D.	53,000	2,033,333	—	—
Darcy Mott	117,000	5,327,850	—	—
Ashley Dreier	47,000	2,225,318	—	—
William Otten	—	—	—	—

(1)
The value realized on exercise is calculated by multiplying the number of shares of common stock acquired on exercise by the difference between the closing price of our common stock on the date of exercise and the exercise price of the option.

Pension Benefits

        We do not currently sponsor or maintain any defined benefit pension plans or other benefit plans providing specified retirement payments and benefits for employees.

Non-Qualified Deferred Compensation

        We do not currently sponsor or maintain any non-qualified defined contribution or other non-qualified deferred compensation plans for employees.

Potential Payments Upon Termination or Change In Control

        The following summaries describe the potential payments and benefits that we would provide to our named executive officers in connection with a termination of employment and/or a change in control of the Company.

  Severance Payments and Benefits

  Jon Kessler, Stephen D. Neeleman, M.D., and Darcy Mott.

        Pursuant to the terms of each of Mr. Kessler's, Dr. Neeleman's and Mr. Mott's employment agreements, each executive is entitled to certain severance payments and benefits in connection with a qualifying termination of employment. Upon a termination of Mr. Kessler's, Dr. Neeleman's or Mr. Mott's employment by us without "cause" (as defined in the applicable employment agreement) or by Mr. Kessler, Dr. Neeleman, or Mr. Mott for "good reason" (as defined in the applicable employment agreement), in addition to any compensation that has been accrued or earned but not yet paid, subject to the execution of a general release of claims in favor of us and our affiliates, the executive would be entitled to: (i) continued payment of his then current annual base salary for 12 months following the termination date, or 18 months in the case of a qualifying termination of Mr. Kessler's employment following a change of control of the Company; (ii) subject to the achievement of the applicable performance conditions for such fiscal year, his annual bonus for the fiscal year in which the termination date occurs, pro-rated based on the number of days which elapsed in the applicable fiscal year through the date of termination, payable at such time annual bonuses are paid to our other senior executive officers; (iii) with respect to any vested stock options held by the executive as of the date of his termination, the ability to exercise such options until the earlier to occur of (a) the expiration date of such options and (b) the 12-month anniversary of the termination date; and (iv) subject to the executive's election of COBRA continuation coverage, provided he does not become eligible to receive comparable health benefits through a new employer, a monthly cash payment equal to the monthly COBRA premium cost for the 12-month period following the date of termination, or an 18-month period in the case of a qualifying termination of Mr. Kessler's employment following a change of control of the Company.

        In addition, upon a termination of Mr. Kessler's, Dr. Neeleman's or Mr. Mott's employment due to death or disability, in addition to any accrued or earned but unpaid amounts, the executive (or the executive's estate or beneficiaries, as the case may be) would be entitled to, subject to the achievement of the applicable performance conditions for such fiscal year, his annual bonus for the fiscal year in which the termination date occurs, pro-rated based on the number of days which elapsed in the applicable fiscal year through the date of termination, payable at such time annual bonuses are paid to our other senior executive officers.

        Each of Mr. Kessler's, Dr. Neeleman's, and Mr. Mott's employment agreements subjects each executive to customary confidentiality restrictions that apply during his employment and indefinitely thereafter, and a covenant not to compete during his employment, and for a period of 12 months thereafter (24 months in the event of a termination of the executive's employment by us for cause, due to disability or by the executive without "good reason"). In addition, each of Mr. Kessler, Dr. Neeleman, and Mr. Mott are subject to a non-interference covenant while employed with us and for a period of 24 months thereafter. Generally, the non-compete provisions prevent the executives from engaging in consumer healthcare related businesses, including the business of acting as custodian or administrator for medical payment RAs, including, but not limited to, health savings accounts, flexible spending accounts and health reimbursement accounts or any other business activities in which we or any of our affiliates are engaged (or have committed plans to engage) during such executive's employment, and the non-interference covenant prevents the executive from soliciting or hiring our employees or those of our affiliates and from soliciting or inducing any of our customers, suppliers, licensees, or other business relations or those of our affiliates, to cease doing business with us, or reduce the amount of business conducted with us or our affiliates, or in any manner interfering with our relationships with such parties.

  Ashley Drier and William Otten.

        In March 2017, the Company adopted a severance policy for the benefit of certain members of its management team who do not have employment agreements, including Ms. Dreier and Mr. Otten. The severance policy provides for severance protection if, following a change in control of the Company, an executive's employment is terminated by us without "cause" or by the executive for good reason (each as defined in the severance policy), in addition to any compensation that has been accrued or earned but not yet paid, subject to the execution of a general release of claims in favor of us and our affiliates Under such circumstances, the executive would be entitled to: (i) continued payment of the executive's then current annual base salary for 12 months following the termination date; (ii) subject to the achievement of the applicable performance conditions for such fiscal year, the executive's annual bonus for the fiscal year in which the termination date occurs, pro-rated based on the number of days which elapsed in the applicable fiscal year through the date of termination, payable at such time annual bonuses are paid to our other senior executive officers; and (iii) subject to the executive's election of COBRA continuation coverage, provided the executive does not become eligible to receive comparable health benefits through a new employer, a monthly cash payment equal to the monthly COBRA premium cost for the 12-month period following the date of termination.

        Each of Ms. Dreier and Mr. Otten is a party to a Team Member Confidentiality and Intellectual Property Transfer Agreement which subjects the executive to customary confidentiality restrictions that apply during the executive's employment and indefinitely thereafter. Pursuant to the Team Member Confidentiality and Intellectual Property Transfer Agreement, each are also subject to a covenant not to solicit our employees or customers while employed with us and for one year thereafter and a covenant not to compete with us while employed with us and for a period of six months thereafter if employment is terminated by the executive for any reason or by us with "cause" (as defined in the agreement).

  Vesting of Outstanding Equity Awards

        Our named executive officers hold unvested stock options granted pursuant to our 2014 Plan. The 2014 Plan provides that in the event of a significant "corporate transaction," as defined therein, each outstanding award will be treated as the administrator determines. In addition, all outstanding stock options and restricted stock units held by each executive officer provide for accelerated vesting on a "double trigger" basis such that if the executive's employment is terminated by us without "cause" or by the executive for "good reason" (each as defined in the applicable employment or award agreement) within a 12-month period following a change in control of the Company in which the stock options or the restricted stock units, as applicable, are assumed or substituted for by the acquirer, all of the then unvested stock options or restricted stock units, as applicable held by the executive will vest (assuming target performance for any performance-based vesting restricted stock units).

        The information in the table below describes and quantifies certain estimated compensation that would have become payable following a change in control of the Company or termination of employment of our named executive officers assuming that the change in control or termination of employment occurred on January 31, 2018.

Name	Cash Severance Payment ($)(1)	Bonus Payment ($)(2)	COBRA Premium Reimbursement ($)(3)	Value of Accelerated Equity Awards ($)(4)
Jon Kessler
Voluntary termination for good reason or involuntary termination without cause	400,000	405,000	16,804	—
Termination for disability or upon death	—	405,000	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	600,000	405,000	25,206	9,370,924
Stephen D. Neeleman, M.D.
Voluntary termination for good reason or involuntary termination without cause	300,000	303,750	16,804	—
Termination for disability or upon death	—	303,750	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	300,000	303,750	16,804	3,932,951
Darcy Mott
Voluntary termination for good reason or involuntary termination without cause	275,000	182,897	16,804	—
Termination for disability or upon death	—	182,897	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	275,000	182,897	16,804	2,783,526
Ashley Dreier
Voluntary termination for good reason or involuntary termination without cause	—	—	—
Termination for disability or upon death	—	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	265,000	121,776	16,804	2,285,018
William Otten
Voluntary termination for good reason or involuntary termination without cause	—	—	—
Termination for disability or upon death	—	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	225,000	211,950	16,804	812,755

(1)
The severance amounts reported in this column are based on the base salaries in effect on January 31, 2018.

(2)
The bonus amounts reported in this column represent the bonus under our annual bonus plan based on actual performance for the fiscal year ended January 31, 2018.

(3)
The amounts reported in this column are an estimate of the employer portion of the applicable COBRA premium cost for the level of coverage each named executive officer had as of January 31, 2018, and is based on approximate benefit costs for the fiscal year ended January 31, 2018.

(4)
The amount reported in this column assumes outstanding performance-based vesting restricted stock units are settled at target. The value of outstanding performance and time-based vesting restricted stock units, and unvested options was determined based on the closing sale price per share of our common stock on the NASDAQ Global Market on January 31, 2018, which was $50.62.

CEO Pay Ratio

        As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following pay ratio information with respect to the fiscal year ended January 31, 2018:

  •
  The estimated annual total compensation of our median employee (other than our Chief Executive Officer) was $39,657;

  •
  The annual total compensation of our Chief Executive Officer was $4,294,613; and

  •
  Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee is 108 to 1. We believe this ratio is a reasonable estimate calculated in a manner consistent with the rules of the SEC.

        To identify our median employee as well as to determine the annual total compensation of our median employee and our Chief Executive Officer, we took the following steps:

  •
  We determined that, as of November 1, 2017, three months prior to the last day of fiscal 2018, our employee population consisted of approximately 1,040 employees, all of whom were located in the United States. This population consisted of our full-time, part-time and temporary employees. We did not include any contractors or other non-employee workers in our employee population.

  •
  To identify the median employee from our employee population, we calculated the amount of salary and wages of our employees as reflected in our payroll records for the fiscal year ended January 31, 2018. We annualized the compensation for any full-time employees employed as of November 1, 2017 that were not employed by us for all of the fiscal year ended January 31, 2018.

  •
  We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. Since all our employees are located in the United States, as is our Chief Executive Officer, we did not make any cost-of-living adjustments in identifying the "median employee."

  •
  With respect to the annual total compensation of our median employee, we calculated this amount using the same methodology we use to calculate the amount reported for our Chief Executive Officer in the "Total" column of our fiscal 2018 Summary Compensation Table included in this proxy statement.

  •
  With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the "Total" column of our fiscal 2018 Summary Compensation Table included in this proxy statement.

Director Remuneration

        In November 2017, with the assistance of Compensia, our board of directors reviewed our non-employee director compensation policy and reapproved the terms of such policy, which were previously reviewed and substantively amended in April 2016. Our amended and restated non-employee director compensation policy provides that each non-employee director will receive the following compensation for service on our board of directors:

  •
  an annual cash retainer of $40,000 for each non-employee director;

  •
  an additional cash retainer for the chair of the board of $100,000 for such service;

  •
  an additional cash retainer for the chair of the audit committee of $40,000 for such service;

  •
  an additional cash retainer for the chair of the compensation committee of $15,000 for such service;

  •
  an additional cash retainer for the chair of the nominating and corporate governance committee of $5,000 for such service;

  •
  a "sign-on" equity award with a value of $165,000 that will vest in equal annual installments over a three-year period following the date of grant;

  •
  an annual equity award granted on the first day of the fiscal year with a value of $165,000, with one-half of the shares of our common stock subject to the award vesting on the date of our annual meeting of stockholders, if any, held during the fiscal year in which such annual award is granted and the remainder vesting on the last day of the fiscal year in which such annual award is granted; and

  •
  for any newly appointed non-employee director, a pro-rated annual equity award based on the date of appointment, that will vest in equal installments on the date of the annual meeting, if any, following such appointment and on the last day of the fiscal year in which such appointment occurs, unless such appointment occurs after the annual meeting for such fiscal year, in which case the pro-rated annual equity award will vest on the last day of the fiscal year in which such appointment occurs.

Pursuant to the amended and restated non-employee director compensation policy, each non-employee director may elect to receive restricted stock units (with quarterly vesting) in lieu of a cash retainer. The number of restricted stock units will be determined by dividing the value of the cash retainer by the closing price of a share of our common stock on the date of grant. In addition, each non-employee director may elect to receive his or her equity awards in the form of restricted stock units or stock options. Restricted stock units will be valued at 100% of the closing price of our common stock on the date of grant while stock options will be valued based on the fair value of a share of our common stock on the date of grant, determined in accordance with FASB ASC 718.

        We also reimburse our directors for reasonable and necessary out-of-pocket expenses incurred in attending board of directors and committee meetings or performing other services for us in their capacities as directors.

  Director Stock Ownership Guidelines

        In April 2016, our board of directors adopted stock ownership guidelines for our non-employee directors which established the minimum expectations with respect to their ownership of shares of our common stock. The guidelines require that prior to the later of (x) July 31, 2021, and (y) within five years of first becoming subject to the guidelines, each non-employee director should own shares of our common stock with a value equal to five times the director's annual cash retainer. Half of the fair market value of the shares of our common stock underlying unexercised stock options (to the extent the fair market value exceeds the applicable exercise price) and half of all shares of our common stock underlying deferred and vested restricted stock units held by a non-employee director are included when determining the director's share ownership. Shares underlying unvested restricted stock units are not counted towards determining the non-employee directors' stock ownership. We believe that the stock ownership guidelines serve to further align the interests of our non-employee directors with the interests of our stockholders.

Fiscal 2018 Director Compensation Table

        The following table sets forth information concerning the compensation paid to our non-employee directors during the fiscal year ended January 31, 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Robert W. Selander	—	305,000	—	—	305,000
Frank A. Corvino	40,000	165,000	—	—	205,000
Adrian T. Dillon	—	122,500	82,500	—	205,000
Evelyn Dilsaver	80,000	165,000	—	—	245,000
Michael O. Leavitt(4)		40,000	165,000	—	205,000
Frank T. Medici	—	220,000	—	—	220,000
Manu Rana(4)		40,000	165,000	—	205,000
Ian Sacks	45,000	165,000	—	—	210,000
Gayle Wellborn(5)	20,000	124,089	124,089	—	268,178

(1)
The amounts reported in this column represent the aggregate grant date value of the restricted stock units granted to the non-employee directors during the fiscal year ended January 31, 2018, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The grant date fair value is calculated using the closing price of our common stock on the date of grant. See note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2018 for a discussion of the assumptions used to calculate these values.

(2)
The table below shows the aggregate number of option awards outstanding, whether or not exercisable, and unvested restricted stock units outstanding for each non-employee director as of January 31, 2018.

Name	Aggregate Option Awards Outstanding as of January 31, 2018 (#)	Aggregate Unvested Restricted Stock Units Outstanding as of January 31, 2018 (#)
Robert W. Selander	65,000	6,573
Frank A. Corvino	27,500	1,778
Adrian T. Dillon	12,469	2,581
Evelyn Dilsaver	62,500	1,778
Michael O. Leavitt	—	—
Frank T. Medici	52,500	6,381
Manu Rana	—	—
Ian Sacks	45,000	1,778
Gayle Wellborn	7,736	2,644
(3)
The amounts reported in this column represent the aggregate grant date value of the stock options granted to the directors during the fiscal year ended January 31, 2013, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The grant date value is calculated by multiplying the Black-Scholes value by the number of shares subject to a stock option. See note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2017 for a discussion of the assumptions used to calculate these values.

(4)
On June 22, 2017, in connection with our 2017 annual meeting of stockholders, Messrs. Leavitt and Rana resigned from our board of directors, effective June 22, 2017; each such former director's reported compensation reflects his partial year of service. During the year ended January 31, 2018, Messrs. Leavitt and Rana each received a grant of options to purchase 9,675 shares of our common stock, in each case, with a grant date fair value of $165,000. At the time of their resignations, each of Messrs. Leavitt and Rana forfeited options to purchase 4,838 shares of our common stock, or options with a grant date fair value of $82,500, and each of Messrs. Leavitt and Rana forfeited 431 restricted stock units, or restricted stock units with a grant date fair value of $20,000.

(5)
Mrs. Wellborn became a director effective as of August 1, 2017, and her reported compensation reflects her partial year of service.

Equity Compensation Plan Information

        The following table provides information as of January 31, 2018, with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(2)
Equity compensation plans approved by stockholders(3)	4,162,630	$23.51	2,859,677
Equity compensation plans not approved by stockholders	—	—	—

(1)
Represents the weighted-average exercise price of outstanding options and is calculated without taking into account the shares of common stock subject to outstanding time-vesting restricted stock units and performance restricted stock units that become issuable without any cash payment required for such shares.

(2)
The number of shares of common stock reported in this column includes only shares remaining available for future issuance under our 2014 Plan. No shares are reserved for future issuance under the HealthEquity, Inc. 2003 Stock Plan, the HealthEquity, Inc. 2005 Stock Plan, the HealthEquity, Inc. 2006 Stock Plan, the HealthEquity, Inc. 2009 Stock Plan, other than shares issuable upon exercise of equity awards outstanding under such plans at the time of our initial public offering in 2014. In addition, the 2014 Plan contains an "evergreen" provision pursuant to which the number of shares reserved for issuance under that plan automatically increased on February 1, 2018, and will increase on each subsequent anniversary through 2024, by an amount equal to the lesser of: (i) 3% of the total number of shares of common stock outstanding on January 31st of the preceding fiscal year; and (ii) such lesser number of shares determined by our board of directors. The number of shares reported in this column does not include the 1,824,762 shares that became available for issuance as of February 1, 2018, pursuant to the evergreen provision of our 2014 Plan.

(3)
Includes the HealthEquity, Inc. 2003 Stock Plan, the HealthEquity, Inc. 2005 Stock Plan, the HealthEquity, Inc. 2006 Stock Plan, the HealthEquity, Inc. 2009 Stock Plan and the 2014 Plan, in each case as amended from time to time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 2, 2018, except as otherwise stated, for:

  •
  each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our directors and nominees for director;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, or has the right to acquire beneficial ownership of that security within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have or will have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.

        Our calculation of the percentage of beneficial ownership is based on [            ] shares of common stock outstanding as of May 2, 2018.

        Common stock subject to stock options currently exercisable or exercisable within 60 days of May 2, 2018, is deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but is not deemed outstanding for computing the percentage of any other person.

        Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020.

Name of Beneficial Owner	Number(1)	Percentage
5% Stockholders:
Berkley Capital Investors, L.P.(2)	6,404,561	[10]	%
BlackRock, Inc.(3)	6,751,491	[11]	%
The Vanguard Group(4)	4,748,295	[8]	%
Directors and Executive Officers, including our Named Executive Officers:
Jon Kessler(5)	[552,410]	1%
Stephen D. Neeleman, M.D.(6)	[1,091,913]	2%
Robert W. Selander(7)	[54,772]	*
Frank A. Corvino(8)	[32,692]	*
Adrian T. Dillon(9)	[19,763]	*
Evelyn Dilsaver(10)	[77,043]	*
Frank T. Medici(11)	[61,062]	*
Ian Sacks(12)	[191,980]	*
Gayle Wellborn (13)	[6,718]	*
Debra McCowan (14)	[1,142]	*
Darcy Mott(15)	[195,225]	*
Ashley Dreier(16)	[84,200]	*
Delano Ladd(17)	[4,438]	*
William Otten (18)	[17,354]	*
Angelique Hill (19)	[17,933]	*
Gary Robinson(20)	[3,476]	*
All current directors and executive officers as a group (16 persons)(21)	[2,412,122]	[ ]	%

*
Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)
Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.

(2)
Based on a Schedule 13G/A filed with the SEC on January 19, 2018, by BlackRock, Inc., a Delaware corporation ("BlackRock"). BlackRock has sole voting power with respect to 6,650,011 shares. The address of BlackRock is 55 East 52nd St., New York, NY 10055.

(3)
Based upon a Schedule 13G/A filed with the SEC on February 13, 2018. These securities are held of record by Berkley Capital Investors, L.P., a Delaware limited partnership ("Berkley Investors"). Berkley Capital, LLC, a Delaware limited liability company ("Berkley Capital") is the general partner of Berkley Investors. Berkley Capital is an indirect, wholly owned subsidiary of W.R. Berkley Corporation ("W.R. Berkley"), and as such, the securities held of record by Berkley Investors may be deemed to be beneficially owned by W.R. Berkley. The voting and dispositive power over the shares is shared by Berkley Investors, Berkley Capital, and W.R. Berkley. The address of each of Berkley Investors, Berkeley Capital, and W.R. Berkley is 475 Steamboat Road, Greenwich, CT 06830.

(4)
Based upon a Schedule 13G filed with the SEC on February 13, 2018, by The Vanguard Group ("Vanguard"). Vanguard has sole voting power with respect to 97,019 shares, shared voting power with respect to 9,863 shares, sole dispositive power with respect to 4,645,307 shares and shared dispositive power with respect to 102,988 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Includes 137,409 shares issuable upon exercise of outstanding stock options within 60 days of May 2, 2018. Mr. Kessler also holds 79,930 shares of performance-based restricted stock not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.

(6)
Consists of (i) 733,285 shares held of record by The Stephen and Christine Neeleman Trust; (ii) 105,628 shares issuable upon exercise of outstanding options exercisable within 60 days of May 2, 2018; and (iii) 253,000 shares held of record by Neeleman Family Holdings, LLC, a Utah limited liability company ("Family Holdings"). Dr. Neeleman is the manager of Family Holdings and as such holds sole voting and dispositive power over the shares held of record by Family Holdings. Dr. Neeleman disclaims beneficial ownership of the shares held by Family Holdings except to the extent of his pecuniary interest therein. Dr. Neeleman also holds 23,764 shares of performance-based restricted stock not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.

(7)
Includes (i) 40,000 shares issuable upon exercise of outstanding stock options, and (ii) 1,636 shares deliverable upon vesting of outstanding restricted stock units, in each case within 60 days of May 2, 2018

(8)
Includes (i) 27,500 shares issuable upon exercise of outstanding stock options, and (ii) 1,636 shares deliverable upon vesting of outstanding restricted stock units, in each case within 60 days of May 2, 2018.

(9)
Includes (i) 9,550 shares issuable upon exercise of outstanding stock options, and (ii) 1,636 shares deliverable upon vesting of outstanding restricted stock units, in each case within 60 days of May 2, 2018.

(10)
Includes (i) 58,419 shares issuable upon exercise of outstanding stock options, and (ii) 818 shares deliverable upon vesting of outstanding restricted stock units, in each case within 60 days of May 2, 2018.

(11)
Consists of (i) 52,500 shares issuable upon exercise of outstanding stock options, and (ii) 1,636 shares deliverable upon vesting of outstanding restricted stock units, in each case within 60 days of May 2, 2018.

(12)
Includes 45,000 shares issuable upon exercise of outstanding stock options, and (ii) 1,636 shares deliverable upon vesting of outstanding restricted stock units, in each case within 60 days of May 2, 2018.

(13)
Includes (i) 4,608 shares issuable upon exercise of outstanding stock options, and (ii) 818 shares deliverable upon vesting of outstanding restricted stock units, in each case within 60 days of May 2, 2018.

(14)
Includes 1,142 shares deliverable upon vesting of outstanding restricted stock units within 60 days of May 2, 2018.

(15)
Includes 108,724 shares issuable upon exercise of outstanding stock options exercisable within 60 days of May 2, 2018. Mr. Mott also holds 23,764 shares of performance-based restricted stock not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.

(16)
Includes (i) 55,250 shares issuable upon exercise of outstanding stock options exercisable within 60 days of May 2, 2018, and (ii) 28,168 shares of time-based restricted stock, all of which are currently unvested. Ms. Dreier also holds 18,362 shares of performance-based restricted stock not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.

(17)
Includes 3,781 shares of time-based restricted stock, all of which are currently unvested. Mr. Ladd also holds 15,122 shares of performance-based restricted stock not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.

(18)
Includes (i) 10,750 shares issuable upon exercise of outstanding stock options exercisable within 60 days of May 2, 2018, and (ii) 3,781 shares of time-based restricted stock, all of which are currently unvested. Mr. Otten also holds 15,122 shares of performance-based restricted stock not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.

(19)
Includes 32,600 shares issuable upon exercise of outstanding stock options exercisable within 60 days of May 2, 2018. Ms. Hill also holds 5,250 shares of performance-based restricted stock not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.

(20)
Includes (i) 2,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of May 2, 2018, (ii) and 1,350 shares of time-based restricted stock, all of which are currently unvested. Mr. Robinson also holds 5,400 shares of performance-based restricted stock not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.

(21)
Consists of (i) [                        ] shares held by the current directors and executive officers, (ii) [                                    ] shares issuable pursuant to stock options held by such persons that are exercisable within 60 days of May 2, 2018 and (iii) [                        ] shares deliverable upon vesting of outstanding restricted stock units within 60 days of May 2, 2018.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

        Our board of directors has adopted a formal written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. Related persons include any executive officer, director, or person who was serving as a director and/or executive officer at any time since the beginning of our last fiscal year, nominee for director, or holder of more than five percent of our common stock, or any of their immediate family members or affiliates. Related person transactions refers to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we or our subsidiaries were or are to be a participant, where the amount involved exceeds or is reasonably expected to exceed $120,000, and a related person had, has or will have a direct or indirect interest, other than publicly disclosed compensation arrangements with directors and executive officers, reimbursement of advances of business travel and expenses, certain transactions with other companies, certain charitable contributions, transactions where all stockholders receive proportional benefits and transactions involving competitive bids.

        The policy provides that for any transaction the General Counsel determines is a related person transaction, our audit and risk committee or, in those instances in which the General Counsel, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable to wait until the next regularly scheduled audit and risk committee meeting, the chair of the audit and risk committee will consider all of the available facts and circumstances relevant to the transaction, including (if applicable) but not limited to: (i) the benefits to us; (ii) in the event the related person is a director (or immediate family member of a director or an entity with which a director is a partner, stockholder or executive officer), the impact that the transaction will have on a director's independence; (iii) whether any alternative transactions or sources for comparable services or products are available; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to associates generally. After considering all such facts and circumstances and evaluating all options available to us, including ratification, revision or termination of the related person transaction, our audit and risk committee or the chair of the audit and risk committee, as applicable, shall determine in good faith whether the related person transaction is in, or is not inconsistent with, our best interests.

        We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were or will be a party, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  any of our directors, nominees for director, executive officers or holders of more than 5% of our common stock, or any immediate family member or affiliate of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

        Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Amended and Restated Registration Rights Agreement

        On August 11, 2011, we entered into a Registration Rights Agreement, referred to herein, as amended, as the Registration Rights Agreement, with certain of our then existing stockholders (including Berkley Capital) entitling them to certain rights with respect to the registration of their shares under the Securities Act. All of the shares held by existing stockholders party to the Registration Rights Agreement had been registered pursuant to the Securities Act. Under the terms of the Registration Rights Agreement, registration rights are not available to any stockholder to the extent (i) in the written opinion of company counsel, all of the Registrable Securities then owned by such stockholder could be sold in any 90-day period pursuant to Rule 144 or (ii) all of the Registrable Securities held by such stockholder have been sold in a registration pursuant to the Securities Act or pursuant to Rule 144.

Other

        We have also entered into indemnification agreements with our directors and certain of our executive officers. The indemnification agreements and our certificate of incorporation and by-laws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

        Under our Related Person Transaction Policy, the audit and risk committee ratified the employment arrangements for George Hyrum McDonald for fiscal year 2018 as Strategic Product Manager of the Company. Mr. McDonald is the son-in-law of Michael O. Leavitt, who previously served as a member of our board of directors during part of fiscal year 2018 before tendering his resignation effective June 22, 2017. Mr. McDonald's aggregate annual compensation for fiscal year 2018 exceeded $120,000. Mr. McDonald's compensation and other benefits for fiscal year 2018 were comparable to those of other employees of HealthEquity in similar positions and consistent with HealthEquity's compensation practices applicable to other similarly situated employees.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that all filing requirements applicable to our officers, directors and greater than 10% stockholders were complied with for the fiscal year ended January 31, 2018, except that one Form 3 related to Gayle Wellborn's appointment as a director of the Company and one Form 4 for Ms. Wellborn in connection with a transaction occurring in August 2017 were not filed on a timely basis; the Form 3 and Form 4 were subsequently filed.

Available Information

        Our financial statements for the fiscal year ended January 31, 2018, are included in our Annual Report on Form 10-K. This proxy statement and our annual report are posted on the Investor Relations section of our website at ir.healthequity.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to HealthEquity, Inc., Attention: Investor Relations, 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020.

Company Website

        We maintain a website at www.healthequity.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

* * *

        The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

        It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS
Draper, Utah May 11, 2018

Exhibit A

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
HEALTHEQUITY, INC.

EX A-1

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

HEALTHEQUITY, INC.

        HealthEquity, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          1.     The name of the corporation is HealthEquity, Inc.

          2.     The Corporation was incorporated in Delaware on September 18, 2002.

          3.     This Amended and Restated Certificate of Incorporation (the "Restated Certificate") has been duly adopted by the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (as the same may be amended or supplemented from time to time, the "DGCL") and has been adopted by the requisite vote of the stockholders of the Corporation~~, acting by written consent in lieu of a meeting in accordance with Section 228 of the DGCL~~.

          4.     This Restated Certificate restates, integrates and amends the provisions of the Certificate of Incorporation of this Corporation, as heretofore amended and restated.

          5.     The text of the Certificate of Incorporation of the Corporation, as heretofore amended and restated, is hereby amended and restated in its entirety to read as follows:

* * * * * * * * * * * * * * *

ARTICLE I
CORPORATE NAME

        The name of this Corporation is HealthEquity, Inc.

ARTICLE II
PURPOSE

        The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL or an applicable successor thereto.

ARTICLE III
REGISTERED ADDRESS AND AGENT

        The address of the registered office of the Corporation in the State of Delaware is 1679 S. Dupont Hwy., Suite 100, Dover, DE 19901 in the County of Kent. The name of the registered agent of the Corporation at such address is Registered Agent Solutions, Inc.

ARTICLE IV
AUTHORIZED CAPITAL STOCK

        Section 4.01.    Authorized Shares.

        (a)   The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,000,000,000, which shall consist of:

  (i)
  900,000,000 shares of common stock, par value of $0.0001 per share (the "Common Stock"); and

  (ii)
  100,000,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock").

EX A-2

        (b)   Subject to the rights of holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted, and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor unless a vote of any such holder is required pursuant to this Certificate of Incorporation or the relevant Certificate of Designation (as defined below) of any class or series of Preferred Stock.

        Section 4.02.    Preferred Stock.    Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is hereby expressly authorized, subject to any limitation prescribed by law, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, by filing a certificate pursuant to the applicable law of the State of Delaware (a "Certificate of Designation") with respect to each such series, to fix, without further stockholder approval, the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

        Section 4.03.    Common Stock.

        (a)    Voting.    Except as otherwise expressly provided herein or required by law or the relevant Certificate of Designation of any class or series of Preferred Stock, each holder of record of Common Stock shall have one vote for each share of Common Stock that is outstanding in his, her or its name on the books of the Corporation on each matter properly submitted to the stockholders of the Corporation for their vote; provided however, that, except as otherwise required by law, holders of shares of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any Certificate of Designation).

        (b)    Dividends.    Subject to applicable law and to any preferential dividend rights of outstanding Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board of Directors from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

        (c)    Liquidation.    Upon any liquidation, dissolution or winding up of the affairs of the Corporation and its subsidiaries, whether voluntary or involuntary (a "Liquidation Event"), after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of any outstanding class or series of Preferred Stock may be entitled pursuant to the terms thereof with respect to the distribution of assets in liquidation, the holders of shares of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution. The term "Liquidation Event" shall not be deemed to be occasioned by or to

EX A-3

include any voluntary consolidation or merger of the Corporation with or into any other corporation or entity or other corporations or entities or a sale, lease or conveyance of all or a part of the Corporation's assets.

        (d)    No Pre-Emptive Rights.    No holder of shares of Common Stock shall be entitled to any pre-emptive, subscription, redemption or conversion rights.

ARTICLE V
BOARD OF DIRECTORS

        Section 5.01.    General.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the DGCL or by the other provisions of this Certificate of Incorporation or the by-laws of the Corporation (the "By-laws"), the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the By-laws.

        Section 5.02.    Number of Directors.    Subject to the rights of the holders of one or more series of Preferred Stock then outstanding to elect additional directors, the total number of directors constituting the entire Board of Directors of the Corporation shall be fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

        Section 5.03.    Term and Removal.    At each annual meeting of stockholders, the directors shall be elected for terms expiring at the next annual meeting of stockholders. Each director shall hold office until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted in the By-laws of the Corporation. Any director or the entire Board of Directors (other than the directors elected solely by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) may be removed from office with or without cause by the affirmative vote of at least a majority of the total voting power of the outstanding shares of the capital stock of the Corporation entitled to vote in any annual election of directors, voting together as a single class.

        Section 5.04.    Vacancies on the Board of Directors.    Subject to the rights of the holders of one or more series of Preferred Stock then outstanding, vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors shall be solely filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the next annual meeting of stockholders, subject to the election and qualification of a successor and to such director's earlier death, resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

        Section 5.05.    Written Ballots Not Required.    Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

EX A-4

 ARTICLE VI
LIABILITY OF DIRECTORS

        Section 6.01.    Limitation of Liability.    To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

        Section 6.02.    Change in Rights.    No amendment to, modification of or repeal of this Article VI, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI, nor, to the fullest extent permitted by law, any modification of law, shall eliminate, reduce or otherwise adversely effect any right or protection of a current or former director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification, repeal or adoption.

ARTICLE VII
INDEMNIFICATION

        The Corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or as may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

ARTICLE VIII
STOCKHOLDERS

        Section 8.01.    Meetings of Stockholders.

        (a)    General.    Meetings of stockholders may be held within or without the State of Delaware, as the By-laws of the Corporation may provide. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-laws of the Corporation. The books of the Corporation may be kept (subject to any provision contained in the statues) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

        (b)    Special Meetings.    Except as otherwise required by law, and subject to the rights of the holders of Preferred Stock, special meetings of stockholders of the Corporation may be called ~~only (i) by the Chairman of the Board of Directors of the Corporation, if there is one, or (ii) by a majority of the Whole Board, and no~~at any time by:

(i)	the Chairman of the Board of Directors of the Corporation;
(ii)	a majority of the Whole Board; or
(iii)

record holders of shares representing at least twenty-five percent (25%) of the then outstanding shares of capital stock of the Corporation entitled to vote at meetings of stockholders, provided the request is in proper form as prescribed in the Bylaws or as otherwise required by applicable law.

EX A-5

No such special meeting may be called by any other person or persons. Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

        Section 8.02.    Prohibition on Written Consent.    No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation.

        Section 8.03.    Cumulative Voting.    No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE IX
BY-LAWS

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly empowered to adopt, amend or repeal the By-laws of the Corporation in whole or in part, without the vote of the stockholders, in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. Any adoption, amendment or repeal of the By-laws of the Corporation by the Board of Directors shall require the approval of a majority of the entire Board of Directors. The stockholders shall also have the power to adopt, amend or repeal the By-laws of the Corporation~~; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the By-laws of the Corporation.~~.

 ARTICLE X
FORUM

        Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the "Court of Chancery") shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation's stockholders, creditors or other constituents, (iii) any action asserting a claim against the Corporation or any director or officer of the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the By-laws of the Corporation, or (iv) any action asserting a claim against the Corporation or any director or officer of the Corporation governed by the internal affairs doctrine, except as to each of (i) through (iv) above, for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction; provided, that, if and only if the Court of Chancery dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consents to the provisions of this Article X.

EX A-6

 ARTICLE XI
COMPETITION AND CORPORATE OPPORTUNITIES

        (a)   In recognition and anticipation that (i) certain directors, principals, officers, employees and/or other representatives of the Controlling Owner and its Affiliates (each, as defined below) may serve as directors, officers or agents of the Corporation, (ii) the Controlling Owner, its Affiliates and the Controlling Owner Related Persons (each, as defined below) may now engage and may continue to engage in (A) the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or (B) other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article XI are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain business opportunities as they may involve the Controlling Owner, its Affiliates and the Controlling Owner Related Persons and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

        (b)   Except as provided below, to the fullest extent permitted by law, (i) none of the Controlling Owner, its Affiliates or any Controlling Owner Related Person (collectively, "Identified Persons") shall have any duty (fiduciary or otherwise) or obligation, if any, to refrain from (A) engaging in the same or similar activities or lines of business as the Corporation or any of its subsidiaries, (B) doing business with any client, customer or vendor of the Corporation or any of its subsidiaries or (C) entering into and performing one or more agreements (or modifications or supplements to pre-existing agreements) with the Corporation or any of its subsidiaries, including, in the cases of clauses (A), (B) or (C), any such matters as may be any potential transaction, investment or business opportunity or prospective economic or competitive advantage in which the Corporation or any of its subsidiaries could have any expectancy or interest (each a "Corporate Opportunity"); and (ii) no Identified Persons nor any officer, director or employee thereof shall be deemed to have breached any duty (fiduciary or otherwise), if any, to the Corporation, any of its subsidiaries or securityholders solely by reason of any Identified Person engaging in any such activity or entering into such transactions, including any Corporate Opportunities.

        (c)   Subject to clause (e) below and except as otherwise provided in this clause (c) with respect to Identified Corporate Opportunities (as defined below), the Corporation and its subsidiaries shall have no interest or expectation in, nor right to be informed of, any Corporate Opportunity, and in the event that any Identified Person acquires knowledge of a potential transaction or matter which may be a Corporate Opportunity, such Identified Person shall, to the fullest extent permitted by law, have no duty (fiduciary or otherwise) or obligation to communicate or offer such Corporate Opportunity to the Corporation or any of its subsidiaries or securityholders or to any other Controlling Owner Related Person and shall not, to the fullest extent permitted by law, be liable to the Corporation or any of its subsidiaries or securityholders for breach of any fiduciary duty as a director, officer or securityholder of the Corporation or any of its subsidiaries solely by reason of the fact that any Identified Person acquires or seeks such Corporate Opportunity for itself, directs such Corporate Opportunity to another person, or otherwise does not communicate information regarding such Corporate Opportunity to the Corporation or its subsidiaries or securityholders, and the Corporation and its subsidiaries, to the fullest extent permitted by law, waive and renunciate any claim that such business opportunity constituted a Corporate Opportunity that should have been presented to the Corporation or any of its Affiliates; provided, that if an opportunity is expressly communicated to a Controlling Owner Related Person in his or her capacity as a director or officer of the Corporation or such subsidiary for the express purpose of causing such opportunity to be communicated to the Corporation or such subsidiary (an "Identified Corporate Opportunity"), then such Controlling Owner Related Person shall reasonably promptly communicate the opportunity, or, in lieu thereof, the identity of the party initiating the communication and the subject of the communication, to the Board of Directors, and, upon such communication, such Controlling Owner Related Person shall be deemed to have satisfied his or her

EX A-7

obligations pursuant to this clause (c) and his or her fiduciary obligations, if any, in respect of such opportunity except that such Controlling Owner Related Person shall otherwise keep such Identified Corporate Opportunity confidential and shall not disclose it to any other person.

        (d)   For the purposes of this Article XI, (i) an "Affiliate" of, or a person "affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; (ii) "Controlling Owner" shall mean Berkley Capital Investors, L.P., and (iii) a "Controlling Owner Related Person" shall mean any director or officer of the Corporation or any of its subsidiaries who is also a director, officer or employee of the Controlling Owner or any of its Affiliates.

        (e)   Notwithstanding anything to the contrary in this Article XI, in the event that the Controlling Owner is pursuing a Corporate Opportunity, such Controlling Owner will ensure that its director designee to the Board of Directors does not participate in any discussions of the Board of Directors regarding such Corporate Opportunity, or receive information from the Corporation or any Affiliate with respect thereto, or vote with respect to, any such Corporate Opportunity.

        (f)    To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XI.

ARTICLE XII
MISCELLANEOUS

        If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

~~ARTICLE XIII~~
~~Amendment~~

        ~~Notwithstanding any other provision of this Certificate of Incorporation or the By-laws of the Corporation and in addition to any affirmative vote of the holders of any particular class of stock of the Corporation required by applicable law, this Certificate of Incorporation or the By-laws of the Corporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required to amend, repeal or adopt any provisions inconsistent with Article VI, Article VII, Article VIII, Article IX, Article X, Article XI or this Article XIII of this Certificate of Incorporation.~~

[SIGNATURE PAGE FOLLOWS]

EX A-8

        IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer on                   , ~~2014~~2018.

HEALTHEQUITY, INC.
By:
	Name:	Jon Kessler
	Title:	President and Chief Executive Officer

Exhibit B

SECOND AMENDED AND RESTATED BY-LAWS
OF
HEALTHEQUITY, INC.

EX B-1

AMENDED AND RESTATED BY-LAWS
OF
HEALTHEQUITY, INC.

ARTICLE I
OFFICES

        §1 REGISTERED OFFICE—The registered office of the Corporation shall be established and maintained at the office of Registered Agent Solutions, Inc. at 1679 S. Dupont Hwy., Suite 100, Dover, DE 19901, in the County of Kent, in the State of Delaware, and said corporation shall be the registered agent of this Corporation, unless otherwise established by the Board of Directors and a certificate certifying the change is filed in the manner provided by statute.

        §2 OTHER OFFICES—The Corporation may also have offices at such other place or places as the Board of Directors may from time to time appoint or as the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

        §1 PLACE OF MEETINGS—All meetings of the stockholders shall be held in the offices of the Corporation in Draper, Utah, or at such other place as shall be determined by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 10 of Article II of these By-laws in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

        §2 ANNUAL MEETING—An annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix.

        Nominations of persons for election to the Board and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders pursuant to the Corporation's notice of meeting (or any supplement thereto) delivered pursuant to Section 4 of Article II of these By-laws, (a) pursuant to the Corporation's proxy materials, (b) by or at the direction of the Board or any authorized committee thereof, or (c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation's proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the "Exchange Act")) at an annual meeting of the stockholders.

        For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action, including under the General Corporation Law of the State of Delaware, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iv) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the

EX B-2

case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder's notice shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 90 nor more than 120 days in advance of the first anniversary of the preceding year's annual meeting (the "Anniversary") (which date shall, for purposes of the Corporation's first annual meeting of stockholders after its shares of Common Stock are first publicly traded, be deemed to have occurred on June 3, 2014); provided, however, subject to the following sentence, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the Anniversary, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or postponement of an annual meeting for which notice has been given commence a new time period (or extend any time period) for the giving of a stockholder's notice. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors or is otherwise required, in each case, pursuant to Section 14(a) under the Exchange Act and the rules and regulations promulgated thereunder, and such person's written consent to being named in the proxy statement and to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-laws, the language of the proposed amendment), reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner, (iii) in the case of the stockholder giving the notice, a representation that the stockholder is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation whether or not the stockholder or the beneficial owner, if any, will or is part of a group which will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation's outstanding capital stock required under applicable law to approve or adopt the proposal or, in the case of nominations, reasonably believed by such stockholder or beneficial owner to elect the nominee and/or (y) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination (in each case, a "Solicitation Notice"), (v) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder's and/or beneficial owner's acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder's and/or beneficial owner's acts or omissions as a stockholder of the Corporation and (vi) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations

EX B-3

promulgated thereunder; (d) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, "proponent persons"); and (e) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) to which any proponent person is a party, the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (whether given pursuant to this Section 2 or Section 3 of Article II of these By-laws) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior the date of the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.

        Notwithstanding anything in these By-laws to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 100 days prior to the Anniversary, a stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

        Only persons nominated in accordance with the procedures set forth in this Section 2 or Section 3 or by or at the direction of the Board of Directors shall be eligible to serve as directors and such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section or Section 3. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be

EX B-4

brought before the meeting has been made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. Notwithstanding anything herein to the contrary, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2 of Article II, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

        For purposes of these By-laws, "public announcement" shall mean disclosure (a) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or a comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission ("SEC") pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

        Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2. Nothing in this Section 2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

        §3 SPECIAL MEETINGS—Special meetings of the stockholders may only be called in the manner provided in the Amended and Restated Certificate of Incorporation and may be held either within or without the State of Delaware. The Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board may postpone, reschedule or cancel any special meeting of stockholders previously ~~scheduled~~called by the Board of Directors or the Chairman of the Board of Directors. Such meetings shall be held at the place, on the date and at the time as they or he shall fix. For purposes of these By-laws, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. ~~Such meetings shall be held at the place, on the date and at the time as they or he shall fix.~~ Business transacted at all special meetings shall be confined to the purpose or purposes stated in the Corporation's notice of meeting.

        Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or any committee thereof or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of record of the Corporation who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation as provided for in this paragraph, who shall be entitled to vote at the meeting and who delivers a written notice to the Secretary setting forth the information required in connection with nominations for annual meetings pursuant to Section 2 of this Article II. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in the election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting if the stockholder's notice required by the preceding sentence shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which

EX B-5

public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

        To be in proper form, a request for a special meeting of stockholders submitted by one or more stockholders in accordance with the Amended and Restated Certificate of Incorporation must (a) be in writing and be delivered in person or by registered mail to the Secretary of the Corporation; (b) specify in reasonable detail the purpose(s) of and the business proposed to be conducted at the special meeting; (c) suggest a date for the special meeting, which date shall be no fewer than thirty (30) and no more than ninety (90) days from the date on which the request is delivered to the Secretary of the Corporation; and (d) contain the information required for business to be brought properly by a stockholder before the annual meeting of stockholders as set forth in Section 2 of these Bylaws. If the Board of Directors determines a shareholder request for a special meeting complies with the Amended and Restated Certificate of Incorporation and the provisions of these Bylaws, the Board of Directors shall call and send notice of a special meeting for the purpose set forth in such request within thirty (30) days of receipt of the request. The Board of Directors shall determine the date for such special meeting and the record date for stockholders entitled to notice of and to vote at such meeting. Business transacted at a special meeting requested by stockholders shall be limited to the purpose(s) stated in the request, unless the Board of Directors submits additional matters to stockholders at any special meeting requested by stockholders. In making the decision to call a special meeting in response to stockholder requests, the Board of Directors shall have discretion as to the call and purposes of a meeting and may refuse to call a meeting (a) if the meeting request relates to an item of business that is not a proper subject for stockholder action under applicable law, or (b) for a purpose identical or similar to a purpose for which a previous special meeting was held in the previous ninety (90) days or an annual meeting to be held within ninety (90) days of the date the stockholder request is made.

        Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 3.

        §4 NOTICE OF MEETINGS—Notice of the place, if any, date, and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Amended and Restated Certificate of Incorporation). When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and to vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed present and to vote at such adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting; but only those stockholders entitled to vote at the meeting as

EX B-6

originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless the Board of Directors shall fix a new record date for the adjourned meeting pursuant to these By-laws.

        §5 QUORUM—Except to the extent that the presence of a larger number may be required by law, the Amended and Restated Certificate of Incorporation or the rules of any stock exchange upon which the Corporation's securities are listed, the presence, in person or by proxy, of the holders of record of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, and every reference in these By-laws to a majority or other proportion of shares or stock (or the holders thereof) for the purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such shares or capital stock. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.

        If a quorum shall fail to attend any meeting, the chairman of the meeting or, if the chairman of the meeting so elects, the holders of a majority of the voting power of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, if any, date, or time.

        §6 ORGANIZATION—The Chairman of the Board~~, if one is elected,~~ or, in his or her absence or disability, such person as the Board of Directors may have designated or, in the absence of, or upon the failure so to delegate such a person, the Chief Executive Officer of the Corporation, shall call to order any meeting of the stockholders and act as chairman of the meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders. In the absence or disability of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman or the Chief Executive Officer appoints.

        §7 CONDUCT OF BUSINESS—Except as otherwise required by law, the Amended and Restated Certificate of Incorporation or these By-laws, the chairman of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposal or nomination shall be disregarded. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants and on stockholder approvals. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meeting of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

EX B-7

        §8 PROXIES AND VOTING—Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Each stockholder shall be entitled to vote, in accordance with the provisions of the Amended and Restated Certificate of Incorporation relating to shares of stock, the shares of stock registered in his name on the record date for the meeting, except as otherwise provided herein or required by law. Unless required by the Amended and Restated Certificate of Incorporation or applicable law, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. Every vote taken by ballots shall be counted by an inspector or inspectors appointed as provided herein.

        At every meeting of stockholders duly called and held at which a quorum is present ~~(i)~~ in all matters other than the election of directors, the vote of the holders of a majority of the voting power represented in person or by proxy at the meeting and entitled to vote on the matter ~~and (ii) in the case of the election of directors, a plurality of the votes cast at the meeting upon the election, by the holders who are present in person or by proxy and entitled to vote on the matter,~~ shall be necessary to decide the question or election, unless the question is one upon which, by express provision of applicable law, of the rules or regulations of any stock exchange applicable to the Corporation, of any regulation applicable to the Corporation or its securities, of the Amended and Restated Certificate of Incorporation or of these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question or election.

        Except as otherwise provided by these By-laws, each director shall be elected by the vote of the majority of the votes cast with respect to that director's election at any meeting for the election of directors at which a quorum is present; provided, that if, as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 8 of these By-laws, a majority of votes cast shall mean that the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election (with "abstentions" and "broker non-votes" not counted as a vote cast either "for" or "against" that director's election).

        Shares represented by a limited proxy (i.e., a proxy that by its terms, withholds authority or does not empower the holder to vote on the matter) will not be considered as part of the voting power present and entitled to vote with respect to that matter for determining whether the matter has a majority (or other required percentage) approval of the voting power present and entitled to vote on the matter. Abstentions (whether in person or by proxy) are counted as voting power present and entitled to vote on any proposal to which they relate.

        §9 STOCK LIST—A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any

EX B-8

purpose germane to the meeting for a period of at least ten days prior to the meeting, (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date) (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

        If the meeting is to be held at a place, the stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, this list shall presumptively determine the identity of the stockholders entitled to examine the list of stockholders required by this Section or entitled to vote at the meeting and the number of shares held by each of them.

        §10 REMOTE COMMUNICATION—If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

          (a)   participate in a meeting of stockholders; and

          (b)   be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication,

        provided, that

            (i)  the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

           (ii)  the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

          (iii)  if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

        §11 INSPECTORS OF ELECTION—The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a

EX B-9

reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III
BOARD OF DIRECTORS

        §1 NUMBER AND TERM—Subject to the Amended and Restated Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution adopted by a majority of the Whole Board from time to time. Each director shall be elected to serve for a term that expires at the next regular annual meeting of the stockholders and when a successor is elected and has qualified, or at the time of the earlier death, resignation, removal or disqualification of the director. Directors need not be stockholders.

        §2 CHAIRMAN—The Board of Directors may, but shall not be required to, elect a Chairman of the Board who, if so elected, shall have the powers and perform such duties as provided in these By-laws and as the Board of Directors may from time to time prescribe. The Chairman of the Board shall preside at all meetings of the Board of Directors at which he or she is present. If the Chairman of the Board is not present at a meeting of the Board of Directors, a majority of the directors present at such meeting shall elect one (1) of their members to preside.

        §3 RESIGNATION AND VACANCIES—Any director or member of a committee may resign at any time. Such resignation shall be made to the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation, in writing or by electronic transmission, and shall take effect at the time specified therein and if no time is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation. Vacancies (whether by death, resignation, disqualification, removal or other cause) and newly created directorships resulting from any increase in the authorized number of directors shall be filled in accordance with the Amended and Restated Certificate of Incorporation. Any director elected to fill a vacancy or newly created directorship shall hold office until the next regular annual meeting of the stockholders and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, disqualification or removal.

        §4 REMOVAL—Directors of the Corporation may be removed in the manner provided in the Amended and Restated Certificate of Incorporation and applicable law.

        §5 COMMITTEES—The Board of Directors may designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member or the Board of Directors to act at the committee meeting in the place of the absent or disqualified member.

EX B-10

        Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (b) adopting, amending or repealing any By-law of the Corporation. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein, by a resolution of the Board of Directors designating such committee, or required by law. Adequate provision shall be made for notice to members of all meetings; unless otherwise provided in such a resolution, at least a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present.

        §6 MEETINGS—Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if any, the Chief Executive Officer or by the Secretary of the Corporation if directed by the Board of Directors and shall be called by them on the written request of any two directors. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing notice not less than five days before the meeting or by sending notice by guaranteed overnight carrier not less than forty-eight hours before the meeting or by telephoning, hand delivering, telegraphing, faxing, e-mailing or sending by similar form of telecommunication notice or electronic transmission not less than twenty-four hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors (whether regular or special), or any committee, by means of conference telephone call or by means of other communications equipment by which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

        §7 QUORUM AND VOTING—A majority of the Whole Board shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless applicable law, the Amended and Restated Certificate of Incorporation or these By-laws shall require the vote of a greater number.

        §8 COMPENSATION—Directors shall be entitled to such compensation and fees (including reimbursement of reasonable expenses) for their services as directors or as members of committees as shall be authorized by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

        §9 ACTION WITHOUT MEETING—Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee designated by the Board of Directors, may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or transmission or

EX B-11

transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

        §10 POWERS—The Board of Directors shall have full power to manage the business and affairs of the Corporation; and all powers of the Corporation, except those specifically reserved or granted to the stockholders by statute, the Amended and Restated Certificate of Incorporation or these By-laws, are hereby granted to and vested in the Board of Directors.

ARTICLE IV
OFFICERS

        §1 OFFICERS—The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified or until their earlier resignation or removal. In addition, the Board of Directors may elect a Chairman and a Vice Chairman of the Board of Directors and such Assistant Secretaries and Assistant Treasurers, as it may deem proper. None of the officers of the Corporation need be directors. Two or more offices may be held by the same person.

        §2 OTHER OFFICERS AND AGENTS—The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

        §3 CHIEF EXECUTIVE OFFICER—The Chief Executive Officer of the Corporation shall be responsible for the general supervision of the business and affairs of the Corporation and, except as set forth in these By-laws or a resolution of the Board of Directors, of the Corporation's other officers, and shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors. He may sign, execute and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors, or by these By-laws, to some other officer or agent of the Corporation; and, in general, shall perform all duties incident to the office of Chief Executive Officer, and such other duties as from time to time may be assigned to him by the Board of Directors.

        §4 PRESIDENT—The President shall have such powers and shall perform such duties as from time to time shall be assigned to him by the Chief Executive Officer or the Board of Directors.

        §5 VICE-PRESIDENTS—Each Vice-President shall have such powers and shall perform such duties as from time to time shall be assigned to him by the Chief Executive Officer or the Board of Directors.

        §6 TREASURER—The Treasurer shall provide for the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall collect and deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors.

        The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the Chief Executive Officer, taking proper vouchers for such disbursements. He shall render to the Chief Executive Officer and the Board of Directors at meetings of the Board of Directors, or whenever the directors may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe. In addition, the Treasurer shall have such further powers and

EX B-12

perform such other duties incident to the office of Treasurer as from time to time are assigned to him by the Chief Executive Officer or the Board of Directors.

        §7 SECRETARY—The Secretary shall be present at and give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any Assistant Secretary or by any person thereunto directed by the Chief Executive Officer, or by the Board of Directors. He shall record all the proceedings of the meetings of the Corporation and of the Board of Directors in books to be kept for such purpose, and shall perform such other duties as may be assigned to him by the Chief Executive Officer or the Board of Directors. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the Chief Executive Officer, and attest the same. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Chief Executive Officer or the Board of Directors.

        §8 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES—Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Chief Executive Officer or the Board of Directors shall otherwise determine. Assistant Treasurers and Assistant Secretaries, if any, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Chief Executive Officer or by the Board of Directors.

        §9 REMOVAL AND REMOVAL—Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors. Any officer may resign at any time in the same manner prescribed under Section 3 of Article III of these By-laws.

        §10 ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS—Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any officer of the Corporation authorized by the Chief Executive Officer shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

        §11 CONTRACTS AND OTHER DOCUMENTS—The Chief Executive Officer and the Secretary, or such other officer or officers as may from time to time be authorized by the Board of Directors or any other committee given specific authority in the premises by the Board of Directors during the intervals between the meetings of the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

        §12 DELEGATION OF DUTIES—The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provisions hereof.

        §13 VACANCIES.    The Board of Directors shall have the power to fill vacancies occurring in any office.

ARTICLE V
GENERAL PROVISIONS

        §1 CERTIFICATES OF STOCK—The stock of the Corporation shall be represented by certificates unless the Board of Directors shall by resolution in accordance with applicable law provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall

EX B-13

not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board of Directors or the Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number and class of shares of stock of the Corporation owned by such holder. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

        §2 SHARES WITHOUT CERTIFICATES—If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the Delaware General Corporation Law, shall, within a reasonable time after the issue or transfer of shares without certificates, send the stockholder a written statement of the information required by the Delaware General Corporation Law. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

        §3 LOST CERTIFICATES—Unless otherwise provided by the Amended and Restated Certificate of Incorporation, a new certificate of stock or uncertificated shares may be issued in the place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, destroyed or mutilated, and (in the case of any certificate alleged to be lost, stolen or destroyed) the Board of Directors may, in its discretion, require the owner thereof or his legal representatives, to give the Corporation a bond, in such sum as the Board of Directors may direct, sufficient to indemnify the Corporation against any claim that may be made against it with respect to any such certificate, prior to the issuance of any new certificate.

        §4 TRANSFER OF SHARES—Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof (to the extend evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of capital stock of the Corporation that are not represented by a certificate shall be transferred in accordance with applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

        §5 STOCKHOLDER RECORD DATE—In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which, unless otherwise required by law, shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any such other action. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the

EX B-14

Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

        A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to an adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

        Unless otherwise restricted by the Amended and Restated Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

        §6 REGISTERED STOCKHOLDERS—Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock or notification to the Corporation of the transfer of uncertificated shares with a request to record the transfer of such share or shares, the Corporation may treat the registered owner of such share or shares as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such share or shares. To the fullest extent permitted by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

        §7 DIVIDENDS—Subject to the provisions of law and the provisions of the Amended and Restated Certificate of Incorporation or any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the Amended and Restated Certificate of Incorporation and Section 151 of the Delaware General Corporation Law, the Board of Directors may, to the fullest extent permitted by law, declare dividends upon the capital stock of the Corporation. Before declaring any dividend there may be set apart out of any funds of the Corporation legally available for dividends, such sum or sums as the Board of Directors from time to time in its discretion deem proper for working capital, future capital needs or as a reserve fund to meet contingencies or for such other purposes as the Board of Directors shall deem appropriate or in the interests of the Corporation.

        §8 SEAL—The Board of Directors may provide a suitable seal, containing the name of the Corporation and the words "CORPORATE SEAL DELAWARE". Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

EX B-15

        §9 FACSIMILE SIGNATURES—In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

        §10 RELIANCE UPON BOOKS, REPORTS AND RECORDS—Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements made to the Corporation by any of its officers, or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

        §11 FISCAL YEAR—The fiscal year of the Corporation shall end on January 31 in each year, and shall be subject to change, by resolution of the Board of Directors.

        §12 CHECKS—All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined from time to time by resolution of the Board of Directors.

        §13 NOTICE AND WAIVER OF NOTICE—Except as otherwise provided in this Section 13, whenever any notice is required to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if deposited in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise required by law.

        Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Amended and Restated Certificate of Incorporation or these By-laws, a waiver thereof in writing, or by telegraph, fax or similar form of telecommunication or electronic transmission, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business nor the purpose of any meeting needs to be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice except attendance for the sole purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

        §14 TIME PERIODS—In applying any provision of these By-laws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

        §15 SECTION HEADINGS—Section headings in these By-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

        §16 INCONSISTENT PROVISIONS—In the event that any provision of these By-laws is or becomes inconsistent with any provision of the Amended and Restated Certificate of Incorporation, the Delaware General Corporation Law or any other applicable law, such provision of these By-laws shall

EX B-16

not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VI
AMENDMENTS

        The Board of Directors is authorized to make, repeal, alter, amend change, add to and rescind, in whole or in part, these By-laws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Amended and Restated Certificate of Incorporation. ~~Notwithstanding any other provisions of these By-laws or any provision of law which might otherwise permit a lesser vote of the~~The stockholders~~, any amendment, alteration, rescission~~ may amend or repeal ~~of~~ these ~~By-laws (including, without limitation, this Article VI) or adoption of any provision inconsistent herewith by our stockholders shall require the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.~~Bylaws, or adopt new bylaws, even though the Bylaws also may be amended or repealed, or new bylaws also may be adopted, by the Board of Directors.

 ARTICLE VII
INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent trustee or representative or in any other capacity while serving as a director, officer, employee, agent trustee or representative, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in this Article with respect to proceedings to enforce rights to indemnification and "advancement of expenses" (as defined below) or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

        In addition to the right to indemnification conferred in this Article, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires or in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an

EX B-17

employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified or entitled to advancement for such expenses under this Article or otherwise. If a claim under this Article is not paid in full by the Corporation within sixty (60) days after a written claim for indemnification has been received by the Corporation, and in the case of a claim for an advancement of expenses, within twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

        The provision of indemnification to or the advancement of expenses and costs to any indemnitee under this Article, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee's capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

        Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the indemnitee as a director of the Corporation at the request of the indemnitee-related entities (as defined below), the Corporation shall be fully and primarily responsible for the payment to the indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article, irrespective of any right of recovery the indemnitee may have from the indemnitee-related entities. Under no circumstance shall the Corporation be entitled to any right of subrogation or contribution by the indemnitee-related entities and no right of advancement or recovery the indemnitee may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Corporation hereunder. In the event that any of the indemnitee-related entities shall make any payment to the indemnitee in respect of indemnification or advancement of expenses with

EX B-18

respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee against the Corporation, and the indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this paragraph of this Article, entitled to enforce this paragraph of this Article.

        For purposes of this Article, the following terms shall have the following meanings: The term "indemnitee-related entities" means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the indemnitee has agreed, on behalf of the Corporation or at the Corporation's request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation.

        The term "jointly indemnifiable claims" shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the indemnitee shall be entitled to indemnification or advancement of expenses from both the indemnitee-related entities and the Corporation pursuant to Delaware law, any agreement or certificate of incorporation, by-laws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.

        The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

        The rights conferred upon indemnitees in this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any amendment, alteration or repeal of this Article that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

EX B-19

 Exhibit C

CORPORATE GOVERNANCE GUIDLINES

EX C-1

Corporate Governance Guidelines

Original effective date:	07/14/2014
Date of last approval:	~~03/28/2017~~[•]/[•]/2018
Approved by:	Board of Directors
Business unit:	HealthEquity, Inc.
Owner:	Board of Directors
Executive sponsor:	General Counsel

1	OVERVIEW		EX C-3
2	BOARD OF DIRECTORS		EX C-3
	2.1	Role of the Board	EX C-3
	2.2	Selection of Chairman of the Board and CEO	EX C-3
	2.3	Lead Independent Director	EX C-3
	2.4	Board Access to Company Employees	EX C-4
	2.5	Board Compensation Review	EX C-4
	2.6	Stock Ownership Guidelines	EX C-4
	2.7	Size of the Board	EX C-4
	2.8	Composition of Board	EX C-4
	2.9	Definition of "Independent" for Directors	EX C-4
	2.10	Board Membership Criteria and Selection	EX C-5
	2.11	Notifying a Director of Non-Inclusion on a Proposed Slate of Directors	EX C-5
	2.12	Change in Principal Occupation or Business Affiliations	EX C-5
	2.13	Service on Other Boards	EX C-6
	2.14	Board Interaction with Third Parties	EX C-6
	2.15	~~Annual Election of~~Voting for Directors	EX C-6
	2.16	Director Orientation and Continuing Education	EX C-7
	2.17	Retirement	EX C-8
3	COMMITTEES		EX C-8
	3.1	Assignment of Committee Members	EX C-8
	3.2	Frequency and Length of Committee Meetings	EX C-8
	3.3	Committee Charters and Agendas	EX C-8
	3.4	Code of Conduct, Conflicts of Interests, Related Party Transactions and Complaints Process	EX C-9
4	BOARD, COMMITTEE AND STOCKHOLDER MEETINGS		EX C-9
	4.1	Board Meetings and Agenda Items	EX C-9
	4.2	Board Materials Distributed in Advance	EX C-9
	4.3	Regular Attendance of Management at Board Meetings	EX C-9
	4.4	Executive Sessions of Independent Directors and Audit and Risk Committee	EX C-10
	4.5	Assessing Board and Committee Performance	EX C-10
	4.6	Periodic Review of Guidelines	EX C-10
5	OVERSIGHT OF MANAGEMENT		EX C-10
	5.1	Formal Evaluation and Compensation of the CEO and Other Executive Officers	EX C-10
	5.2	Succession Planning and Leadership Development	EX C-10
	5.3	Strategic and Operating Plans	EX C-10

EX C-2

1      OVERVIEW

        The following corporate governance guidelines have been approved and adopted by the Board of Directors (the "Board") of HealthEquity, Inc. (the "Company") for the purpose of assisting the Board in its oversight of the business and affairs of the Company and the discharge of its fiduciary responsibilities.

2      BOARD OF DIRECTORS

2.1   Role of the Board

        The role of the Board is to oversee business and affairs of the Company, including the performance of the chief executive officer ("CEO") and other senior management, and to assure that the best interests of stockholders are being served. To satisfy this responsibility, the directors are expected to take a proactive approach to their duties and function as active monitors of corporate management. Accordingly, the directors provide oversight in the formulation of the long term strategic, financial and organizational goals of the Company and oversight of the Company's risk management procedures. In addition, the Board reviews and approves standards and policies to ensure that the Company is committed to achieving its objectives through the maintenance of the highest standards of responsible conduct and ethics and to assure that management carries out their day-to-day operational duties in a competent and ethical manner.

        The day-to-day business of the Company is carried out by its employees, managers and officers, under the direction of the CEO and the oversight of the Board, to enhance the long term value of the Company for the benefit of stockholders. The Board and management also recognize that creating long term enterprise value is advanced by considering the interests and concerns of other stakeholders, including the Company's employees, customers, creditors and suppliers as well as the community generally.

        The Board understands that effective directors act on an informed basis after thorough inquiry and careful review, appropriate in scope to the magnitude of the matter being considered. The directors know their position requires them to ask probing questions of management and outside advisors. The directors also rely on the advice, reports and opinions of management, counsel and expert advisers. In doing so, the Board evaluates the qualifications of those it relies upon for information and advice and also looks to the processes used by managers and advisors in reaching their recommendations. In addition, the Board has the authority to hire outside advisors at the Company's expense if they feel it is appropriate.

2.2   Selection of Chairman of the Board and CEO

        The Board will appoint a Chairman of the Board and shall appoint a CEO based upon the Board's view of what is in the best interests of the Company. The Chairman, if any, and CEO may, but need not be, the same person.

2.3   Lead Independent Director

        In order to facilitate communication between management and the outside directors, in the event that no Chairman of the Board shall have been appointed or in case the Chairman of the Board is not an independent director, the Board may in its discretion elect a "Lead Independent Director," who will have the responsibility to schedule and prepare agendas for meetings of outside directors. The Lead Independent Director will communicate with the CEO, disseminate information to the rest of the Board in a timely manner and raise issues with management on behalf of the outside directors when appropriate. In addition, the Lead Independent Director may have other responsibilities, including calling meetings of outside directors when necessary and appropriate, being available, when

EX C-3

appropriate, for consultation and direct communication with the Company's stockholders, building a productive relationship between the Board and the CEO, ensuring that the Board fulfills its oversight responsibilities in Company strategy, risk oversight and succession planning, and performing such other duties as the Board may from time to time designate. All members of the Board are encouraged to communicate with the CEO. As long as the Chairman of the Board is an independent, non-employee director, the "Lead Independent Director" responsibility may be assigned to the Chairman.

2.4   Board Access to Company Employees

        Directors should have full access to members of management, either as a group or individually, and to Company information that they believe is necessary to fulfill their obligations as directors. The directors should use their judgment to ensure that any such contact or communication is not disruptive to the business operations of the Company.

2.5   Board Compensation Review

        The Compensation Committee should conduct an annual review of director compensation. This review will include input from the Compensation Committee's compensation consultant in order to evaluate director compensation compared to other companies of like size in the industry. Any change in Board compensation shall be approved by the full Board.

2.6   Stock Ownership Guidelines

        It is the policy of the Board that all directors hold a significant equity interest in the Company. Toward this end, the Board has adopted Stock Ownership Guidelines that are applicable to each director and certain executive officers of the Company. Pursuant to the Stock Ownership Guidelines, each non-employee director is generally required to hold shares of common stock of the Company with a fair market value equal to at least five times the annual retainer for the director by the later of July 31, 2021 and five years following becoming a member of the Board. The Board recognizes that there may be instances where compliance with these guidelines may place a hardship on a director, and the Compensation Committee may grant exemptions from these guidelines as it deems appropriate and in the interest of the Company.

2.7   Size of the Board

        The size of the Board is established in accordance with the Company's Bylaws. The size of the Board may vary based upon the size of the business and the availability of qualified candidates. Board size should facilitate active interaction and participation by all directors. The Board will review from time to time the appropriateness of its size.

2.8   Composition of Board

        The Board believes that as a matter of policy there should be a majority of independent directors on the Board. Within that policy, the mix of directors should provide a range of expertise and perspective in areas relevant to the Company's business.

2.9   Definition of "Independent" for Directors

        Consistent with the criteria for independence established by the NASDAQ Global Select Stock Market ("NASDAQ"), for a director to be deemed an ~~"~~"independent director~~"~~", the Board shall affirmatively determine that the director does not have a relationship that, in the Board's opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A director shall be considered "independent" for purposes of serving on a Board committee based on the definition of independence established for such a committee by the rules of NASDAQ

EX C-4

("NASDAQ Rules") and any applicable rules and regulations of the U.S. Securities and Exchange Commission ("SEC Rules").

2.10 Board Membership Criteria and Selection

        The Nominating and Corporate Governance Committee should review issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, understanding of the Company's business, other commitments and the like, and the composition of the Board in the context of recommending a slate of directors for stockholder approval or the appointment of a director to fill a vacancy on the Board. Selection of new directors requires recommendation of a candidate by the Nominating and Corporate Governance Committee to the full Board, which has responsibility for naming new members in the event of a vacancy or expansion of the Board between annual meetings of stockholders.

        The Nominating and Corporate Governance Committee shall consider both recommendations and nominations for candidates to the Board from stockholders so long as such recommendations and nominations comply with the Certificate of Incorporation and Bylaws of the Company and applicable laws, including SEC Rules and NASDAQ Rules. Stockholders may recommend director nominees for consideration by the Nominating and Corporate Governance Committee by writing to the Secretary of the Company and providing the information required in the Company's Bylaws. Following verification of the stockholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the Nominating and Corporate Governance Committee. Stockholders who desire to nominate persons directly for election to the Board at the Company's annual meeting of stockholders must meet the deadlines and other requirements set forth in the Company's Bylaws and SEC Rules.

2.11 Notifying a Director of Non-Inclusion on a Proposed Slate of Directors

        Any proposal to decrease the size of the Board, or to substitute a new director for an existing director, or not include an existing director on a slate of director nominees for approval by the shareholders, should be made first by the Nominating and Corporate Governance Committee, then approved by the full Board. After receipt of a recommendation from the Nominating and Corporate Governance Committee, the Chairman of the Board or the Lead Independent Director should notify the director of such recommendation prior to the meeting of the Board at which the slate of nominees is proposed to be approved.

2.12 Change in Principal Occupation or Business Affiliations

        When a ~~director's~~director's principal occupation changes substantially during the ~~director's~~director's tenure on the Board, the director shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall evaluate whether the Board shall accept such resignation based on whether such individual continues to satisfy the Board's membership criteria in light of his or her new occupational status.

        In other circumstances when a director's business affiliations change substantially during the director's tenure on the Board, the director shall notify the chair of the Nominating and Corporate Governance Committee of such change and the Nominating and Corporate Governance Committee shall evaluate whether to request that the director tender his or her resignation from the Board. If the Nominating and Corporate Governance determines that it is in the best interest of the Company for such director to resign, then the chair of the Nominating and Corporate Governance Committee shall request that such director tender his or her resignation from the Board.

EX C-5

        Directors should advise the chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another corporate board.

        The Board acknowledges that requesting or accepting resignation may not be appropriate in the foregoing instances. However, the Board believes that it would be desirable at these times to consider, through the Nominating and Corporate Governance Committee, the appropriateness of the director's continued service.

2.13 Service on Other Boards

        Ordinarily, directors may not serve on the boards of more than four (4) public companies (including the Company) so as not to interfere with their service as a director of the Company.

2.14 Board Interaction with Third Parties

        The Board believes that management speaks for the Company. Individual directors may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company, but it is expected that directors would do this with knowledge of management and, in most instances, only at the request of management.

        In cases where stockholders wish to communicate directly with the non-management directors, messages can be sent by mail to HealthEquity, Inc., 15 W. Scenic Pointe Drive, Suite 100, Draper, UT, 84020, Attn: General Counsel. The General Counsel will forward the messages to the appropriate committee of the Board or non-management director.

        The Company's directors should not accept any gift of value that indicates an intent to influence improperly the normal business relationship between the Company and any supplier, customer or competitor.

2.15 ~~Annual Election of~~Voting for Directors

        Directors shall be subject to election at the annual meeting of stockholders in accordance with the terms of service specified in the Company's Certificate of Incorporation. The Board shall fill vacancies or add new directors as provided in the Company's Certificate of Incorporation and Bylaws.

        In accordance with the Company's Bylaws, each director is elected by the vote of the majority of votes cast (which means the number of votes cast "FOR" a director's election exceeds the number of votes cast "AGAINST" that director's election) with respect to that director's election at any meeting for the election of directors at which a quorum is present; provided, that if, as of a date that is fourteen (14) days in advance of the date the Company files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC, the number of nominees exceeds the number of directors to be elected (a "Contested Election"), the directors shall be elected by the vote of a plurality of the votes cast (which means that the nominees who receive the most affirmative votes are elected to serve as directors).

        Any nominee for director in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected) who receives a greater number of votes "AGAINST" his or her election than votes "FOR" such election shall, promptly following certification of the stockholder vote, offer his or her resignation to the Board unless otherwise determined by the Board in accordance with the procedures set forth below. The resignation offer shall be in writing and shall be an irrevocable resignation offer pending acceptance or rejection as provided herein.

        The Nominating and Corporate Governance Committee shall consider the resignation offer and make a recommendation to the Board the action to be taken with respect to such resignation within a

EX C-6

reasonable period of time. In deciding the action to be taken with respect to any such resignation offer, the members of the Board shall limit their consideration to determining what is in the best interests of the Company and its stockholders. In this regard, the Board should consider all factors deemed relevant, including but not limited to: (i) any stated reasons why stockholders voted against such director, (ii) any alternatives for curing the underlying cause of the "AGAINST" votes, (iii) the director's tenure, (iv) the director's qualifications, (v) the director's past and expected future contributions to the Company, and (vi) the overall composition of the Board, including whether accepting the resignation offer would cause the Company to be in violation of its constituent documents or fail to meet any applicable regulatory or contractual requirements. The Board's actions with respect to any such resignation offer may include: (i) accepting the resignation offer, (ii) deferring acceptance of the resignation offer until a replacement director with the same or similar qualifications held by the subject director can be identified and elected to the Board, (iii) maintaining the director but addressing what the Board believes to be the underlying cause of the "AGAINST" votes, (iv) resolving that the director will not be re-nominated in the future for election, or (v) rejecting the resignation offer. An accepted resignation offer will become effective immediately upon acceptance or upon such other time as determined by the Board consistent with this policy.

        A director who fails to receive a majority of the votes cast in an election that is not a Contested Election and who tenders his or her resignation pursuant to this policy shall remain active and engaged in Board activities while the Nominating and Corporate Governance Committee and the Board decide whether to accept or reject such resignation; provided, however, such director shall not be present during the deliberations or voting by the Nominating and Corporate Governance Committee or the Board as to whether to recommend or accept his or her resignation offer. However, if enough members of the Nominating and Corporate Governance Committee do not receive more "FOR" votes than "AGAINST" votes in the same uncontested election such that a quorum of the Nominating and Corporate Governance Committee cannot be attained, then the other directors who received a greater number of "FOR" votes than "AGAINST" votes in that election will be asked to consider and decide whether to accept the resignation offers of the affected directors. If only three or fewer directors did not receive more "FOR" votes than "AGAINST" votes in the same uncontested election, then all directors may participate in any discussions or actions with respect to accepting or turning down the resignation offers (except that no director will vote to accept or turn down his or her own resignation offer). Any affected director will be afforded the opportunity to provide any information or statement that he or she deems relevant.

        Following the Board's decision, the Company shall promptly disclose in a Current Report on Form 8-K filed with the SEC, the Board's decision, together with a description of the process by which the decision was made and, if applicable, the Board's reason or reasons for rejecting the tendered resignation.

        If the Board accepts a director's resignation pursuant to this Section 2.15, then the Board may fill the resulting vacancy pursuant to the Bylaws.

2.16 Director Orientation and Continuing Education

        The Company offers an orientation program for new directors. The program general includes presentations by senior management regarding the Company's strategic plans; significant operational, financial, legal, accounting and risk management issues; and management and executive officers. Further, the Company encourages directors to participate in continuing education programs focused on the Company's business and industry, committee roles and responsibilities and legal and ethical responsibilities of directors.

EX C-7

2.17 Retirement

        The Board does not believe that arbitrary term limits for directors based on age or years of service are appropriate, as they may sometimes force the Company to lose the contribution of directors who have over time developed increased insight into the Company and its operations. However, a director's service should not outlast his or her ability to contribute and consequently the Board does not believe that directors should expect to be re-nominated continually. Each director's continued tenure shall be reconsidered at the end of his or her term, taking into account such factors as the Nominating and Corporate Governance Committee and the Board deem relevant, which may include the results of the Board's most recent self-assessment, director peer evaluations and the results of voting by shareholders in director elections. It is the Board's intent to maintain a balance of directors who have longer terms of service and those who have joined more recently.

3      COMMITTEES

        The Board has three standing committees: the Audit and Risk Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. The Board will continue to delegate substantial responsibilities to each committee, and each committee should consist solely of independent directors, as defined by NASDAQ Rules, and in the case of the Audit and Risk Committee as defined in SEC Rules and NASDAQ Rules. The members of these committees shall also meet the other membership criteria specified in the respective charters for these committees. The Board may also establish and maintain other committees from time to time, as it deems necessary and appropriate to facilitate and assist in the execution of the Board's responsibilities.

3.1   Assignment of Committee Members

        Committees should be appointed (or re-appointed), and chairs of each committee designated, by the full Board, upon recommendation by the Nominating and Corporate Governance Committee, annually. While the composition of the committees of the Board should be reviewed each year to make certain that these committees are not stagnant or without fair representation, it is the Board's belief that continuity of experience in the specific functions of these committees provides a significant benefit to the stockholders and to management.

3.2   Frequency and Length of Committee Meetings

        Each committee chair, in consultation with committee members, will determine the frequency and length of meetings of his or her committee, considering all relevant factors such as the committee's mandate, nature of current committee business to be discussed and the like. Moreover, the committee chairmen should feel free to call additional committee meetings at times other than the scheduled meetings of the full Board.

3.3   Committee Charters and Agendas

        Each committee shall have its own charter, which will set forth the purpose, membership requirements, authority and responsibilities of the committee. Annually, the chair of each committee should review the existing committee charter and determine, in consultation with the rest of the committee, whether any amendments are required. Committee charters are within the scope of authority granted by the Board and should be approved by the Board. The chair of the committee, in consultation with appropriate members of management and staff, should develop the overall annual agenda to the extent it can be foreseen. In addition, each committee chair should prepare an agenda prior to each committee meeting and should consult with appropriate members of management for additional items which should be included in the agenda. Any committee of the Board is authorized to

EX C-8

engage its own outside advisors at the Company's expense, including legal counsel or other consultants, as required, provided that the committee shall promptly advise the full Board of such engagement.

3.4   Code of Conduct, Conflicts of Interests, Related Party Transactions and Complaints Process

        The Nominating and Corporate Governance Committee shall (i) periodically review and approve the Company's Code of Business Conduct and Ethics, which is applicable to directors, officers and employees; (ii) consider questions of possible conflicts of interest of directors and corporate officers; (iii) review actual and potential conflicts of interest (including corporate opportunities) of directors and corporate officers; and (iv) approve or prohibit any involvement of such persons in matters that may involve a conflict of interest or corporate opportunity. Directors may be asked from time to time to leave a Board meeting when the Board is considering a transaction in which the director (or another organization in which the director is a director or officer) has a financial or other interest.

        The Audit and Risk Committee shall review and approve any proposed related party transactions in compliance with the Company's policies and NASDAQ Rules and must report material related party transactions to the full Board and review and approve the Company's procedures for handling complaints regarding accounting or auditing matters.

4      BOARD, COMMITTEE AND STOCKHOLDER MEETINGS

        Directors are expected to prepare for, attend, and actively participate in all Board and committee meetings. As a general rule, preparation material on specific subjects should be sent to the directors in advance so that the Board meeting time may be conserved and discussion time focused on questions that the Board has about the material. On those occasions when the subject matter is too sensitive to be distributed, the subject will have to be introduced at the meeting. The Company strongly encourages directors to attend the annual meeting of stockholders.

4.1   Board Meetings and Agenda Items

        The Board shall have no less than four regularly scheduled meetings each year at which it reviews and discusses leadership continuity, management development, management reports on the performance of the Company, its plans and prospects, as well as more immediate issues facing the Company. The Chairman of the Board, if any, or, in the absence of a Chairman, the director designated by a majority of the Board to lead the applicable meeting, will set the agenda for each Board meeting. Each director is free to suggest inclusion of items on the agenda. A representative from the Company's outside counsel may be invited by the Board, when appropriate, to attend all or a portion of Board meetings. The Board will review the Company's long-term strategic plans during at least one Board meeting per year.

4.2   Board Materials Distributed in Advance

        To the extent possible, information and data which is important to the Board's understanding of matters to be discussed at the meeting and the current status of the Company's business should be distributed to the Board a sufficient number of days before the meeting to enable the directors to read and prepare for the meeting.

4.3   Regular Attendance of Management at Board Meetings

        It is anticipated that certain members of management (e.g., the Chief Financial Officer, the General Counsel and Secretary and such other members of the executive staff as the CEO may from time to time designate) will attend Board meetings on a regular basis. Other members of management and staff will attend meetings and present reports from time to time. Specifically, the Board encourages management to schedule managers to be present at Board meetings who can provide additional insight

EX C-9

into the items being discussed because of personal involvement in these areas. It is understood that Company personnel and others attending Board meetings may be asked to leave the meeting in order for the Board to meet in executive session.

4.4   Executive Sessions of Independent Directors and Audit and Risk Committee

        It is the policy of the Board to regularly have separate meeting times for independent directors without the attendance of management. Such meetings should be held following regularly scheduled meetings and at such other times as requested by an independent director.

        In addition, the Audit and Risk Committee of the Board should meet periodically with the Company's outside auditors without management present at such times as it deems appropriate.

4.5   Assessing Board and Committee Performance

        The Nominating and Corporate Governance Committee should establish an annual process for permitting the Board and each committee to conduct an assessment of its performance during the prior year. This assessment should focus on areas in which the Board or the committees believe contributions can be made going forward to increase the effectiveness of the Board or the committees. Each committee and the full Board will consider and discuss the findings of the assessments.

4.6   Periodic Review of Guidelines

        The Nominating and Corporate Governance Committee shall review these guidelines at least annually, and recommend changes to the Board as appropriate.

5      OVERSIGHT OF MANAGEMENT

5.1   Formal Evaluation and Compensation of the CEO and Other Executive Officers

        The formal evaluation of the CEO and the other executive officers should be made in the context of annual compensation review by the Compensation Committee, with appropriate input from other directors, and should be communicated to the CEO by the Chairman of the Board or the Lead Independent Director and the chair of the Compensation Committee.

5.2   Succession Planning and Leadership Development

        The Compensation Committee, in consultation with the full Board, is primarily responsible for CEO succession planning. In addition, it shall monitor succession plans for other key executives. Succession planning can be critical in the event the CEO or other key executives should cease to serve for any reason, including resignation or unexpected disability. Succession planning will address both succession in the ordinary course of business and contingency planning in the case of unexpected events. The Board believes that establishment of a strong management team is the best way to prepare for an unanticipated executive departure.

        Each year, the CEO will report to the Compensation Committee on succession planning and his or her recommendation as to a potential successor, along with a review of any development plans recommended for such individuals. The Compensation Committee will make an annual report to the Board on succession planning, and the Board will work with the Compensation Committee evaluate potential successors to the CEO. In addition, the Compensation Committee, with input from the CEO and other members of management as appropriate, will review annually the ~~Company's~~Company's program for management development and succession planning for executive officers other than the CEO. The Board will also review succession candidates for executive officers other than the CEO and other senior managers as it deems appropriate.

5.3   Strategic and Operating Plans

        At least once a year, the Board will review the ~~Company's~~Company's strategy and operating plans and provide input to management. The Board will regularly monitor the ~~Company's~~Company's performance with respect to these plans.

EX C-10

Exhibit D

NON-GAAP FINANCIAL INFORMATION

        To supplement our financial information presented on a GAAP basis, we disclose Adjusted EBITDA, which is a non-GAAP financial measure. We define Adjusted EBITDA as adjusted earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, and other certain non-operating items.

        This non-GAAP financial measure should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. The Company cautions investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. Whenever we use a non-GAAP financial measure, we provide a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measure and the reconciliation of the non-GAAP financial measure to its most directly comparable GAAP financial measure as detailed in the tables below.

Net income reconciliation to Adjusted EBITDA

	Fiscal Year Ended January 31,
(in thousands)	2018	2017
Net income	$47,362	$26,376
Interest income	(734)	(531)
Interest expense	274	275
Income tax provision	4,827	13,744
Depreciation and amortization	11,089	8,889
Amortization of acquired intangible assets	4,863	4,297
Stock-based compensation expense	14,310	8,398
Other(1)	2,689	1,348

Adjusted EBITDA	$84,680	$62,796

(1)
For the years ended January 31, 2018 and 2017, Other consisted of non-income based taxes of $439 and $358, acquisition-related costs of $2,197 and $631, and other costs of $53 and $359, respectively.

EX D-1